Preliminary Offering Circular, Dated March 16, 2018

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

GENERATION INCOME PROPERTIES, INC.

$20,000,000

4,000,000 SHARES OF COMMON STOCK

$5.00 PER SHARE

Explanatory Note

This Offering Circular is part of the post-qualification amendment we filed in order to update the financial statements contained herein in accordance with Rule 252(f)(2)(i) of Regulation A. In addition to updating the financial statements presented herein, this amendment updates portfolio, financial and statistical data, updates the plan of distribution, and extends the offering termination date to May 1, 2018. All material terms of this offering otherwise remain the same.

Generation Income Properties, Inc., a Maryland corporation, is an internally managed net lease company organized in June 2015 to opportunistically acquire and invest in freestanding, single-tenant commercial properties net leased to investment grade tenants.

This offering circular constitutes the initial public offering (“IPO”) of GENERATION INCOME PROPERTIES, INC. (the “Company”, “us”, “we”) common stock. This offering is being conducted pursuant to an exemption from registration under Regulation A of the Securities Act of 1933, as amended.

We are offering 4,000,000 shares of our common stock at an offering price of $5.00 per share for a total amount of $20,000,000. We do not intend to use an underwriter or broker dealer in connection with this offering. We will offer on a “best efforts” basis, up to 4,000,000 shares of our common stock, par value $0.01 per share, to purchasers in this offering, to be issued in one or more closings. As of the date of this offering circular we have issued 791,267 shares of common stock in exchange for gross proceeds totaling $3,956,335. Prior to this offering, there has been no public market for our common shares. Our sole executive officer will use his best efforts to sell the securities offered. There is no requirement to sell any specific number or dollar amount of securities and we may sell less than $20 million of our common stock. We will pay all expenses incurred in this offering.

The sale of shares pursuant to this offering began on approximately March 3, 2016, and, upon qualification of the post-qualification amendment to our offering statement of which this offering circular is a part, will continue until the earlier of (i) the date on which all of the shares offered hereby have been sold, or (ii) May 1, 2018. We may, however, terminate the offering at any time and for any reason. At this time, there is no public trading market for shares of our common stock. There is no minimum required sale.

We intend to elect and qualify to be taxed as a real estate investment trust (“REIT”), for federal income tax purposes. To assist us in qualifying as a REIT, among other reasons, ownership of our outstanding common shares by any person is limited to 9.8%, subject to certain exceptions. In addition, our articles of incorporation contain various other restrictions on the ownership and transfer of our common shares.

Our director and president, David Sobelman, will be responsible for marketing and selling these securities.  The securities are offered on a best efforts basis, which means that Mr. Sobelman will use his best efforts to sell the common shares to the public. The shares will be offered at a fixed price of $5.00 per share for the duration of the offering, and there will be no minimum number of shares required to be sold to close the offering. Any funds received from the sale of shares will be immediately available for use by us.

SHARES OFFERED	PRICE TO	SELLING AGENT	PROCEEDS TO
BY COMPANY	PUBLIC	COMMISSIONS (1)	THE COMPANY(2)
Per Share	$5.00	$0.00	$5.00
Minimum Purchase	None	$0.00	Not applicable
Total (4,000,000 shares)	$20,000,000	$0.00	$20,000,000

(1)	We do not intend to use commissioned sales agents or underwriters.
(2)

Does not include expenses of the offering including approximately $100,000 from the proceeds of the offering to reimburse Mr. Sobelman for legal, accounting, and sales and marketing expenses he incurred on our behalf in connection with the formation of our company and this offering.

The proceeds from the sale of the securities will be placed directly into our account. All proceeds from the sale of the securities are non-refundable, except as may be required by applicable law. We intend to apply for quotation of our common stock on the over-the-counter market (“OTC”) through the OTC Bulletin Board (“OTCBB”), or OTC Markets Group OTCQX or OTCQB. We will require the assistance of a market-maker to apply for quotation and there is no guarantee a market-maker will assist us.

Investing in our common shares involves risks. You should read the section entitled “Risk Factors” beginning on page 11 of this prospectus to read about factors you should consider before investing in our common shares, including:

•

Our president will face conflicts of interest, since he is our sole officer and directors and owns the majority interest in and serves as the managing member of 3 Properties, LLC, a real estate investment brokerage firm.

•	We currently have no employees and will initially rely on our sole officer and director and other paid outside consultants to manage our business and assets.
•

We have no prior operating history and there is no assurance that we will be able to achieve our investment objectives. We may change our operational policies (including our investment guidelines, strategies and policies) without stockholder consent at any time.

•	Because this is a “blind pool” offering, you will not have the opportunity to evaluate our investments before we make them. We currently own one property and have one property under contract.
•	We may pay distributions from sources other than cash flow from operations, including, without limitation, the sale of assets, borrowings or offering proceeds.
•

You may not own more than 9.8% in value of the outstanding shares of our common stock or more than 9.8% of the number or value of any class or series of our outstanding shares of stock. Therefore, your ability to control the direction of our company will be limited.

•

We cannot guarantee that a liquidity event will occur. Our shares will not be listed at the time of purchase and you will have no immediate liquidity until such time as our shares are listed, if at all, on a registered national securities exchange upon qualification or for quotation on the Over-The-Counter Bulletin Board.

•

Qualifying as a REIT involves highly technical and complex provisions of the Internal Revenue Code, and our failure to qualify as a REIT or remain qualified as a REIT would subject us to U.S. federal income tax and applicable state and local taxes, which would reduce the cash available for distribution to our stockholders.

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, which became law in April 2012, and will be subject to reduced public company reporting requirements. See “Jumpstart Our Business Startups Act” contained herein.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

You should rely only on the information contained in this offering circular. We have not authorized anyone to provide you with information different from that contained in this prospectus.

[2]

TABLE OF CONTENTS

PROSPECTUS SUMMARY	4

THE OFFERING	9

RISK FACTORS	11

OUR BUSINESS	31

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	40

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	53

DESCRIPTION OF SHARES	56

OUR OPERATING PARTNERSHIP AND THE PARTNERSHIP AGREEMENT	61

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS	63

ERISA CONSIDERATIONS	81

EXPERTS	86

WHERE YOU CAN FIND MORE INFORMATION	86

REPORTS TO SHAREHOLDERS	86

INDEX TO FINANCIAL STATEMENTS	F-1

[3]

ABOUT THIS OFFERING CIRCULAR

You should rely only on the information contained in this offering circular. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we, nor anyone working on our behalf, are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this offering circular prepared by us is accurate only as of their respective dates or on the date or dates which are specified in these documents. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

MARKET DATA

We use market data and industry forecasts and projections throughout this offering circular, and in particular in the sections entitled “Prospectus Summary,” “Market Opportunity” and “Business and Properties.” We have obtained substantially all of this information from independent industry sources and publications as well as from research sources prepared by third party industry sources. Any forecasts are based on data (including third party data), models and experience of various professionals, and are based on various assumptions, all of which are subject to change without notice. In addition, we have obtained certain market and industry data from publicly available industry publications.  We believe that the surveys and market research others have performed are reliable, but we have not independently verified this information.

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you should consider before investing in our common shares. You should read the entire prospectus, including “Risk Factors,” before making a decision to invest in our common shares. Unless the context suggests otherwise, references in this prospectus to “our company,” “we,” “us” and “our” mean Generation Income Properties, Inc. a Maryland real estate investment trust, and our consolidated subsidiaries, including Generation Income Properties, L.P., a Delaware limited partnership, the subsidiary through which we will conduct our business and which we refer to as our operating partnership, except where it is clear from the context that the term means only the issuer of the common shares, Generation Income Properties, Inc.

Our Company

We are an internally managed Maryland real estate investment trust (“REIT”) focused on acquiring and investing in net lease commercial retail, office and industrial properties located primarily in major cities in the United States.  We were incorporated in June 2015, by our Chairman and President, David Sobelman, who has over 15 years of experience in the net lease real estate business and a successful track record operating two brokerage and advisory firms solely focused on net lease investments.

We intend to use substantially all of the net proceeds from this offering to acquire and operate a portfolio of commercial real estate consisting primarily of freestanding, single-tenant commercial properties.  Because we did not identify any specific properties to purchase, prior to commencing our offering we are considered to be a blind pool.

As of the date of this offering circular we own one property and have one property under contract. On June 29, 2017, through a wholly owned subsidiary of our Operating Partnership, we purchased our first net lease asset with proceeds from the offering for $2,480,000 in cash plus closing costs.  The property, on the ground floor of a new construction residential condominium building completed in 2016 is Unit 1A in the Quincy at Fourteenth Condominium at Quincy Street, NW, and 3707 14th Street, NW, Washington, D.C., it is located in the center of Washington D.C., approximately 3 miles north of the White House. Our tenant at this location is a corporate owned 7-Eleven convenience store.  7-Eleven, Inc. has an AA- credit rating from Standard & Poor’s.

On June 6, 2017, through our Operating Partnership, we entered into a contract to purchase a net lease property which completed construction in February 2018 in Tampa, FL.  The free-standing, single tenant building was built to accommodate a Starbucks coffee.  The property is located in the center of South Tampa in Tampa, FL and is located on a redeveloped property which replaces an approximately 50 year old building prior to construction of the new Starbucks building.  Starbucks will operate and guarantee the 10-year lease (commencing upon the date that Starbucks is able to move into the location and begin operations).  Starbucks has an A- credit rating from Standard & Poor’s.  The purchase price is approximately $3,475,000 in cash plus closing costs and we expect to close on the property by the first quarter of 2018.

We have been organized and intend to operate in conformity with the requirements for qualification and taxation as a REIT under U.S. federal income tax laws, commencing with our taxable year ended December 31, 2018, and we expect to satisfy the requirements for qualification and taxation as a REIT under the U.S. federal income tax laws for our taxable year ending December 31, 2018, and subsequent taxable years.

[4]

Market Opportunity

We believe that there is a current trend to purchase U.S. net lease properties that provide the highest return possible, which in our estimation causes investors to purchase assets in less desirable locations with lower real estate values.  In our estimation, this leaves an opportunity to purchase prime net lease real estate assets that are not being sought out by institutional owners.  With the vast amount of similar REITs currently seeking assets that provide an immediate return, we believe that many assets are being overlooked.  By contrast, we will be searching for assets that have a significant potential for long-term real estate appreciation, followed by a high credit rated tenant with a long-term, net lease.  Other REITs, and even some private investors, are placing their investment focus on the initial return that is received when purchasing a specific property.  Therefore, we believe that the market opportunity lies within uncovering assets that are overlooked by other institutional and private investors as they may not fit within their short-term higher return parameters.

Competitive Strengths

We expect the following factors will benefit our company as we implement our business strategy:

•

Experienced Leadership.  We are led by our Chairman and President, David Sobelman. Mr. Sobelman has an extensive track record and substantial experience in the net lease industry. Mr. Sobelman founded 3 Properties, LLC, a Florida limited liability company, in 2017.  3 Properties is a multidisciplinary real estate brokerage and advisory firm focusing on net lease investments.  Prior to 3 Properties, Mr. Sobelman co-founded Calkain Companies, LLC, a Virginia limited liability company. Calkain is a real estate firm also focusing exclusively on the net lease market. Mr. Sobelman wrote The Little Book of Triple Net Lease Investing, first and second editions, the first book ever written on the single tenant investment market as well as The Little Book on Urban Net Lease Investments, is a featured speaker at real estate conferences in the United States and abroad. Mr. Sobelman is also frequently quoted in The Wall Street Journal, Forbes, Fortune and various regional real estate trade publications. Mr. Sobelman regularly advises executive management of other real estate investment trusts and has moderated numerous conference panel discussions on REITs.  Through his past professional experiences, Mr. Sobelman has developed an outstanding reputation in the net lease market as well as garnered strong relationships with net lease owners, management companies, brand companies, brokers, lenders and institutional and private investors, attorneys and accountants.

•

Proven Acquirer with Strong Track Record of Growth.  Throughout his career, Mr. Sobelman has helped acquire, redevelop, and reposition net lease properties.  Mr. Sobelman has managed or overseen  over 1,000 single-tenant net lease transactions and has been involved in about $10 billion in transactions during his tenure in the net lease real estate brokerage business.

•

Focused Property Investment Strategy.  We intend to invest primarily in assets that are geographically located in prime markets throughout the United States, with an emphasis on the major primary and coastal markets, where we believe there are greater barriers to entry for the development of new net lease properties.

•

Prudent Capital Structure. We expect to maintain a low-leverage capital structure and intend to limit the sum of the outstanding principal amount of our consolidated indebtedness over the long-term.  At this time we have no plans to issue any preferred stock. Our Board may modify or eliminate these limitations at any time without the approval of our shareholders.

Business Strategy and Investment Criteria

We intend to invest in net lease properties located primarily in major U.S. cities, with an emphasis on the major primary and coastal markets. We believe these markets have the most stable and predictable income and growth in value over a long period of time.  We believe our target markets, including the coastal cities, are characterized by barriers to entry due to less supply of quality properties and that long-term real estate value and rental rate growth potential of net leases will likely continue to outperform the national average, as they have historically. According to research from Real Capital Analytics and our President’s industry knowledge, dense, infill real estate has historically proven to have increased, long-term real estate values as well as rental rate growth.

We will utilize extensive research to evaluate any target market and property, including a detailed review of the long-term economic outlook, trends in local demand generators, competitive environment, property systems and physical condition, and property financial performance. Specific acquisition criteria may include, but are not limited to, the following:

•	premier locations, facilities and other competitive advantages not easily replicated;

•	barriers to entry in the market, such as scarcity of development sites, regulatory hurdles and long lead times for new development;

[5]

•	potential return on investment initiatives, including redevelopment, improvements, and expansion;

•	opportunities to implement value-added operational improvements; and

•	strong demand growth characteristics supported by favorable demographic indicators.

Initially, we do not intend to engage in significant development or redevelopment of net lease properties. However, we may engage in partial redevelopment and repositioning of certain properties, as we seek to maximize the financial performance of properties that we plan to acquire. In addition, we may acquire properties that require significant capital improvement, renovation or refurbishment.

Financing Strategies

Our anticipated long-term goal is to maintain a lower-leveraged capital structure.  However, we anticipate in the early stages of our business, with respect to assets either acquired with debt financing or refinanced, the debt financing amount generally could be up to approximately 75% of the acquisition price of a particular asset; provided, however, we are not restricted in the amount of leverage we may use to finance an asset and certain assets may be more highly leveraged. Over time, we intend to reduce our debt positions through financing our long-term growth with equity issuances and some debt financing having staggered maturities. Our debt may include mortgage debt secured by our properties and unsecured debt.  Over a long term period we intend to maintain lower levels of debt encumbering the REIT, its assets and/or the portfolio.

In June 2017, we received a $5,000,000 revolving line of credit from a commercial bank.  We have not utilized any of our line of credit as of the date of this offering statement.  The line is non-recourse and secured by the assets of GIP and matures in June 2019.  We intend to repay amounts outstanding under any credit facilities as soon as reasonably possible. No assurance can be given that we will be able to obtain additional credit facilities.  We anticipate utilizing this revolving credit facility to potentially fund future acquisitions (following investment of the net proceeds of this offering), return on investment initiatives and working capital requirements.

When purchasing net lease properties, we may issue limited partnership interests in our operating partnership as full or partial consideration to sellers who may desire to take advantage of tax deferral on the sale of a net lease or to participate in the potential appreciation in value of our common shares.

Executive Management Team

David Sobelman, our Chairman and President, founded us after working in the commercial real estate business for almost 15 years. Mr. Sobelman has held various roles within the single tenant, net lease commercial real estate investment market, including investor, asset manager, broker, owner, analyst and advisor.  In 2017, Mr. Sobelman founded 3 Properties, LLC, a multidisciplinary real estate brokerage and advisory firm focused on net lease investments.  Prior to founding 3 Properties, Mr. Sobelman in 2005, co-founded Calkain Companies, a real estate brokerage firm focused on net lease investments.  During his tenure, Mr. Sobelman co-managed the company which grew from two employees to over 40 and 9 offices. Mr. Sobelman began his career in real estate in 2003 as an analyst at the firm of Grubb & Ellis, now Newmark Grubb Knight Frank, one of the largest commercial real estate advisory firms in the world.  In 2000, Mr. Sobelman was appointed as the Confidential Aide to the U.S. Secretary of Health and Human Services and prior to this appointment; in 1998 he was a member of the Presidential advance team at the White House in Washington, D.C.  During this time Mr. Sobelman was responsible for Presidential travel and logistics domestically and internationally.  Mr. Sobelman wrote The Little Book of Triple Net Lease Investing, the first book ever written on the single tenant investment market, which is currently in its second edition.  Mr. Sobelman as subsequently wrote his third book entitled The Little Book of Urban Net Lease Invesments.  Mr. Sobelman is a featured speaker at conferences in the United States and abroad. Mr. Sobelman has been quoted or referred to in articles in The Wall Street Journal, Forbes, Fortune and various regional real estate trade publications.

Summary Risk Factors

An investment in our common shares involves various risks. You should carefully consider the matters discussed in “Risk Factors” beginning on page 12 of this prospectus before you decide whether to invest in our common shares. Some of the risks include the following:

•

Our president will face conflicts of interest, since he is our only executive officer and owns an interest in and serves as the managing member of 3 Properties, LLC, a real estate investment brokerage firm. We also may use 3 Properties, LLC as a brokerage agent in connection with assisting us to identify and purchase properties as well as the possibility of using 3 Properties, LLC for asset management.

[6]

•

We may be subject to conflicts of interest arising out of our working with 3 Properties and their affiliates. Any of our agreements and arrangements with such parties, including those relating to compensation, payable by us to 3 Properties or its affiliates that may not be on terms that would result from arm’s-length negotiations between unaffiliated parties, and (2) conflicts related to compensation received by our sole-officer and director from 3 Properties.

•

We currently have no employees and will initially rely on sole officer and directors and other paid outside consultants, lawyers and accountants until, due to our growth we need paid employees or an external management contract with fees.

•	We have limited operating history, and limited capitalization.

•

We only own one initial property and should not be considered diversified. We currently have one additional investment opportunity under contract, but investors will not have the opportunity to review investments to be made with our additional net proceeds prior to our making them.

•

There is no assurance that we will be able to achieve our investment objectives; we may change our operational policies (including our investment objectives, strategies and policies) without stockholder consent at any time.

•

This is considered a blind pool offering since we have not identified any properties to acquire, apart from one investment we have already made and one potential investment identified and under contract, with the proceeds of this offering,As a result, you will be unable to evaluate the economic merit of all of our future investments prior to our making them and there may be a substantial delay in receiving a return, if any, on your investment.

•

You may not own more than 9.8% in value of the outstanding shares of our common stock or more than 9.8% of the number or value of any class or series of our outstanding shares of stock. Therefore, your ability to control the direction of our company will be limited.

•

This is a best efforts offering and we might not sell all of the shares being offered. If we raise substantially less than the maximum offering, we may not be able to invest in a diverse portfolio of properties, and the value of your investment may vary more widely with the performance of specific properties. There is a greater risk that you will lose money in your investment if we cannot diversify our portfolio of investments by geographic location, tenant mix and lease terms.

•

Our shares will not be listed at the time of purchase and you will have no immediate liquidity until such time as our shares are listed on a registered national securities exchange upon qualification or for quotation on the Over-The-Counter Bulletin Board (OTCBB) or OTC Markets Group OTCQB or OTCQX.

•

If we fail to continue to qualify as a REIT for federal income tax purposes or if we qualify and subsequently lose our REIT status, our operations and ability to make distributions to our stockholders would be adversely affected.

•

Our Board has the authority to designate and issue one or more classes or series of preferred stock without stockholder approval, with rights and preferences senior to the rights of holders of common stock, including rights to payment of distributions. If we issue any preferred shares, the amount of funds available for the payment of distributions on the common stock could be reduced or eliminated.

•	Our shares should be considered as having only limited liquidity and at times may be illiquid. We are not required to provide a liquidity event to our shareholders.

•

We may pay distributions from sources other than cash flow from operations, including, without limitation, the sale of assets, borrowings or offering proceeds. To the extent we pay distributions from sources other than our cash flows from operating activities, we may have less funds available for the acquisition of properties, and your overall return may be reduced.

Our Organizational Structure

We were formed as a Maryland Corporation on June 19, 2015. We are the sole general partner of Generation Income Properties, L.P., the subsidiary through which we will conduct substantially all of our operations and make substantially all of our investments and which we refer to as our “Operating Partnership”. We will contribute to our Operating Partnership the net proceeds of this offering as our initial capital contribution in exchange for substantially all of the limited partnership interests in our Operating Partnership.

[7]

Because we will conduct substantially all of our operations through the Operating Partnership, we are considered an UPREIT.  UPREIT stands for “Umbrella Partnership Real Estate Investment Trust.” We use an UPREIT structure because a sale of property directly to a REIT generally is a taxable transaction to the selling property owner. In an UPREIT structure, a seller of a property that desires to defer taxable gain on the sale of its property may transfer the property to the UPREIT in exchange for limited partnership units in the UPREIT and defer taxation of gain until the seller later exchanges its UPREIT units on a one-for-one basis for REIT shares. If the REIT shares are publicly traded, at the time of the exchange of units for shares, the former property owner will achieve liquidity for its investment. Using an UPREIT structure may give us an advantage in acquiring desired properties from persons who may not otherwise sell their properties because of unfavorable tax results.

In the future we may issue limited partnership interests in our Operating Partnership as consideration for the purchase of net lease properties or in connection with an equity incentive plan.

The following chart shows the current structure of our company:

(1)	Upon completion of this offering, we will issue an aggregate of 200,000 LTIP units to Mr. Sobelman, our sole officer and director.

(2)

As of the date of this offering statement the Company has formed two Property-Owning Entities GIPDC 3707 14th Street, LLC and GIPFL 1300 S Dale Mabry, LLC.  Each of the Property-Owning Entities is 100% owned and operated by our Operating Partnership.

Tax Status

We intend to elect to be taxed as a REIT for federal income tax purposes commencing with our taxable year ending on December 31, 2018. Our qualification as a REIT will depend upon our ability to meet, on a continuing basis, through actual investment and operating results, various complex requirements under the Internal Revenue Code of 1986, as amended (“the Code”) relating to, among other things, the sources of our gross income, the composition and values of our assets, our distribution levels and the diversity of ownership of our shares. We believe that we will be organized in conformity with the requirements for qualification as a REIT under the Code and that our intended manner of operation will enable us to meet the requirements for qualification and taxation as a REIT for federal income tax purposes commencing with our taxable year ending December 31, 2018 and continuing thereafter.

[8]

As a REIT, we generally will not be subject to federal income tax on our REIT taxable income that we distribute currently to our shareholders. Under the Code, REITs are subject to numerous organizational and operational requirements, including a requirement that they distribute each year at least 90% of their taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gains. If we fail to qualify for taxation as a REIT in any taxable year and do not qualify for certain statutory relief provisions, our income for that year will be taxed at regular corporate rates, and we will be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. Even if we qualify as a REIT for federal income tax purposes, we may still be subject to state and local taxes on our income and assets and to federal income and excise taxes on our undistributed income.

Distribution Policy

We intend to make distributions consistent with our intent to be taxed as a REIT under the Code. We intend to make regular quarterly distributions to our shareholders beginning at such time as our board of directors (“Board”) determines that we have acquired properties generating sufficient cash flow to do so. Until we invest a substantial portion of the net proceeds of this offering, we expect our distributions will be nominal. We cannot predict the timing of our investments or when we will commence paying quarterly distributions.

In order to qualify for taxation as a REIT, we intend to make annual distributions to our shareholders of at least 90% of our taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gains. We cannot assure you as to when we will begin to generate sufficient cash flow to make distributions to our shareholders or our ability to sustain those distributions. Distributions will be authorized by our Board and declared by us based upon a variety of factors deemed relevant by our directors. Distributions to our shareholders out of our earnings and profits generally will be taxable to our shareholders as ordinary income.

Restrictions on Ownership of Our Common Shares

Due to limitations on the concentration of ownership of REIT stock imposed by the Code, our charter generally prohibits any person from actually, beneficially or constructively owning more than 9.8% in value or number of shares, whichever is more restrictive, of the outstanding shares of our common stock or more than 9.8% in value of the aggregate outstanding shares of all classes and series of our stock (the “Ownership Limits”).

THE OFFERING

Common Stock Offered:	4,000,000 shares
Common Stock outstanding before this Offering:	1,000,000
Common Stock to be Outstanding after this Offering:	5,000,000 common shares will be issued and outstanding if we sell all of the shares in this offering.
The minimum number of Common Stock to be sold in this Offering:	None
Price per Share:	$5.00
Market for the Common Stock

There is no public market for the common shares.

We may not be able to meet the requirement for a public listing or quotation of our common stock.  Further, even if our common stock is quoted or granted listing, a market for the common shares may not develop.

The offering price for the shares will remain $5 per share for the duration of the offering.

[9]

Use of Proceeds:

We will receive all proceeds from the sale of the Common Stock.  We intend to contribute the net proceeds of this offering, minus the costs associated with this offering, to our operating partnership. Our operating partnership will invest these net proceeds in net lease properties in accordance with our investment strategy described in this prospectus and for general business purposes.  We will use approximately $100,000 of the proceeds to reimburse Mr. Sobelman for the legal, accounting, and sales and marketing expenses he incurred on our behalf in connection with the formation of our company and this offering.

Selling Securityholders:	There are no selling securityholders in this offering.
Risk Factors:

Investing in our common stock involves risks. You should carefully read and consider the information set forth under the heading “Risk Factors” beginning on page 12 and other information included in this prospectus before investing in our common stock.

Termination Date

We currently expect that this offering shall remain open until the date when the sale of all 4,000,000 shares is completed; provided, however, the offering shall terminate by May 1, 2018. We reserve the right to terminate this offering for any reason at any time.

Tier 2 Offering under Regulation A+

This is a Regulation A+ Tier 2 offering where the securities will not be listed on a registered national securities exchange upon qualification.  However, we intend to apply for our common stock to become eligible for quotation on the OTC through the OTCBB, the OTCQX or the OTCQB upon the termination of this offering. There is no guarantee that we will be quoted or listed or that a market will develop.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Emerging Growth Company

The Jumpstart Our Business Startups Act, or the JOBS Act, was enacted in April 2012 with the intention of encouraging capital formation in the United States and reducing the regulatory burden on newly public companies that qualify as “Emerging Growth Companies.”  We meet the definition of an emerging growth company within the meaning of the JOBS Act.  As an emerging growth company, we may take advantage of certain exemptions from various public reporting requirements and so long as we qualify  as an emerging growth company, we will, among other things:

•	be temporarily exempted from the internal control audit requirements under Section 404(b) of the Sarbanes-Oxley Act;

•	be temporarily exempted from various existing and forthcoming executive compensation-related disclosures, for example: “say-on-pay”, “pay-for-performance”, and “CEO pay ratio”;

•

be temporarily exempted from any rules that might  be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or supplemental auditor discussion and analysis reporting;

•

be temporarily exempted from having to solicit advisory say-on-pay, say-on-frequency and say-on-golden-parachute shareholder votes on executive compensation under Section 14A of the Securities Exchange Act of 1934, as amended;

•	be permitted to comply with the SEC’s detailed executive compensation disclosure requirements on the same basis as a smaller reporting company; and

•	be permitted to use any extended transition periods allowed by new or revised accounting standards that have different effective dates for public and private companies.

[10]

We will continue to be an emerging growth company until the earliest of:

•	the last day of the fiscal year during which we have annual total gross revenues of $1 billion or more;

•	the last day of the fiscal year following the fifth anniversary of the first sale of our common equity securities in an offering registered under the Securities Act;

•	the date on which we issue more than $1 billion in non-convertible debt securities during a previous three-year period; or

•	the date on which we become a large accelerated filer, which generally is a company with a public float of at least $700 million (Exchange Act Rule 12b-2).

Section 107 of the JOBS Act provides that an emerging growth company can elect to take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the extend transition period provided under Section 107 of the JOBS Act.

Our Information

We were incorporated in Maryland on June 19, 2015.  Our business and registered office is located at 401 East Jackson Street, Suite 3300, Tampa, Florida  33602. Our office space has been provided free of charge by David Sobelman, our sole director and officer. Our telephone number is (813) 448-1234; our main email address is: ds@gipreit.com.

RISK FACTORS

An investment in our common shares involves risks. In addition to other information in this prospectus, you should carefully consider the following risks before investing in our common shares offered by this prospectus. The occurrence of any of the following risks could materially and adversely affect our business, prospects, financial condition, results of operations and our ability to make cash distributions to our shareholders, which could cause you to lose all or a significant portion of your investment in our common shares. Some statements in this prospectus, including statements in the following risk factors, constitute forward-looking statements.

Risks Related To Our Financial Condition

Because there is no required minimum proceeds we can receive from this offering, the company may not raise sufficient capital to implement its planned business and your entire investment could be lost.

This offering is being made on a best-efforts basis and there is no minimum amount of proceeds we may receive and all funds raised regardless of the amount will be available to us. In the event that we do not raise sufficient capital to implement our planned operations, your entire investment could be lost.

We have not generated any profit to date and have incurred primarily losses since inception.

We generated no revenues as of December 31, 2016 and we have cumulative net losses of approximately $285,650 from inception to December 31, 2016.  As of the date of this offering statement we’ve generated approximately $100,000 in revenue attributed to rental income from our first investment.

Risks Related To This Offering

We are selling shares in this offering without using the traditional services of an underwriter, and there is a risk that we will be unable to sell the shares we are offering.

This offering is a self-underwritten offering, and therefore there is no guarantee that we will sell all or any part of the shares offered in this offering. We will require additional funding to continue our business, and there is no assurance that we will be able to locate additional funding.

[11]

Because there is no public trading market for our common stock, you may not be able to resell your stock.

We intend to apply for quotation of our common stock quoted on the OTC through the OTCBB, OTCQX, or OTCQB. This process takes at least 60 days and the application must be made on our behalf by a market maker. Our stock may be listed or traded only to the extent that there is interest by broker-dealers in acting as a market maker. Despite our best efforts, we may not be able to convince any broker/dealers to act as market-makers and make quotations on the OTC. We may consider pursuing a listing on the OTCBB, OTCQB or OTCQX after this registration becomes effective and we have completed our offering.

If our common stock becomes listed and a market for the stock develops, the actual price of our shares will be determined by prevailing market prices at the time of the sale. We cannot assure you that there will be a market in the future for our common stock. The trading of securities on the OTC is often sporadic and investors may have difficulty buying and selling our shares or obtaining market quotations for them, which may have a negative effect on the market price of our common stock. You may not be able to sell your shares at their purchase price or at any price at all.

Investing in our company may result in an immediate loss because buyers may pay more for our common stock than the pro rata portion of the assets are worth.

We have only a limited operating history with nominal earnings; therefore, the price of the offered shares is not based on any data. The offering price and other terms and conditions regarding our shares have been arbitrarily determined and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. No investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares. The offering price will not change for the duration of the offering even if we obtain a listing on any exchange or become quoted on the OTCBB, OTCQX or OTCQB.  The Company’s sole officer and director paid $.01 per share, a difference of $4.99 per share lower than the share price in this offering.

Because we have 110,000,000 authorized shares of stock, management could issue additional shares, diluting the current shareholders’ equity.

We have 100,000,000 authorized shares of common stock and 10,000,000 authorized shares of preferred stock, of which only 1,000,000 shares of common stock are currently issued and outstanding and if all the shares offered are sold in this offering, then only 5,000,000 shares of common stock will be issued and outstanding after this offering terminates. Our management could, without the consent of the existing shareholders, issue substantially more shares of common stock, causing a large dilution in the equity position of our current shareholders. Additionally, large share issuances would generally have a negative impact on our share price. It is possible that, due to additional share issuance, you could lose a substantial amount, or all, of your investment.

In the event that our shares are traded, they may trade under $5.00 per share and thus will be a penny stock. Trading in penny stocks has many restrictions and these restrictions could severely affect the price and liquidity of our shares.

In the event that our shares are traded, and our stock trades below $5.00 per share, our stock would be known as a “penny stock”, which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The U.S. Securities and Exchange Commission (the “SEC”) has adopted regulations which generally define a “penny stock” to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a “penny stock”. A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities.

In addition, he must receive the purchaser’s written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the “penny stock” rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of shares of our common stock to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is often volatile and you may not be able to buy or sell the stock when you want to.

[12]

An investment in our shares will have limited liquidity and we are not required, through our charter or otherwise, to provide for a liquidity event.

We cannot guarantee that a liquidity event will occur. Our shares will not be listed at the time of purchase and you will have no immediate liquidity until such time as our shares are listed, if at all, on a registered national securities exchange upon qualification or for quotation on the Over-The-Counter market. In addition, we are not obligated, through our charter or otherwise, to effectuate a liquidity event and may not effect a liquidity event. If we do not effect a liquidity event, it will be very difficult for you to have liquidity for your investment in the shares of our common stock.

As we may be unable to create or sustain a market for the company’s shares, they may be extremely illiquid.

If no market develops, the holders of our common stock may find it difficult or impossible to sell their shares. Further, even if a market develops, our common stock will be subject to fluctuations and volatility and we cannot apply directly to be quoted on the Over-The-Counter market (OTC). Additionally, the stock may be quoted or traded only to the extent that there is interest by broker-dealers in acting as a market maker in our stock. Despite our best efforts, we may not be able to convince any broker/dealers to act as market-makers and make quotations on any of the OTCBB, OTCQX or OTCQB.

The amount of distributions we may pay, if any, is uncertain. We may pay distributions from sources other than our cash flow from operations, including, borrowings or offering proceeds.

We may pay distributions from sources other than from our cash flow from operations. We intend to fund the payment of regular distributions to our stockholders entirely from cash flow from our operations. However, during the early stages of our operations, and from time to time thereafter, we may not generate sufficient cash flow from operations to fully fund distributions to stockholders. Therefore, particularly in the earlier part of this offering, if we choose to pay a distribution, we may choose to use cash flows from financing activities, which include borrowings (including borrowings secured by our assets), net proceeds of this offering, or other sources to fund distributions to our stockholders. To the extent that we fund distributions from sources other than cash flows from operations, shareholders may experience further dilution in their investment.

We have not adopted a stock redemption program, so you may be unable to recover your investment.

We have not adopted a stock redemption plan to provide a means for liquidity. Given our relatively small size, it is highly unlikely that a redemption plan would be developed within the foreseeable future. In addition, even if we adopted a redemption plan, we would have discretion to not redeem your shares, to suspend the plan and to cease redemptions. Currently, there is no public market for the shares, so stockholders may be unable to sell their shares or may only be able to sell their shares at an undesirable discounted price or after considerable delay.

Financial Industry Regulatory Authority (“FINRA”) sales practice requirements may also limit your ability to buy and sell our common stock, which could depress the price of our shares.

We intend to apply for quotation of our common stock quoted on the OTC Bulletin Board “OTCBB” or through the OTC Markets Group “OTCQX” “OTCQB” at which time we will be subject to FINRA rules which require broker-dealers to have reasonable grounds for believing that an investment is suitable for a customer before recommending that investment to the customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status and investment objectives, among other things. Under interpretations of these rules, FINRA believes that there is a high probability such speculative low-priced securities will not be suitable for at least some customers. Thus, FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our shares, have an adverse effect on the market for our shares, and thereby depress our share price.

You may face significant restrictions on the resale of your shares due to state “blue sky” laws.

Each state has its own securities laws, often called “blue sky” laws, which (1) limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration, and (2) govern the reporting requirements for broker-dealers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or it must be exempt from registration. The applicable broker-dealer must also be registered in that state.

[13]

We do not know whether our securities will be registered or exempt from registration under the laws of any state. A determination regarding registration will be made by those broker-dealers, if any, who agree to serve as market makers for our common stock. We have not yet applied to have our securities registered in any state and will not do so until we receive expressions of interest from investors in specific states after they have viewed this Prospectus. There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our securities. You should therefore consider the resale market for our common stock to be limited, as you may be unable to resell your shares without the significant expense of state registration or qualification.

Risks Related to our Common Stock And Structure

Any additional funding we arrange through the sale of our common stock will result in dilution to existing stockholders.

We may have to raise additional capital in order for our business plan to succeed. Our most likely source of additional capital will be through the sale of additional shares of common stock. Such stock issuances will cause stockholders’ interests in our company to be diluted. Such dilution will negatively affect the value of an investor’s shares.

Risks Related to Our Business and Properties

The limits on the percentage of shares of our common stock that any person may own may discourage a takeover or business combination that could otherwise benefit our stockholders.

Our charter, with certain exceptions, authorizes our Board to take such actions as are necessary and desirable to preserve our qualification as a REIT. Unless exempted by our Board, no person may own more than 9.8% in value of our outstanding capital stock or more than 9.8% in value or number of shares, whichever is more restrictive, of our outstanding common stock. A person that did not acquire more than 9.8% of our shares may become subject to our charter restrictions if redemptions by other stockholders cause such person’s holdings to exceed 9.8% of our outstanding shares. Our 9.8% ownership limitation may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for our stockholders.

Our charter permits our board of directors to issue stock with terms that may subordinate the rights of the holders of our common stock or discourage a third party from acquiring us in a manner that could result in a premium price to our stockholders.

Our Board may classify or reclassify any unissued common stock or preferred stock into other classes or series of stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms or conditions of redemption of any such stock without stockholder approval. Thus, our Board could authorize the issuance of preferred stock with terms and conditions that could have priority as to distributions and amounts payable upon liquidation over the rights of the holders of our common stock. Such preferred stock could also have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might otherwise provide a premium price to holders of our common stock.

Maryland law and our organizational documents limit our rights and the rights of our stockholders to recover claims against our directors and officers, which could reduce your and our recovery against them if they cause us to incur losses.

Maryland law provides that a director will not have any liability as a director so long as he or she performs his or her duties in accordance with the applicable standard of conduct. In addition, Maryland law and our charter provide that no director or officer shall be liable to us or our stockholders for monetary damages unless the director or officer (1) actually received an improper benefit or profit in money, property or services or (2) was actively and deliberately dishonest as established by a final judgment as material to the cause of action. Moreover, our charter generally requires us to indemnify and advance expenses to our directors and officers for losses they may incur by reason of their service in those capacities unless their act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, they actually received an improper personal benefit in money, property or services or, in the case of any criminal proceeding, they had reasonable cause to believe the act or omission was unlawful. Further, we have entered into separate indemnification agreements with each of our officers and directors. As a result, you and we may have more limited rights against our directors or officers than might otherwise exist under common law, which could reduce your and our recovery from these persons if they act in a manner that causes us to incur losses. In addition, we are obligated to fund the defense costs incurred by these persons in some cases.

[14]

Certain provisions of Maryland law could inhibit transactions or changes of control under circumstances that could otherwise provide stockholders with the opportunity to realize a premium.

Certain provisions of the Maryland General Corporation Law applicable to us prohibit business combinations with: (1) any person who beneficially owns 10% or more of the voting power of our outstanding voting stock, which we refer to as an “interested stockholder;” (2) an affiliate or associate of ours who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of our then outstanding stock, which we also refer to as an “interested stockholder;” or (3) an affiliate of an interested stockholder. These prohibitions last for five years after the most recent date on which the interested stockholder became an interested stockholder. Thereafter, any business combination with the interested stockholder or an affiliate of the interested stockholder must be recommended by our Board and approved by the affirmative vote of at least 80% of the votes entitled to be cast by holders of our outstanding voting stock, and two-thirds of the votes entitled to be cast by holders of our voting stock other than shares held by the interested stockholder or its affiliate with whom the business combination is to be effected or held by an affiliate or associate of the interested stockholder. These requirements could have the effect of inhibiting a change in control even if a change in control were in our stockholders’ best interest. These provisions of Maryland law do not apply, however, to business combinations that are approved or exempted by our Board prior to the time that someone becomes an interested stockholder. Pursuant to the business combination statute, our Board has exempted any business combination involving us and any person, provided that such business combination is first approved by a majority of our Board.

Our UPREIT structure may result in potential conflicts of interest with limited partners in our operating partnership whose interests may not be aligned with those of our stockholders.

Our directors and officers have duties to our corporation and our stockholders under Maryland law and our charter in connection with their management of the corporation. At the same time, we, as general partner, will have fiduciary duties under Delaware law to our operating partnership and to the limited partners in connection with the management of our operating partnership. Our duties as general partner of our operating partnership and its partners may come into conflict with the duties of our directors and officers to our corporation and our stockholders. Under Delaware law, a general partner of a Delaware limited partnership owes its limited partners the duties of good faith and fair dealing. Other duties, including fiduciary duties, may be modified or eliminated in the partnership’s partnership agreement. The partnership agreement of our operating partnership provides that, for so long as we own a controlling interest in our operating partnership, any conflict that cannot be resolved in a manner not adverse to either our stockholders or the limited partners will be resolved in favor of our stockholders.

Additionally, the partnership agreement expressly limits our liability by providing that we will not be liable or accountable to our operating partnership for losses sustained, liabilities incurred or benefits not derived if we acted in good faith. In addition, our operating partnership is required to indemnify us and our officers, directors, employees, agents and designees to the extent permitted by applicable law from and against any and all claims arising from operations of our operating partnership, unless it is established that: (1) the act or omission was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (2) the indemnified party received an improper personal benefit in money, property or services; or (3) in the case of a criminal proceeding, the indemnified person had reasonable cause to believe that the act or omission was unlawful.

The provisions of Delaware law that allow the fiduciary duties of a general partner to be modified by a partnership agreement have not been tested in a court of law, and we have not obtained an opinion of counsel covering the provisions set forth in the partnership agreement that purport to waive or restrict our fiduciary duties.

We have limited operating history and may not be able to successfully operate our business or generate sufficient operating cash flows to make or sustain distributions to our shareholders.

We were organized in June 2015 for the purpose of engaging in the activities set forth in this offering circular, we achieved an initial closing and acquired our first property in June 2017 and have one agreement to acquire our second net lease property. Therefore, we have limited operating history We commenced operations as soon as were able to raise sufficient funds to acquire our first suitable property because there is no minimum amount that we must raise. However, our ability to make or sustain distributions to our shareholders will depend on many factors, including our availability to identify attractive acquisition opportunities that satisfy our investment strategy, our success in consummating acquisitions on favorable terms, the level and volatility of interest rates, readily accessible short-term and long-term financing on favorable terms, and conditions in the financial markets, the real estate market and the economy. We will face competition in acquiring attractive net lease properties. The value of the net lease properties that we acquire may decline substantially after we purchase them. We may not be able to successfully operate our business or implement our operating policies and investment strategy successfully. Furthermore, we may not be able to generate sufficient operating cash flow to pay our operating expenses and make distributions to our shareholders.

[15]

As an early stage company , we are subject to the risks of any early stage business enterprise, including risks that we will be unable to attract and retain qualified personnel, create effective operating and financial controls and systems or effectively manage our anticipated growth, any of which could have a harmful effect on our business and our operating results.

We may change our investment objectives without seeking stockholder approval.

We may change our investment objectives without shareholder notice or consent. Although our Board has fiduciary duties to our stockholders and intends only to change our investment objectives when our Board determines that a change is in the best interests of our stockholders, a change in our investment objectives could reduce our payment of cash distributions to our stockholders or cause a decline in the value of our investments.

We only own one net lease property and have only identified one net lease property to acquire and you will be unable to evaluate the allocation of net proceeds of this offering or the economic merits of our investments prior to making your investment decision.

Since we have not yet identified all the net lease properties to acquire or committed the net proceeds of this offering to any specific net lease property investment other than the property we acquired in June 2017 and the property we have under agreement to acquire in the first quarter of 2018, you will be unable to evaluate the allocation of the net proceeds or the economic merits of our acquisitions before making an investment decision to purchase our common shares. As a result, we will have broad authority to invest the net proceeds in any real estate investments that we may identify in the future and we may use those proceeds to make investments with which you may not agree. In addition, our investment policies may be amended or revised from time to time at the discretion of our Board, without a vote of our shareholders. These factors will increase the uncertainty, and thus the risk, of investing in our common shares. Our failure to apply the net proceeds effectively or find suitable net lease properties to acquire in a timely manner or on acceptable terms could result in returns that are substantially below expectations or result in losses. Prior to the full investment of the net offering proceeds in net lease properties, we intend to invest the net proceeds in interest-bearing short-term, investment grade securities or money-market accounts which are consistent with our intention to qualify as a REIT. These investments are expected to provide a lower net return than we will seek to achieve from our investments in net lease properties. We may not be able to identify net lease investments that meet our investment criteria, we may not be successful in completing any investment we identify and our investments may not produce acceptable, or any, returns. We may be unable to invest the proceeds on acceptable terms, or at all.

Our sole officer and director devotes some of his business time to other activities and  may not be in a position to devote his full time to our operations, which may result in periodic interruptions and even business failure.

Mr. Sobelman, our sole officer and director, has other outside business activities and intends to devote approximately 10-25 hours per week to our operations. Our operations may be sporadic and occur at times which are not convenient to Mr. Sobelman, which may result in periodic interruptions or suspensions of our plans to acquire properties and begin generating revenues. Such delays could have a significant negative effect on the success of the business.

We plan to use outside consultants, attorneys, and accountants, as necessary and do not plan to engage any additional full-time employees in the near future.

Our sole officer and director may leave employment with us, which could adversely affect our ability to continue operations.

Because we are entirely dependent on the efforts of our sole officer and director, his departure and our inability to find suitable replacement, or the loss of other key personnel in the future, could have a harmful effect on the business.

There is currently no agreement in writing between us and Mr. Sobelman, which means that there is no means to guarantee that he will stay working with us.

There may be conflicts of interest faced by our sole officer and director, who is also a managing partner in 3 Properties, which may compete with us for his business time and for business opportunities to acquire properties that may arise.

Mr. Sobelman, our sole officer and director, is also the managing member of 3 Properties, which is a business formed in 2017 that operates as a commercial real estate broker.  We may compete for Mr. Sobelman’s time. We do not have an employment agreement with Mr. Sobelman to provide services or to present business opportunities to us.  Moreover, he has obligations toward 3 Properties for his business time and existing fiduciary duties to that entity.  Thus, if Mr. Sobelman does not devote sufficient time to us, or we are unable to obtain business opportunities to acquire properties sufficient for us to generate revenues, then our business may not succeed.

[16]

Because our sole officer and director will have broad discretion to invest the net proceeds of this offering he may make investments where the returns are substantially below expectations or which result in net operating losses.

Our sole officer and director will have broad discretion, within the general investment criteria established by our Board, to invest the net proceeds of this offering and to determine the timing of such investments. In addition, our investment policies may be revised from time to time at the discretion of our Board, without a vote of our shareholders. Such discretion could result in investments that may not yield returns consistent with expectations.

We and our third party vendors will rely on information technology networks and systems in providing services to us, and any material failure, inadequacy, interruption or security failure of that technology could harm our business.

We and our third party vendors will rely on information technology networks and systems, including the Internet, to process, transmit and store electronic information and to manage or support a variety of our business processes, including financial transactions and maintenance of records, which may include confidential information of tenants, lease data and information regarding our stockholders. We and our third party vendors will rely on commercially available systems, software, tools and monitoring to provide security for processing, transmitting and storing confidential information. Security breaches, including physical or electronic break-ins, computer viruses, attacks by hackers and similar breaches or cyber-attacks, can create system disruptions, shutdowns or unauthorized disclosure of confidential information. In addition, any breach in the data security measures employed by the third party vendors upon which we rely, could also result in the improper disclosure of personally identifiable information. Any failure to maintain proper function, security and availability of information systems could interrupt our operations, damage our reputation, subject us to liability claims or regulatory penalties and could materially and adversely affect us.

General Risks Related to Investments in Real Estate

Our operating results will be affected by economic and regulatory changes that have an adverse impact on the real estate market in general, and we cannot assure you that we will be profitable or that we will realize growth in the value of our real estate properties.

Our operating results are subject to risks generally incident to the ownership of real estate, including:

•	ability to acquire properties:

•	changes in general economic or local conditions;

•	changes in supply of or demand for similar or competing properties in an area;

•	changes in interest rates and availability of permanent mortgage funds that may render the sale of a property difficult or unattractive;

•	changes in tax, real estate, environmental and zoning laws; and

•	periods of high interest rates and tight money supply.

These and other reasons may prevent us from being profitable or from realizing growth or maintaining the value of our real estate properties.

We currently only own one property to lease, which generates limited source of revenue.  Without funds from this offering, we will face difficulty acquiring any properties to lease to generate revenue. Many of our future properties will likely depend upon a single tenant for all or a majority of their rental income, and our financial condition and ability to make distributions may be adversely affected by the bankruptcy or insolvency, a downturn in the business, or a lease termination of a single tenant.

We currently only own one property to lease to tenants and need to raise funds to acquire additional such properties. We expect that many of our properties will be occupied by only one tenant or will derive a majority of their rental income from one tenant and, therefore, the success of those properties will be materially dependent on the financial stability of such tenants. Lease payment defaults by tenants could cause us to reduce the amount of distributions we pay. A default of a tenant on its lease payments to us would cause us to lose the revenue from the property and force us to find an alternative source of revenue to meet any mortgage

[17]

payment and prevent a foreclosure if the property is subject to a mortgage. In the event of a default, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-letting the property. If a lease is terminated, there is no assurance that we will be able to lease the property for the rent previously received or sell the property without incurring a loss. A default by a tenant, the failure of a guarantor to fulfill its obligations or other premature termination of a lease, or a tenant’s election not to extend a lease upon its expiration, could have an adverse effect on our financial condition and our ability to pay distributions.

We may be subject to conflicts of interest arising out of our working with 3 Properties, , a company managed by our sole officer and director.

We may purchase properties where 3 Properties identifies properties for the Company or represents the seller of a property we purchase. A conflict of interest may exist in such an acquisition since 3 Properties may be entitled to a real estate brokerage commission in connection to such a transaction. Any of our agreements and arrangements with 3 Properties, including those relating to compensation, are not the result of arm’s length negotiations.

If a major tenant declares bankruptcy, we may be unable to collect balances due under relevant leases, which could have a harmful effect on our financial condition and ability to pay distributions to you.

Our success will depend on the financial ability of our eventual tenants to remain current with their leases with us.  We may experience concentration in one or more tenants if the future leases we have with those tenants represent a significant percentage of our operations. Any of our future tenants, or any guarantor of one of our future tenant’s lease obligations, could be subject to a bankruptcy proceeding pursuant to Title 11 of the bankruptcy laws of the United States. Such a bankruptcy filing would bar us from attempting to collect pre-bankruptcy debts from the bankrupt tenant or its properties unless we receive an enabling order from the bankruptcy court. Post-bankruptcy debts would be paid currently. If we assume a lease, all pre-bankruptcy balances owing under it must be paid in full. If a lease is rejected by a tenant in bankruptcy, we would have a general unsecured claim for damages. This claim could be paid only in the event funds were available, and then only in the same percentage as that realized on other unsecured claims.

The bankruptcy of a future tenant or lease guarantor could delay our efforts to collect past due balances under the relevant lease, and could ultimately preclude full collection of these sums. Such an event also could cause a decrease or cessation of current rental payments, reducing our operating cash flows and the amount available for distributions to you. In the event a future tenant or lease guarantor declares bankruptcy, the tenant or its director may not assume our lease or its guaranty. If a given lease or guaranty is not assumed, our operating cash flows and the amounts available for distributions to you may be adversely affected. The bankruptcy of a major tenant could have a harmful effect on our ability to pay distributions to you.

A high concentration of our properties in a particular geographic area, or with tenants in a similar industry, would magnify the effects of downturns in that geographic area or industry.

Although we only own one property , we plan to focus our acquisition efforts on certain geographic areas. In the event that we have a concentration of properties in any particular geographic area, any adverse situation that disproportionately affects that geographic area would have a magnified adverse effect on our portfolio. Similarly, if tenants of our properties become concentrated in a certain industry or industries, any adverse effect to that industry or those industries generally would have a disproportionately adverse effect on our portfolio.

If a sale-leaseback transaction is re-characterized in a tenant’s bankruptcy proceeding, our financial condition could be adversely affected.

We may enter into sale-leaseback transactions, whereby we would purchase a property and then lease the same property back to the person from whom we purchased it. In the event of the bankruptcy of a tenant, a transaction structured as a sale-leaseback may be re-characterized as either a financing or a joint venture, either of which outcomes could adversely affect our business. If the sale-leaseback were re-characterized as a financing, we might not be considered the owner of the property, and as a result would have the status of a creditor in relation to the tenant. In that event, we would no longer have the right to sell or encumber our ownership interest in the property. Instead, we would have a claim against the tenant for the amounts owed under the lease, with the claim arguably secured by the property. The tenant/debtor might have the ability to propose a plan restructuring the term, interest rate and amortization schedule of its outstanding balance. If confirmed by the bankruptcy court, we could be bound by the new terms, and prevented from foreclosing our lien on the property. If the sale-leaseback were re-characterized as a joint venture, our lessee and we could be treated as co-venturers with regard to the property. As a result, we could be held liable, under some circumstances, for debts incurred by the lessee relating to the property. Either of these outcomes could adversely affect our cash flow and the amount available for distributions to you.

[18]

We may obtain only limited warranties when we purchase a property and would have only limited recourse in the event our due diligence did not identify any issues that lower the value of our property.

The seller of a property often sells such property in its “as is” condition on a “where is” basis and “with all faults,” without any warranties of merchantability or fitness for a particular use or purpose. In addition, purchase agreements may contain only limited warranties, representations and indemnifications that will only survive for a limited period after the closing. Thus, the purchase of properties with limited warranties increases the risk that we may lose some or all of our invested capital in the property as well as the loss of rental income from that property.

We may be unable to secure funds for future tenant improvements or capital needs, which could adversely impact our ability to pay cash distributions to our stockholders.

When tenants do not renew their leases or otherwise vacate their space, it is usual that, in order to attract replacement tenants, we will be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space. In addition, although we expect that our leases with tenants will require tenants to pay routine property maintenance costs, we will likely be responsible for any major structural repairs, such as repairs to the foundation, exterior walls and rooftops. We will use substantially all of this offering’s gross proceeds to buy real estate and pay various fees and expenses. We intend to reserve up to 5% of the gross proceeds from this offering for future capital needs. Accordingly, if we need additional capital in the future to improve or maintain our properties or for any other reason, we will have to obtain financing from other sources, such as cash flow from operations, borrowings, property sales or future equity offerings. These sources of funding may not be available on attractive terms or at all. If we cannot procure additional funding for capital improvements, our investments may generate lower cash flows or decline in value, or both.

Our inability to sell a property when we desire to do so could adversely impact our ability to pay cash distributions to you.

The real estate market is affected by many factors, such as general economic conditions, availability of financing, interest rates, supply and demand, and other factors that are beyond our control. We cannot predict whether we will be able to sell any property for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We may be required to expend funds to correct defects or to make improvements before a property can be sold. We may not have adequate funds available to correct such defects or to make such improvements. Moreover, in acquiring a property, we may agree to restrictions that prohibit the sale of that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that property. We cannot predict the length of time needed to find a willing purchaser and to close the sale of a property. Our inability to sell a property when we desire to do so may cause us to reduce our selling price for the property. Any delay in our receipt of proceeds, or diminishment of proceeds, from the sale of a property could adversely impact our ability to pay distributions to you.

We may not be able to sell our properties at a price equal to, or greater than, the price for which we purchased such property, which may lead to a decrease in the value of our assets.

Some of our leases may not contain rental increases over time, or the rental increases may be less than the fair market rate at a future point in time. In such event, the value of the leased property to a potential purchaser may not increase over time, which may restrict our ability to sell that property, or if we are able to sell that property, may result in a sale price less than the price that we paid to purchase the property.

We may acquire or finance properties with lock-out provisions, which may prohibit us from selling a property, or may require us to maintain specified debt levels for a period of years on some properties.

Lock-out provisions could materially restrict us from selling or otherwise disposing of or refinancing properties. These provisions would affect our ability to turn our investments into cash and thus affect cash available for distributions to you. Lock-out provisions may prohibit us from reducing the outstanding indebtedness with respect to any properties, refinancing such indebtedness on a non-recourse basis at maturity, or increasing the amount of indebtedness with respect to such properties. Lock-out provisions could impair our ability to take other actions during the lock-out period that could be in the best interests of our stockholders and, therefore, may have an adverse impact on the value of the shares, relative to the value that would result if the lock-out provisions did not exist. In particular, lock-out provisions could preclude us from participating in major transactions that could result in a disposition of our assets or a change in control even though that disposition or change in control might be in the best interests of our stockholders.

[19]

Rising expenses could reduce cash flow and funds available for future acquisitions.

Any properties that we buy in the future will be, subject to operating risks common to real estate in general, any or all of which may negatively affect us. If any property is not fully occupied or if rents are being paid in an amount that is insufficient to cover operating expenses, we could be required to expend funds with respect to that property for operating expenses. The properties will be subject to increases in tax rates, utility costs, operating expenses, insurance costs, repairs and maintenance and administrative expenses. While we expect that many of our properties will be leased on a net-lease basis or will require the tenants to pay all or a portion of such expenses, renewals of leases or future leases may not be negotiated on that basis, in which event we may have to pay those costs. If we are unable to lease properties on a net-lease basis or on a basis requiring the tenants to pay all or some of such expenses, or if tenants fail to pay required tax, utility and other impositions, we could be required to pay those costs which could adversely affect funds available for future acquisitions or cash available for distributions.

Adverse economic conditions will negatively affect our returns and profitability.

Our operating results may be affected by the following market and economic challenges, which may result from a continued or exacerbated general economic slowdown experienced by the nation as a whole or by the local economics where our properties may be located:

•	poor economic conditions may result in tenant defaults under leases;

•	re-leasing may require concessions or reduced rental rates under the new leases; and

•

increased insurance premiums may reduce funds available for distribution or, to the extent such increases are passed through to tenants, may lead to tenant defaults. Increased insurance premiums may make it difficult to increase rents to tenants on turnover, which may adversely affect our ability to increase our returns.

The length and severity of any economic downturn cannot be predicted. Our operations could be negatively affected to the extent that an economic downturn is prolonged or becomes more severe.

Challenging economic conditions could adversely affect vacancy rates, which could have an adverse impact on our ability to make distributions and the value of an investment in our shares.

Challenging economic conditions, the availability and cost of credit, turmoil in the mortgage market, and declining real estate markets have contributed to increased vacancy rates in the commercial real estate sector. If we experience vacancy rates that are higher than historical vacancy rates, we may have to offer lower rental rates and greater tenant improvements or concessions than expected. Increased vacancies may have a greater impact on us, as compared to REITs with other investment strategies, as our investment approach relies on long-term leases in order to provide a relatively stable stream of income for our stockholders. As a result, increased vacancy rates could have the following negative effects on us:

•	the values of our potential investments in commercial properties could decrease below the amount paid for such investments;

•	revenues from such properties could decrease due to low or no rental income during vacant periods, lower future rental rates and/or increased tenant improvement expenses or concessions; and/or

•

revenues from such properties that secure loans could decrease, making it more difficult for us to meet our payment obligations. All of these factors could impair our ability to make distributions and decrease the value of an investment in our shares.

Global market and economic conditions may materially and adversely affect us and our tenants.

In the United States, market and economic conditions have from time to time been challenging, such as during the recent economic crisis, which resulted in increased unemployment, large-scale business failures and tight credit markets. Our results of operations may be sensitive to changes in the overall economic conditions that impact our tenants’ financial condition and leasing practices. Adverse economic conditions such as high unemployment levels, interest rates, tax rates and fuel and energy costs may have an impact on the results of operations and financial conditions of our tenants. During periods of economic slowdown, rising interest rates and declining demand for real estate may result in a general decline in rents or an increased incidence of lease defaults. Volatility in the United States and global markets makes it difficult to determine the breadth and duration of the impact of future economic and

[20]

financial market crises and the ways in which our tenants and our business may be affected. A lack of demand for rental space could adversely affect our ability to gain new tenants, which may affect our growth and profitability. Accordingly, the reoccurrence of any worsening of financial conditions could materially and adversely affect us.

If we suffer losses that are not covered by insurance or that are in excess of insurance coverage, we could lose invested capital and anticipated profits.

Generally, each of our tenants will be responsible for insuring its goods and premises and, in some circumstances, may be required to reimburse us for a share of the cost of acquiring comprehensive insurance for the property, including casualty, liability, fire and extended coverage customarily obtained for similar properties in amounts that our advisor determines are sufficient to cover reasonably foreseeable losses. Tenants of single-user properties leased on a net-lease basis typically are required to pay all insurance costs associated with those properties. Material losses may occur in excess of insurance proceeds with respect to any property, as insurance may not be sufficient to fund the losses. However, there are types of losses, generally of a catastrophic nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, which are either uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Insurance risks associated with potential terrorism acts could sharply increase the premiums we pay for coverage against property and casualty claims. Additionally, mortgage lenders in some cases have begun to insist that commercial property owners purchase specific coverage against terrorism as a condition for providing mortgage loans. It is uncertain whether such insurance policies will be available, or available at reasonable cost, which could inhibit our ability to finance or refinance our potential properties. In these instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. We may not have adequate, or any, coverage for such losses. The Terrorism Risk Insurance Act of 2002 is designed for a sharing of terrorism losses between insurance companies and the federal government, and expires on December 31, 2020. There is no assurance that Congress will extend the insurance beyond 2020. We cannot be certain how this act will impact us or what additional cost to us, if any, could result. If such an event damaged or destroyed one or more of our properties, we could lose both our invested capital and anticipated profits from such property.

Real estate related taxes may increase and if these increases are not passed on to tenants, our income will be reduced.

Some local real property tax assessors may seek to reassess some of our properties as a result of our acquisition of the property. Generally, from time to time, our property taxes may increase as property values or assessment rates change or for other reasons deemed relevant by the assessors. An increase in the assessed valuation of a property for real estate tax purposes will result in an increase in the related real estate taxes on that property. Although some tenant leases may permit us to pass through such tax increases to the tenants forpayment, there is no assurance that renewal leases or future leases will be negotiated on the same basis. Increases not passed through to tenants will adversely affect our income, cash available for distributions, and the amount of distributions to you.

CC&Rs may restrict our ability to operate a property.

Some of our properties are contiguous to other parcels of real property, comprising part of the same commercial center. In connection with such properties, there are significant covenants, conditions and restrictions, known as “CC&Rs,” restricting the operation of such properties and any improvements on such properties, and related to granting easements on such properties. Moreover, the operation and management of the contiguous properties may impact such properties. Compliance with CC&Rs may adversely affect our operating costs and reduce the amount of funds that we have available to pay distributions.

Our operating results may be negatively affected by potential development and construction delays and resultant increased costs and risks.

While we do not currently intend to do so, we may use proceeds from this offering to acquire and develop properties upon which we will construct improvements. We will be subject to uncertainties associated with re-zoning for development, environmental concerns of governmental entities and/or community groups, and our builder’s ability to build in conformity with plans, specifications, budgeted costs, and timetables. If a builder fails to perform, we may resort to legal action to rescind the purchase or the construction contract or to compel performance. A builder’s performance may also be affected or delayed by conditions beyond the builder’s control. Delays in completion of construction could also give tenants the right to terminate preconstruction leases. We may incur additional risks when we make periodic progress payments or other advances to builders before they complete construction. These and other such factors can result in increased costs of a project or loss of our investment. In addition, we will be subject to normal lease-up risks relating to newly constructed projects. We also must rely on rental income and expense projections and estimates of the fair market value of property upon completion of construction when agreeing upon a price at the time we acquire the property. If our projections are inaccurate, we may pay too much for a property, and our return on our investment could suffer.

[21]

While we do not currently intend to do so, we may invest in unimproved real property. Returns from development of unimproved properties are also subject to risks associated with re-zoning the land for development and environmental concerns of governmental entities and/or community groups. Although we intend to limit any investment in unimproved property to property we intend to develop, your investment nevertheless is subject to the risks associated with investments in unimproved real property.

Competition with third parties in acquiring properties and other investments may reduce our profitability and the return on your investment.

We compete with many other entities engaged in real estate investment activities, including individuals, corporations, bank and insurance company investment accounts, other REITs, real estate limited partnerships, and other entities engaged in real estate investment activities, many of which have greater resources than we do. Larger REITs may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition, the number of entities and the amount of funds competing for suitable investments may increase. Any such increase would result in increased demand for these assets and therefore possibly increased prices paid for them. If we pay higher prices for properties and other investments, our profitability may be reduced and you may experience a lower return on your investment.

Our properties may face competition that could affect tenants’ ability to pay rent and the amount of rent paid to us may affect the cash available for distributions and the amount of distributions.

We expect that our properties will typically be located in developed areas. Therefore, there are and will be numerous other properties within the market area of each of our properties that will compete with us for tenants. The number of competitive properties could have a material effect on our ability to rent space at our properties and the amount of rents charged. We could be adversely affected if additional competitive properties are built in locations competitive with our properties, causing increased competition for customer traffic and creditworthy tenants. This could result in decreased cash flow from tenants and may require us to make capital improvements to properties that we would not have otherwise made, thus affecting cash available for distributions, and the amount available for distributions to you.

Delays in acquisitions of properties may have an adverse effect on your investment.

There may be a substantial period of time before the proceeds of this offering are invested. Delays we encounter in the selection, acquisition and/or development of properties could adversely affect your returns. Where properties are acquired prior to the start of construction or during the early stages of construction, it will typically take several months to complete construction and rent available space. Therefore, you could suffer delays in the payment of cash distributions attributable to those particular properties.

Costs of complying with governmental laws and regulations, including those relating to environmental matters, may adversely affect our income and the cash available for any distributions.

All real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, and the remediation of contamination associated with disposals. Environmental laws and regulations may impose joint and several liability on tenants, owners or operators for the costs to investigate or remediate contaminated properties, regardless of fault or whether the acts causing the contamination were legal. This liability could be substantial. In addition, the presence of hazardous substances, or the failure to properly remediate these substances, may adversely affect our ability to sell, rent or pledge such property as collateral for future borrowings.

Some of these laws and regulations have been amended so as to require compliance with new or more stringent standards as of future dates. Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require material expenditures by us. Future laws, ordinances or regulations may impose material environmental liability. Additionally, several conditions, such as our tenants’ operations, the existing condition of land when we buy it, operations in the vicinity of our properties, such as the presence of underground storage tanks, or activities of unrelated third parties, may affect our properties. In addition, there are various local, state and federal fire, health, life-safety and similar regulations with which we may be required to comply, and that may subject us to liability in the form of fines or damages for noncompliance. Any material expenditures, fines, or damages we must pay will reduce our ability to make distributions and may reduce the value of your investment.

[22]

State and federal laws in this area are constantly evolving, and we intend to monitor these laws and take commercially reasonable steps to protect ourselves from the impact of these laws, including obtaining environmental assessments of most properties that we acquire; however, we will not obtain an independent third-party environmental assessment for every property we acquire. In addition, any such assessment that we do obtain may not reveal all environmental liabilities or that a prior owner of a property did not create a material environmental condition not known to us. The cost of defending against claims of liability, of compliance with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury claims would materially adversely affect our business, assets or results of operations and, consequently, amounts available for distribution to you.

Our recovery of an investment in a mortgage, bridge or mezzanine loans that has defaulted may be limited.

There is no guarantee that the mortgage, loan or deed of trust securing an investment will, following a default, permit us to recover the original investment and interest that would have been received absent a default. The security provided by a mortgage, deed of trust or loan is directly related to the difference between the amount owed and the appraised market value of the property. Although we intend to rely on a current real estate appraisal when we make the investment, the value of the property is affected by factors outside our control, including general fluctuations in the real estate market, rezoning, neighborhood changes, highway relocations and failure by the borrower to maintain the property. In addition, we may incur the costs of litigation in our efforts to enforce our rights under defaulted loans.

Inflation and changes in interest rates may materially and adversely affect us and our tenants.

A rise in inflation may result in a rate of inflation greater than the increases in rent that we anticipate may be provided by many of our leases.  Increased costs may have an adverse impact on our tenants if increases in their operating expenses exceed increases in revenue, which may adversely affect the tenants’ ability to pay rent owed to us.

In addition, to the extent that we incur variable rate debt, increases in interest rates would increase our interest costs, which could reduce our cash flows and our ability to pay distributions to you. Furthermore, if we need to repay existing debt during periods of rising interest rates, we could be required to liquidate one or more of our investments in properties at times that may not permit realization of the maximum return on such investments.

Our costs associated with complying with the Americans with Disabilities Act may affect cash available for distributions.

Our properties will be subject to the Americans with Disabilities Act of 1990 (Disabilities Act). Under the Disabilities Act, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The Disabilities Act has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services, including restaurants and retail stores, be made accessible and available to people with disabilities. The Disabilities Act’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties, or, in some cases, an award of damages. We will attempt to acquire properties that comply with the Disabilities Act or place the burden on the seller or other third party, such as a tenant, to ensure compliance with the Disabilities Act. However, we cannot assure you that we will be able to acquire properties or allocate responsibilities in this manner. If we cannot, our funds used for Disabilities Act compliance may affect cash available for distributions and the amount of distributions to you.

We are considered to be a “blind pool,” apart from one investment we have already made and one potential investment identified and under contract, we have not identified the properties we intend to purchase as of the date of this prospectus. For this and other reasons, an investment in our shares is speculative.

We are a early stage company with limited operating history. Since we have not identified any of the properties we intend to purchase with the proceeds from this offering, apart from one investment we have already made and one potential investment identified and under contract, this offering is considered a “blind pool.” You will not be able to evaluate the economic merit of our investments until after such investments have been made. As a result, an investment in our shares is speculative.

Properties that have vacancies for a significant period of time could be difficult to sell, which could diminish the return on your investment.

A property may incur vacancies either by the continued default of a tenant under its lease, the expiration of a tenant lease or early termination of a lease by a tenant. If vacancies continue for a long period of time, we may suffer reduced revenues resulting in less cash available to be distributed to you. In addition, because a property’s market value depends principally upon the value of the property’s leases, the resale value of a property with prolonged vacancies could decline, which could further reduce your return.

[23]

Our real estate investments may include special use single-tenant properties that may be difficult to sell or re-lease upon lease terminations.

We intend to invest primarily in single-tenant, income-producing commercial retail, office and industrial properties, a number of which may include special use single-tenant properties. If the leases on these properties are terminated or not renewed, we may have difficulty re-leasing or selling these properties to new tenants due to the lack of efficient alternate uses for such properties. Therefore, we may be required to expend substantial funds to renovate and/or adapt any such property for a revenue-generating alternate use or make rent concessions in order to lease the property to another tenant or sell the property. These and other limitations may adversely affect the cash flows from, or lead to a decline in value of, these special use single-tenant properties.

We are exposed to risks related to increases in market lease rates and inflation, as income from long-term leases will be the primary source of our cash flow from operations.

We are exposed to risks related to increases in market lease rates and inflation, as income from long-term leases will be the primary source of our cash flow from operations. Leases of long-term duration or which include renewal options that specify a maximum rate increase may result in below-market lease rates over time if we do not accurately estimate inflation or market lease rates. Provisions of our leases designed to mitigate the risk of inflation and unexpected increases in market lease rates, such as periodic rental increases, may not adequately protect us from the impact of inflation or unexpected increases in market lease rates. If we are subject to below-market lease rates on a significant number of our properties pursuant to long-term leases, our cash flow from operations and financial position may be adversely affected.

Increased operating expenses could reduce cash flow from operations and funds available to acquire investments or make distributions.

We anticipate that the properties we acquire will be subject to operating risks common to real estate in general, any or all of which may negatively affect us. If any property is not fully occupied or if rents are being paid in an amount that is insufficient to cover operating expenses, we could be required to expend funds with respect to that property for operating expenses. The properties will be subject to increases in tax rates, utility costs, insurance costs, repairs and maintenance costs, administrative costs and other operating expenses. Some of our leases may not require the tenants to pay all or a portion of these expenses, in which event we may have to pay these costs. If we are unable to lease properties on terms that require the tenants to pay all or some of the properties’ operating expenses, if our tenants fail to pay these expenses as required or if expenses we are required to pay exceed our expectations, we could have less funds available for future acquisitions or cash available for distributions to you.

The failure of any bank in which we deposit our funds could reduce the amount of cash we have available to pay distributions and make additional investments.

The Federal Deposit Insurance Corporation only insures amounts up to $250,000 per depositor per insured bank. We likely will have cash and cash equivalents and restricted cash deposited in certain financial institutions in excess of federally insured levels. If any of the banking institutions in which we deposit funds ultimately fails, we may lose our deposits over $250,000. The loss of our deposits could reduce the amount of cash we have available to distribute or invest and could result in a decline in the value of your investment.

Risks Associated with Debt Financing

We may incur mortgage indebtedness and other borrowings, which may increase our business risks.

We expect that in most instances, we will acquire real properties by using either existing financing or borrowing new funds. In addition, we may incur mortgage debt and pledge all or some of our real properties as security for that debt to obtain funds to acquire additional real properties. We may borrow if we need funds to satisfy the REIT tax qualification requirement that we distribute at least 90% of our annual REIT taxable income to our stockholders. We may also borrow if we otherwise deem it necessary or advisable to assure that we maintain our qualification as a REIT for federal income tax purposes.

There is no limitation on the amount we may borrow against any single improved property. However, over the long-term we intend to attempt to limit our borrowings to approximately 50% of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of our gross assets. We expect that during the period of this offering and during the early stages of our business our borrowings may be in excess of 50% in an effort to acquire our initial portfolio.

[24]

If there is a shortfall between the cash flow from a property and the cash flow needed to service mortgage debt on a property, then the amount available for distributions to stockholders may be reduced. In addition, incurring mortgage debt increases the risk of loss since defaults on indebtedness secured by a property may result in lenders initiating foreclosure actions. In that case, we could lose the property securing the loan that is in default, thus reducing the value of your investment. For tax purposes, a foreclosure of any of our properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on foreclosure, but would not receive any cash proceeds. In such event, we may be unable to pay the amount of distributions required in order to maintain our REIT status. We may give full or partial guarantees to lenders of mortgage debt to the entities that own our properties. When we provide a guaranty on behalf of an entity that owns one of our properties, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity. If any mortgages contain cross-collateralization or cross-default provisions, a default on a single property could affect multiple properties. If any of our properties are foreclosed upon due to a default, our ability to pay cash distributions to our stockholders will be adversely affected which could result in our losing our REIT status and would result in a decrease in the value of your investment.

High mortgage rates may make it difficult for us to finance or refinance properties, which could reduce the number of properties we can acquire and the amount of cash distributions we can make.

If we place mortgage debt on properties, we run the risk of being unable to refinance the properties when the loans come due, or of being unable to refinance on favorable terms. If interest rates are higher when the properties are refinanced, we may not be able to finance the properties and our income could be reduced. If any of these events occur, our cash flow would be reduced. This, in turn, would reduce cash available for distribution to you and may hinder our ability to raise more capital by issuing more stock or by borrowing more money.

Federal Income Tax Risks

Failure to qualify as a REIT would adversely affect our operations and our ability to make distributions.

We intend to elect to be taxed as a REIT beginning with the tax year ended December 31, 2018.  Our qualification as a REIT will depend upon our ability to meet, through investments, actual operating results, distributions and satisfaction of specific rules, the various tests imposed by the Internal Revenue Code.  We intend to structure our activities in a manner designed to satisfy all of these requirements. However, if certain of our operations were to be recharacterized by the Internal Revenue Service, such recharacterization could jeopardize our ability to satisfy all of the requirements for qualification as a REIT.  We will not apply for a ruling from the Internal Revenue Service regarding our status as a REIT. Future legislative, judicial or administrative changes to the federal income tax laws could be applied retroactively, which could result in our disqualification as a REIT.

If we fail to qualify as a REIT for any taxable year, we will be subject to federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT status. Losing our REIT status would reduce our net earnings available for investment or distribution to stockholders because of the additional tax liability. In addition, distributions to stockholders would no longer qualify for the dividends paid deduction, and we would no longer be required to make distributions. If this occurs, we might be required to borrow funds or liquidate some investments in order to pay the applicable tax.

We may have difficulty satisfying the requirement that we not be closely held.

One of the requirements for REIT qualification is that we not be closely held. For these purposes, we will be closely held if five or fewer individuals (including certain entities treated as individuals for this purpose) own (or are treated as owning under applicable attribution rules) more than 50% by value of our stock at any time during the second half of the taxable year. This requirement does not apply during our first REIT year. To the extent that we first elect to be taxed as a REIT for our taxable year ending December 31, 2018, the closely held test should become relevant in July of 2019. Our articles of incorporation generally restrict any person from owning or being treated as owning more than 9.8% of our stock, limiting the amount of our stock any five persons could own or be treated as owning 49% of our stock, in order to prevent us from failing the closely held requirement. As permitted in our articles of incorporation, however, our Board has waived these limits for Mr. Sobelman who currently owns one million shares of our common stock. Given that we do not know how many shares will be purchased pursuant to this offering, or whether there will be additional shares issued outside this offering before July 2019, we do not know what percentage of our shares Mr. Sobelman will own or be treated as owning on June 15, 2019 even if all four million shares being offered in this offering are purchased, Mr. Sobelman would own 20% of our outstanding stock. Our Board does not intend to reduce our ownership limit below 9.8% to a percentage that will ensure that four persons owning shares at such limit plus Mr. Sobelman will not own or be treated as

[25]

owning more than 50% of our shares. Instead, the Board’s waiver to Mr. Sobelman is conditioned upon his agreement that if we would otherwise fail the closely held test on June 15, 2019, we will automatically redeem such number of Mr. Sobelman’s shares for consideration of $.01 per share as will permit us to satisfy the closely held test. If we fail to monitor our share ownership or to implement the redemption provision in the waiver to Mr. Sobelman, or the Internal Revenue Service does not respect the effective date of any redemptions, we may fail to qualify as a REIT.

Re-characterization of sale-leaseback transactions may cause us to lose our REIT status.

We may purchase properties and lease them back to the sellers of such properties. While we will use our best efforts to structure any such sale-leaseback transaction so that the lease will be characterized as a “true lease,” thereby allowing us to be treated as the owner of the property for federal income tax purposes, the IRS could challenge such characterization. In the event that any sale-leaseback transaction is challenged and re-characterized as a financing transaction or loan for federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed. If a sale-leaseback transaction were so recharacterized, we might fail to satisfy the REIT qualification “asset tests” or the “income tests” and, consequently, lose our REIT status effective with the year of recharacterization. Alternatively, the amount of our REIT taxable income could be recalculated which might also cause us to fail to meet the distribution requirement for a taxable year.

In certain circumstances, we may be subject to federal and state income taxes as a REIT, which would reduce our cash available for distribution to you.

Even if we qualify and maintain our status as a REIT, we may be subject to federal income taxes or state taxes. For example, net income from the sale of properties that are “dealer” properties sold by a REIT (a “prohibited transaction” under the Internal Revenue Code) will be subject to a 100% tax. We may not be able to make sufficient distributions to avoid excise taxes applicable to REITs. We may also decide to retain capital gains we earn from the sale or other disposition of our property and pay income tax directly on such gain. In that event, our stockholders would be treated as if they earned that income and paid the tax on it directly.  We may also be subject to state and local taxes on our income or property, either directly or at the level of Generation Income Properties, L.P. or at the level of the other entities through which we indirectly own our assets. Any federal or state taxes we pay will reduce our cash available for distribution to you.

Legislative or regulatory action could adversely affect investors.

Because our operations are governed to a significant extent by the federal tax laws, new legislative or regulatory action could adversely affect investors.

You are urged to consult with your own tax advisor with respect to the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in our common stock. You should also note that our counsel’s tax opinion assumes that no legislation will be enacted after the date of this prospectus that will be applicable to an investment in our shares, and that future legislation may affect this tax opinion.

Foreign purchasers of our common stock may be subject to FIRPTA tax upon the sale of their shares.

A foreign person disposing of a U.S. real property interest, including shares of a U.S. corporation whose assets consist principally of U.S. real property interests, is generally subject to the Foreign Investment in Real Property Tax of 1980, as amended, known as FIRPTA, on the gain recognized on the disposition. Such FIRPTA tax does not apply, however, to the disposition of stock in a REIT if the REIT is “domestically controlled.” A REIT is “domestically controlled” if less than 50% of the REIT’s stock, by value, has been owned directly or indirectly by persons who are not qualifying U.S. persons during a continuous five-year period ending on the date of disposition or, if shorter, during the entire period of the REIT’s existence. We cannot assure you that we will qualify as a “domestically controlled” REIT. If we were to fail to so qualify, gain realized by foreign investors on a sale of our shares would be subject to FIRPTA tax, unless our shares were regularly traded on an established securities market and the foreign investor did not at any time during a specified testing period directly or indirectly own more than 5% of the value of our outstanding common stock. See “Federal Income Tax Considerations — Special Tax Considerations for Non-U.S. Stockholders — Sale of our Shares by a Non-U.S. Stockholder.”

In order to avoid triggering additional taxes and/or penalties, if you intend to invest in our shares through pension or profit-sharing trusts or IRAs, you should consider additional factors.

If you are investing the assets of a pension, profit-sharing, 401(k), Keogh or other qualified retirement plan or the assets of an IRA in our common stock, you should satisfy yourself that, among other things:

[26]

•	your investment is consistent with your fiduciary obligations under ERISA and the Internal Revenue Code;

•	your investment is made in accordance with the documents and instruments governing your plan or IRA, including your plan’s investment policy;

•	your investment satisfies the prudence and diversification requirements of ERISA;

•	your investment will not impair the liquidity of the plan or IRA;

•	your investment will not produce UBTI for the plan or IRA;

•	you will be able to value the assets of the plan annually in accordance with ERISA requirements; and

•	your investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

For a more complete discussion of the foregoing risks and other issues associated with an investment in shares by retirement plans, please see the “Investment by Tax-Exempt Entities and ERISA Considerations” section of this prospectus.

USE OF PROCEEDS

We intend for our offering to be made on a self-underwritten basis (that is without the use of a broker-dealer) by our sole officer and director during the offering period. No minimum number of common shares must be sold in order for the offering to proceed. The offering price per share is $5.00. No commission or other compensation related to the sale of the shares will be paid to our officer and director.  As of this date, we have not entered into any agreements or arrangements for the sale of the shares with any broker/dealer or sales agent. However, if we were to enter into such arrangements, we will file a post-qualification amendment to disclose those arrangements because any broker/dealer participating in the offering would be acting as an underwriter and would have to be so named herein. We will use approximately $100,000 of the net proceeds of this offering to reimburse Mr. Sobelman for the legal, accounting, and sales and marketing expenses he incurred in connection with our formation and this offering.

The following table sets forth our approximate uses of proceeds assuming the sale in the amount of $5,000,000, $10,000,000 and $15,000,000 and $20,000,000 respectively, worth of the securities offered for sale by our company. There is no assurance that we will raise the full $20,000,000 as anticipated or any amount at all.

	If 25% of	If 50% of	If 75% of	If 100% of
	Shares	Shares	Shares	Shares
	sold	sold	sold	sold

GROSS PROCEEDS FROM THIS OFFERING	$5,000,000	$10,000,000	$15,000,000	$20,000,000

Offering Expenses
Legal and accounting	$235,000	$235,000	$235,000	$235,000
SEC Filing Expenses	$5000	$5000	$5000	$5000
Printing	$1200	$1200	$1200	$1200
Total Offering Expenses	$241,200	$241,200	$241,200	$241,200
Real Estate
Cost of Real Estate	$4,348,800	$9,032,800	$13,699,800	$18,371,800
Professional Fees related to acquisition of Real Estate	$250,000	$500,000	$750,000	$1,000,000
Operating Expense	$50,000	$100,000	$150,000	$200,000
Total Costs for Real Estate Acquisition	$4,648,800	$9,632,800	$14,599,800	$19,571,800
Marketing
Website Development	$3,000	$3,000	$3,000	$3,000
Marketing and Sales Materials	$20,000	$20,000	$20,000	$20,000
Total Marketing Expense	$23,000	$14,000	$22,000	$25,000
General and Administrative
Office, telephone, Internet, Supplies	$12,000	$12,000	$12,000	$12,000
Other Operating	$75,000	$100,000	$125,000	$150,000
Total Admin Expense	$87,000	$112,000	$137,000	$162,000

[27]

We will contribute the net proceeds of this offering to our operating partnership. Our operating partnership will invest these net proceeds in properties in accordance with our investment strategy described in this prospectus and for general business purposes. Except for fixed costs, the amounts actually spent by us for any specific purpose may vary and will depend on a number of factors. Non-fixed costs and general and administrative costs may vary depending on the business progress and development efforts, and general business conditions. Prior to the full investment of the net proceeds in net lease properties, we intend to invest the net proceeds in interest-bearing short-term investment grade securities or money-market accounts which are consistent with our intention to qualify as a REIT. Such investments may include, for example, government and government agency certificates, certificates of deposit, interest-bearing bank deposits and mortgage loan participations. These initial investments are expected to provide a lower net return than we will seek to achieve from investments in net lease properties.

DETERMINATION OF OFFERING PRICE

We have determined the offering price of the common shares arbitrarily. It is not based upon an independent assessment of the value of our common shares and should not be considered as such. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

The price of the current offering is fixed at $5.00 per share. This price is significantly greater than the price paid by the Company’s sole officer and director for common equity since the Company’s inception on June 19, 2015. The Company’s sole officer and director paid $0.01 per share, a difference of $4.99 per share lower than the share price in this offering.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

Existing stockholders if all of the shares are sold

Price per share	$5.00
Net tangible book value per share before offering	$0.01
Potential gain to existing shareholders	$3.999
Net tangible book value per share after offering	$4.0002
Increase to present stockholders in net tangible book value per share after offering	$3.999
Capital contributions	$20,000,000
Capital contribution by officer & director on July 8, 2015	$10,000
Number of shares outstanding before the offering	1,000,000
Number of shares after offering held by existing stockholder	1,000,000
Percentage of ownership after offering	20%

New shareholders if all of the shares are sold

	PERCENTAGE OF SHARES SOLD
DILUTION TO NEW SHAREHOLDERS	25%	50%	75%	100%
Per share offering price	$5.00	$5.00	$5.00	$5.00
Net tangible book value per share before offering	$0.0001	$0.0001	$0.0001	$0.0001
Net tangible book value per share after offering	$2.505	$3.337	$3.753	$4.002
Decrease in investment to new shareholders	$2.495	$1.663	$1.248	$0.998
Dilution to new shareholders	49.9%	33.3%	25.0%	20.0%

THE OFFERING

We are registering 4,000,000 shares of our common stock for offer and sale at $5.00 per share.

[28]

There is currently no active trading market for our common stock, and such a market may not develop or be sustained. We currently plan to have our common stock quoted on the OTC through the OTCBB, the OTCQX or the OTCQB, subject to the qualification of this offering statement. In addition, a market maker will be required to file a Form 211 with the Financial Industry Regulatory Authority (FINRA) before the market maker will be able to make a market in the shares of our common stock. At the date hereof, we are not aware that any market maker has any such intention.

We may not sell the shares registered herein until the offering statement filed with the Securities and Exchange Commission is qualified. Further, we will not offer the shares through a broker-dealer or anyone affiliated with a broker-dealer. Upon qualification, all of the shares being offered herein may be sold under Regulation A+. Once the offering is qualified and shares are sold under Regulation A+, we may apply for these shares to become eligible for quotation on the OTC. If this occurs, the stock may be traded or listed only to the extent that there is interest by broker-dealers in acting as a market maker in our stock. Despite our best efforts, it may not be able to convince any broker/dealers to act as market-makers and make quotations on the OTC. We may consider pursuing a listing on the OTCBB, OTCQB, or OTCQX after this offering becomes qualified and we have completed our offering.

The price per share of this Offering will remain at $5.00. Even if we are quoted on the Over-The-Counter (OTC) where the market price may vary, the offering price of $5.00 will not change for the duration of the offering.

We will receive all of the proceeds from such sales of securities and are bearing all expenses in connection with the qualification of our shares under Regulation A+.

We are only seeking to qualify the shares that will be offered by means of this offering statement, and not the shares held by existing security holders. Thus, there are no selling security holders in this offering.

PLAN OF DISTRIBUTION

We are offering the shares on a “self-underwritten” basis directly through David Sobelman, our sole officer and director. Mr. Sobelman will not receive any commissions or other remuneration of any kind in connection with his participation in this offering based either directly or indirectly on transactions in securities. However, Mr. Sobelman may be deemed to be an underwriter of this offering within the meaning of that term as defined in Section 2(11) of the Securities Act.

This offering is a self-underwritten offering, which means that it does not involve the participation of an underwriter to market, distribute or sell the shares offered under this prospectus. We currently expect that this offering shall remain open until the date when the sale of all 4,000,000 shares is completed; provided, however, the offering shall terminate by May 1, 2018.We may, at our discretion, extend the offering for an . In any event, the offering will end within three years of this offering statement being declared qualified.  We may terminate this offering at any time and for any reason.

The shares will be offered at a fixed price of $5.00 per share for the duration of the offering. There is no minimum number of shares required to be sold to close the offering. We will receive all of the proceeds from such sales of securities and are bearing all expenses in connection with the qualification of our shares.

Mr. Sobelman will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer’s securities and not be deemed to be a broker-dealer.

•	Mr. Sobelman is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation.

•	Mr. Sobelman will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

•	Mr. Sobelman is not, nor will he be at the time of participation in the offering, an associated person of a broker-dealer; and

•

Mr. Sobelman meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our officer, director, control persons and affiliates do not intend to purchase any shares in this offering.

[29]

If applicable, the shares may not be offered or sold in certain jurisdictions unless they are registered or otherwise comply with the applicable securities laws of such jurisdictions by exemption, qualification or otherwise. We intend to sell the shares only in the states in which this offering has been qualified or an exemption from the registration requirements is available, and purchases of shares may be made only in those states.

In addition and without limiting the foregoing, we will be subject to applicable provisions, rules and regulations under the Securities Act with regard to security transactions during the period of time when this offering statement is qualified.

OUR DIVIDEND DISTRIBUTION POLICY

Dividends

We anticipate structuring our business and hope to operate such that we will be able to distribute annual dividends to investors so as to qualify for tax treatment as a REIT.  We intend to pay distributions on a quarterly or annual basis, and we will calculate our distributions based upon daily record and distribution declaration dates so that in our estimation, investors may be able to earn distributions immediately upon purchasing shares of our common stock. However, distributions will be declared at the discretion of our Board based on a variety of factors that it will consider at the time of authorizing a potential distribution. Thus, distributions to investors are not guaranteed and we may choose to pay distributions in kind.

In order to qualify for taxation as a REIT, we must make annual distributions to our shareholders of an amount at least equal to:

(i)  90% of our REIT taxable income (determined before the deduction for dividends paid and excluding any net capital gain); plus

(ii)  90% of the excess of our after-tax net income, if any, from foreclosure property over the tax imposed on such income by the Code; less

(iii)  the sum of certain items of non-cash income.

Generally, we expect to distribute sufficient dividends to qualify for taxation as a REIT and to avoid income and excise taxes. However, we cannot assure you as to when we will begin to generate sufficient cash flow to make distributions to our shareholders or our ability to sustain those distributions.

See the section entitled “Material Federal Income Tax Considerations” below.

Over the course of our operations, we expect to fund distributions principally from our funds that we generate from operations. We intend to make regular quarterly distributions to our common shareholders beginning at such time as our Board determines that we have acquired net leases generating sufficient cash flow to do so. Until we invest a substantial portion of the net proceeds of this offering in net leases, we expect our distributions will be nominal. We cannot predict the timing of our net lease investments or when we will commence paying quarterly distributions.

Distributions will be authorized by our Board and declared by us based upon a variety of factors, including:

•	actual results of operations;

•	the timing of the investment of the net proceeds of this offering;

•	any debt service requirements;

•	capital expenditure requirements for our properties;

•	our taxable income;

•	the annual distribution requirement under the REIT provisions of the Code;

•	our operating expenses; and

•	other factors that our Board may deem relevant.

[30]

To the extent that, in respect of any calendar year, cash available for distribution is less than our REIT taxable income, we could be required to sell assets or borrow funds to make cash distributions or make a portion of the required distribution in the form of a taxable share distribution or distribution of debt securities.

As of the date of this offering statement, we announced the payment of our first cash dividend to shareholders of record as of January 2, 2018.  On February 13, 2018, our Board authorized a $0.10 per share cash dividend for shareholders of record of the Company’s common stock as of January 2, 2018. The Company expects to pay this dividend on or before March 31, 2018. David Sobelman, our president and founder and owner of approximately 58% of the Company’s common stock outstanding, waived his dividend for this period.

The Company’s dividend rates are set and may be reset from time to time by the Board. In addition, David Sobelman, the Company’s President, waived his dividend so that shareholders would receive a greater dividend for this period. Mr. Sobelman shall be entitled to receive future dividends and his waiver for this dividend shall not act as a waiver for future dividends.

OUR BUSINESS

Our Company

We are an internally managed net lease investment company incorporated on June 19, 2015 in the State of Maryland by our Chairman and President, David Sobelman.

Our business and registered office is located at 401 East Jackson Street, Suite 3300, Tampa, FL 33602. Our office space is currently being provided free of charge by our sole director and officer. Our telephone number is (813) 448-1234; our main email address is ds@gipreit.com.

Our purpose is to acquire and invest in net lease properties located primarily in major United States cities, with an emphasis on the major coastal markets.  We will seek geographic diversity in our investments, although attractive opportunities will be more important than geographic mix in our investment activity. We currently own one net lease property in Washington, D.C., and have one property under contract in Tampa, FL. We intend to elect and qualify to be taxed as a real estate investment trust (“REIT”) for federal income tax purposes, and to conduct our operations so as to maintain that tax qualification.

We intend to operate as a self-advised and self-administered Maryland corporation that will invest primarily in freestanding, single-tenant commercial retail, office and industrial properties net leased to investment grade tenants.  Since we intend for our sole officer and director Mr. Sobelman to provide advisory and administrative services to us, we will consider our business operations self-advised and self-administered. To the extent necessary we plan to use consultants, attorneys, and accountants, and do not plan to engage any additional full-time employees in the near future. Since we had no specific properties identified for acquisition upon the commencement of this offering and have not identified any properties to purchase with proceeds from this offering, apart from one investment we have already made and one potential investment identified and under contract, this offering is considered a “blind pool” offering.

We intend to structure our business operations so that we may qualify as a real estate investment trust (REIT).  In general, a REIT is a company that:

•	combines the capital of many investors to acquire or provide financing for real estate properties;

•	allows individual investors to invest in a large-scale diversified real estate portfolio through the purchase of interests, typically shares, in the REIT;

•	is required to pay dividends to investors of at least 90% of its annual REIT taxable income (computed without regard to the dividends-paid deduction and excluding net capital gain); and

•

is able to qualify as a REIT for federal income tax purposes and therefore avoids the “double taxation” treatment of income that would normally result from investments in a corporation because a REIT does not generally pay federal corporate income taxes on the portion of its net income distributed to its stockholders, provided certain income tax requirements are satisfied.

We intend to elect to be taxed as a REIT commencing with the taxable year ending December 31, 2018, or the first year in which we commence material operations, in the event that this is later than 2018.

[31]

We intend to operate by acquiring properties that we can in turn lease to tenants under net leases. A net lease is a type of lease in which the tenant is generally responsible for all costs and expenses related to the use and operation of the property, such as the cost of repairs, maintenance, property taxes, utilities, insurance and other operating costs, in addition to the tenant’s regular monthly rent.

On the properties that we acquire, we generally expect that our leases will be net leases. We anticipate that there may, however, be some cases where we will be responsible for the replacement of specific structural components of a property, such as the roof or structure of the building.

Generally, we anticipate that with regard to the properties that we will acquire, leases will already be in place prior to a purchase, and that initial lease terms will have 10 years or more of primary lease term remaining as well as, in some cases, renewal options for further years.  We may, however, enter into leases that have a shorter term.  There are some cases where terms of the lease will need to be determined prior to a purchase as there may not be a lease already in place with the occupant prior to a purchase.

We anticipate that we will determine tenant creditworthiness pursuant to various methods, including reviewing financial data and other information about the tenant. In addition, we anticipate that we may use an industry credit rating service to determine the creditworthiness of potential tenants and any personal guarantor or corporate guarantor of each potential tenant. We anticipate that we will compare the reports produced by these services to the relevant financial and other data collected from these parties before consummating a lease transaction. Such relevant data from potential tenants and guarantors include income and cash flow statements and balance sheets for current and prior periods, net worth or cash flow of guarantors, and business plans and other data our management would deem relevant.

We intend to operate using an “Umbrella Partnership Real Estate Investment Trust” (UPREIT) structure. We plan to use an UPREIT structure because a sale of property directly to a REIT generally is a taxable transaction to the selling property owner. In an UPREIT structure, a seller of a property that desires to defer taxable gain on the sale of its property may transfer the property to the UPREIT in exchange for limited partnership units in the UPREIT and defer taxation of gain until the seller later disposed of its UPREIT units.  Using an UPREIT structure may give us an advantage in acquiring desired properties from persons who may not otherwise sell their properties because of unfavorable tax results.

We believe that the current market environment will present a significant number of attractive investment opportunities and that our management team has the experience and expertise necessary to acquire a high quality portfolio of net lease properties. Our management team is led by David Sobelman, the founder, Chairman of the Board and President of Generation Income Properties, Inc. Prior to founding Generation Income Properties, Inc., Mr. Sobelman co-managed Calkain Companies, LLC, a privately held national commercial real estate firm, organized in Virginia in 2004. Mr. Sobelman has almost 15 years of net lease real estate experience, having overseen approximately $10 billion of net lease commercial real estate investment transactions.

Mr. Sobelman is no longer affiliated with Calkain Companies and the Company intends to manage its assets internally rather than with the assistance of Calkain Asset Management.  Mr. Sobelman has recently joined 3 Properties LLC, a real estate brokerage company founded by Mr. Sobelman specializing in representing buyers and sellers of net lease property.  3 Properties, LLC does provide asset management services that the Company may engage in the future.

We will operate as a self-advised REIT, and our business and investment decisions will be made by our management who will manage our day-to-day affairs.  See the section “Executive Compensation” for information in connection to compensation to our sole officer and director.

The Company is “internally managed” and our sole officer and director will manage the business and affairs of the Company without the involvement of a third-party advisor or manager. Our sole officer and director will be compensated through salary, bonuses, and equity awards.

Method of Operation

Our primary investment objectives are:

•	to provide current income for you through the payment of cash distributions;

•	to preserve and return investor capital contributions; and

•	to realize capital appreciation on our properties.

[32]

We currently own one property and have one property under contract and intend to continue acquiring properties we deem suitable with the net proceeds of this offering. We intend to continue to focus our investments primarily on the acquisition of freestanding, single-tenant commercial properties net leased to investment grade and other creditworthy tenants. Unlike funds that invest solely in multi-tenant properties, we plan to acquire a diversified portfolio comprised primarily of single-tenant properties. We believe that single-tenant commercial properties, as compared with shopping centers, office buildings, malls, and other traditional multi-tenant properties, offer a distinct investment advantage since single-tenant properties generally require less management and operating capital and have less recurring tenant turnover than do multi-tenant properties. In addition, since we intend to acquire properties that are not concentrated in a single geographic market, we expect to be able to minimize the potential adverse impact of economic downturns in local markets. We will also seek to acquire properties with long-term leases with investment grade or other creditworthy tenants. We will acquire or invest in properties located only in the United States.

We anticipate that we may want to acquire properties through one or more joint ventures in order to diversify our portfolio of properties in terms of geographic region, property type, and tenant industry group. In our estimation, increased portfolio diversification could reduce the risk to our ability to generate profits as compared to a program with less diversified investments. We also believe that joint ventures may offer us attractive investment opportunities that would otherwise not be available with owners who are reluctant to sell a 100% interest in their property.  We anticipate that our joint ventures may be with an affiliate or with third parties. Generally, however, we anticipate that we will only enter into a joint venture in which we will control the decisions of the joint venture. If we do enter into joint ventures, we may assume liabilities related to the joint venture that exceed the percentage of our investment in the joint venture, and in that case our ability to operate profitably may be at risk if we are unable to cover the costs of operating the properties operated by those possible joint ventures.

Operation through Our Subsidiary

We will be the sole general partner of Generation Income Properties, L.P., which is the subsidiary through which we will conduct substantially all of our operations.

Market Opportunity

We believe that there is a current trend among REITs and other institutional purchasers of U.S. net lease properties to seek out properties that provide the highest initial return possible, even those properties in undesirable locations with lower real estate values.  In our estimation, this trend provides an opportunity to purchase prime net lease real estate assets that are being overlooked by REITs and other institutional investors.  With the vast amount of similar REITs focused on assets fitting this immediate return-criterion,  we believe that many assets are being overlooked, and we will be searching for assets that we believe will have  the greatest potential for long-term real estate appreciation, namely, those assets with a high credit-rated tenant in a long-term, net leased property.

According to Real Capital Analytics the aggregate value of sale transactions involving U.S. net leases with a purchase price of $2.5 million or more decreased in 2014, which may indicate that the market has peaked and additional opportunities will begin to arise in coming years.  This decrease followed a dramatic increase in transaction volume from 2009 through 2014, during which period attractive financing was widely available and industry fundamentals were generally favorable.  We believe with an increase in interest rates on the horizon, prices for net leased properties will slowly decrease and returns for prime assets will also slowly increase.

We believe that a number of factors, including debt defaults, maturity defaults and lack of available financing and under-capitalized owners, described above, will increase pressure on certain net lease owners to sell properties at prices that we believe are attractive and that transaction volumes will decrease over the next several years.  According to Real Capital Analytics, in the past 13 years there have been two peaks in the single tenant net lease market, and thus we anticipate that there may soon be a decline in volume similar to that experienced after the previous peak in 2007.

According to Real Capital Analytics (see graph below), sales of single tenant net lease properties were higher in mid-2014 than it has ever been, including in the heated real estate market of 2007.  Demand may eventually decline because interest rates will start rising and then capitalization rates will start increasing, making leveraging properties more difficult and increasing the barriers to entry for those buyers of net lease properties with less access to capital, thereby shrinking the market.  We expect that buyers who intend to use a lower-leverage capital structure like Generation Income Properties intends to implement in the long-term, or have access to equity capital will have opportunities to acquire high-quality net lease properties at attractive prices.

[33]

U.S. Net lease Transaction Volume (March 1, 2002 — November 1, 2014)

(Transactions $2.5 million and above)

Our Opportunity

We intend to continue to raise money pursuant to multiple Tier II offerings under Regulation A, if available, or other securities offerings to continue to grow the assets of our Company. We initially intend to pursue a listing on the OTC Markets exchange, but we make no assurances that such a listing can or will be made. We currently own one property which was acquired using proceeds from this offering because there is no minimum amount that must be raised. We intend to acquire additional properties when we raise sufficient funds and identify suitable properties.

Our Initial Portfolio

On June 29, 2017, the Company assumed the lease for the property it acquired through a wholly owned subsidiary of the Operating Partnership. The initial lease term runs from January 1, 2016 to March 31, 2026 (10 years) with an option to renew every 5 years for a total of 20 years. The lease includes a 10% rental increase every five years in the primary term, and during the renewal periods. As of the date of purchase, the lease had eight years and nine months on the initial term of the lease.

The following table presents an overview of the properties we have identified and have acquired or expect to acquire initially if we are able to close on terms satisfactory to us.

Property and Location	Percent Acquired	Date of Acquisition	Purchase Price	Debt Assumed
7-Eleven - Washington, DC	100%	6/29/2017	$ 2,480,000	$ 0
Starbucks – Tampa, FL	100%	Under Contract	$ 3,475,000	TBD

[34]

Future Minimum Rents

The following table presents future minimum base rental cash payments due to the Company from the 7-Eleven property over the next six calendar years and thereafter from the date of acquisition (June 30, 2017).

Future Minimum Base Rent Payments
Remaining six months ending December 31, 2017	$59,327.76
December 31, 2018	117,999.96
December 31, 2019	117,999.96
December 31, 2020	117,999.96
December 31, 2021	117,999.96
December 31, 2022	129,799.96
Thereafter	389,399.88
$1,050,527.43

Competitive Strengths

We expect the following factors will benefit us as we implement our business strategy:

•

Experienced Leadership.  David Sobelman, our Chairman and President, founded us after serving almost 13 years in various roles within the net lease commercial real estate market.  Mr. Sobelman has held various roles within the single tenant, net lease commercial real estate investment market, including investor, asset manager, broker, owner, analyst and advisor.  In 2017, Mr. Sobelman founded 3 Properties, LLC, a brokerage and advisory firm solely focused on net lease investments. In 2005, Mr. Sobelman co-founded Calkain Companies, LLC, a multidisciplinary brokerage and advisory firm solely focused on net lease investments.  During his tenure, the firm grew from two employees to over 40, and became one of the leading single tenant, net lease firms in the country.  Prior to Mr. Sobelman’s career in single tenant, net lease investments, he served as a member of The White House staff, and was subsequently appointed to work for the Secretary of the Department of Health and Human Services.  Mr. Sobelman co-wrote The Little Book of Triple Net Lease Investing, the first book ever written on the single tenant investment market, which is currently in its second edition.  Mr. Sobelman is a featured speaker at conferences in the United States and abroad and has been quoted in articles in The Wall Street Journal, Forbes, Fortune and various regional real estate trade publications.

•

Experienced Acquirer with Strong Track Record of Growth.  Throughout his career, Mr. Sobelman has been involved in acquiring, redeveloping and repositioning net lease properties. During Mr. Sobelman’s tenure in the net lease real estate market he hasled transactions and assisted his employees in procuring transactions totaling roughly $10 billion in asset value. Mr. Sobelman has overseen or been directly involved in over 1,000 single tenant, net lease transactions.

•

Focused Property Investment Strategy.  We intend to invest primarily in single-tenant, net leased property in premium urban locations in major U.S. cities, with an emphasis on the major coastal and gateway markets, where we believe there are significant barriers to entry for new net lease supply.

•

Prudent Capital Structure.  Our long-term goal is to maintain a lower-leveraged capital structure and we intend to work to limit the sum of the outstanding principal amount of our consolidated indebtedness after building our initial portfolio.  At this time the Company has no plan for issuing any preferred stock.  Our Board may modify or eliminate these limitations at any time without the approval of our shareholders.

Business Strategy and Investment Criteria

We intend to acquire and operate a portfolio of commercial real estate consisting primarily of freestanding, single-tenant commercial properties, net leased to investment grade tenants, which generally are companies that have a debt rating by Moody’s of Baa3 or better or a credit rating by Standard & Poor’s of BBB- or better, or their equivalents, are guaranteed by a company with such rating, and other creditworthy tenants located throughout the United States. We also may invest in a smaller number of multi-tenant properties that complement our overall investment objectives. In addition, we may invest in entities that make similar investments. We believe that these investments can produce attractive risk-adjusted returns because we expect to acquire properties that have a strong long-term potential at increasing the value of the real estate. Our long-term goal is to maintain a lower-leverage capital structure when acquiring assets for the portfolio.  However, we anticipate in the early stages of our business, with respect to assets either acquired with debt financing or refinanced, the debt financing amount generally could be up to approximately 75% of the acquisition price of a particular asset, provided, however, we are not restricted in the amount of leverage we may use to finance an asset.

[35]

We currently own one tenant occupied net lease property.  The Property is located in the Quincy at Fourteenth Condominium in Washington D.C., The property is on the ground floor of a new construction residential condominium building completed in 2016.  Our lessee at this location is a corporate owned 7-Eleven convenience store.  7-Eleven, Inc. has an AA- credit rating from Standard & Poor’s.  In addition, we have one property under contract. This property is a free-standing, single tenant newly constructed location in Tampa, FL leased to the Starbucks Corporation.  Starbucks will operate and guarantee the 10-year lease (commencing February 2018).  Starbucks has an A- credit rating from Standard & Poor’s.

We intend to elect and qualify to be taxed as a REIT for federal income tax purposes.

We will utilize extensive research to evaluate target markets and properties, including a detailed review of the long-term economic outlook, trends in local demand generators, competitive environment, property systems and physical condition, and property financial performance. Specific acquisition criteria may include, but are not limited to, the following:

•	premier properties;

•	properties not subject to long-term management contracts with management companies;

•	properties with stable primary tenants with good credit in long leases;

•	potential return on investment initiatives, including upgrades and possible expansion;

•	opportunities to implement value-added operational improvements; and

•	strong demand growth characteristics supported by favorable demographic indicators.

Though we do not initially intend to engage in significant development or redevelopment of net lease properties, over the long-term we may acquire properties that we believe would benefit from significant redevelopment or expansion.

If we believe outside help is desirable, we may enter into flexible management contracts with third-party net lease management companies for the operation of our net leases that will provide us with the ability to replace operators and/or reposition properties, to the extent that we determine to do so, and will align our operators with our objective of generating the highest return on investment. In addition, we believe that flexible management contracts could facilitate the sale of net leases, and we may seek to opportunistically sell net leases if we believe sales proceeds may be invested in net lease properties that offer more attractive risk-adjusted returns.

Financing Strategies

Our long-term goal is to maintain a lower-leveraged capital structure and lower outstanding principal amount of our consolidated indebtedness.  However, we anticipate in the early stages of our business, with respect to assets either acquired with debt financing or refinanced, the debt financing amount generally could be up to approximately 75% of the acquisition price of a particular asset, provided, however, we are not restricted in the amount of leverage we may use to finance an asset. Particular assets may be more highly leveraged. Over time, we intend to reduce our debt positions through financing our long-term growth with equity issuances and some debt financing having staggered maturities. Our debt may include mortgage debt secured by our properties and unsecured debt. Over a long term period we intend to maintain lower levels of debt encumbering the REIT, its assets and/or the portfolio.

We believe that once we reduce the debt balance which we will accrue during the early stages of our business in connection to building our portfolio of assets we will be positioned to have one of the more conservative public net lease REITs in the United States.

In June 2017, we received a $5,000,000 revolving line of credit from a commercial bank. We have not utilized any of our line of credit as of the date of this offering statement.  The line is guaranteed by Mr. Sobelman, our chairman and president and matures in June 2019.  We intend to repay amounts outstanding under any credit facilities as soon as reasonably possible. No assurance can be given that we will be able to obtain additional credit facilities.  We anticipate arranging and utilizing additional revolving credit facilities to potentially fund future acquisitions (following investment of the net proceeds of this offering), return on investment initiatives and working capital requirements.

When purchasing net lease properties, we may issue limited partnership interests in our operating partnership as full or partial consideration to sellers who may desire to take advantage of tax deferral on the sale of a net lease or participate in the potential appreciation in value of our common shares.

[36]

Competition

The net lease industry is highly competitive.  We will face competition for acquisitions of real property from investors, including traded and non-traded public REITs, private equity investors and institutional investment funds, some of which have greater financial resources than we do, a greater ability to borrow funds to acquire properties and the ability to accept more risk than we can prudently manage. This competition may increase the demand for the types of properties in which we wish to invest and, therefore, reduce the number of suitable acquisition opportunities available to us and increase the prices paid for such acquisition properties. This competition will increase if investments in real estate become more attractive relative to other forms of investment.

We anticipate that the net lease assets we will enter into with properties that we acquire will compete with other entities seeking to enter into net leases with tenants in our markets. Competitive factors include location, re-usability of real estate, convenience, tenancy and lease terms.  As a landlord, we will compete in the multi-billion dollar commercial real estate market with numerous developers and owners of properties, many of which own properties similar to ours in the same markets in which our properties are located. Some of our competitors will have greater economies of scale, have access to more resources and have greater name recognition than we do. If our competitors offer space at rental rates below current market rates or below the rental rates we charge our tenants, we may lose our tenants or prospective tenants and we may be pressured to reduce our rental rates or to offer substantial rent abatements, tenant improvement allowances, early termination rights or below-market renewal options in order to retain tenants when our leases expire.

Employees and Employment Agreements

As of the date of this offering statement, we have no employees other than Mr. Sobelman, our sole officer and director. Mr. Sobelman has the flexibility to work on our business up to 20 hours per week. He is prepared to devote more time to our operations as may be required, though we do not have any written employment agreement with him.  We expect to pay a base salary to Mr. Sobelman of $100,000 per year together with an annual bonus and grants of awards under an equity incentive plan.

We do not presently have pension, health, annuity, insurance, stock options, profit sharing, or similar benefit plans; however, we may adopt such plans in the future. There are presently no personal employment benefits available to our sole director and officer.

We plan to use consultants, attorneys, and accountants, as necessary and do not plan to engage any additional full-time employees in the near future.

Environmental Matters

To control costs, we intend to limit our investments to properties that are environmentally compliant or that do not require extensive remediation upon acquisition.  To do this, we intend to conduct assessments of properties before we decide to acquire them. These assessments, however, may not reveal all environmental hazards. In certain instances we will rely upon the experience of our advisor and we expect that in most cases we will request, but will not always obtain, a representation from the seller that, to its knowledge, the property is not contaminated with hazardous materials. Additionally, we anticipate we would seek to ensure that many of our leases will contain clauses that require a tenant to reimburse and indemnify us for any environmental contamination occurring at the property.  We do not intend to purchase any properties that have known environmental deficiencies.

Federal, state and local environmental laws and regulations regulate, and impose liability for, releases of hazardous or toxic substances into the environment. Under various of these laws and regulations, a current or previous owner, operator or tenant of real estate may be required to investigate and clean up hazardous or toxic substances, hazardous wastes or petroleum product releases or threats of releases at the property, and may be held liable to a government entity or to third parties for property damage and for investigation, cleanup and monitoring costs incurred by those parties in connection with the actual or threatened contamination. These laws typically impose cleanup responsibility and liability without regard to fault, or whether or not the owner, operator or tenant knew of or caused the presence of the contamination. The liability under these laws may be joint and several for the full amount of the investigation, cleanup and monitoring costs incurred or to be incurred or actions to be undertaken, although a party held jointly and severally liable may seek to obtain contributions from other identified, solvent, responsible parties of their fair share toward these costs.  In addition, under the environmental laws, courts and government agencies have the authority to require that a person or company who sent waste to a waste disposal facility, such as a landfill or an incinerator, must pay for the cleanup of that facility if it becomes contaminated and threatens human health or the environment.  Any of these cleanup costs may be substantial, and can exceed the value of the property. The presence of contamination, or the failure to properly remediate contamination, on a property may adversely affect the ability of the owner, operator or tenant to sell or rent that property or to borrow using the property as collateral, and may adversely impact our investment in that property.

[37]

Furthermore, various court decisions have established that third parties may recover damages for injury caused by property contamination. For instance, a person exposed to asbestos while staying in a net lease may seek to recover damages if he or she suffers injury from the asbestos. Lastly, some of these environmental laws restrict the use of a property or place conditions on various activities. An example would be laws that require a business using chemicals (such as swimming pool chemicals at a net lease property) to manage them carefully and to notify local officials that the chemicals are being used.

We could be responsible for any of the costs discussed above. The costs to clean up a contaminated property, to defend against a claim, or to comply with environmental laws could be material and could adversely affect the funds available for distribution to our shareholders.  Prior to any acquisition of property, we will seek to obtain environmental site assessments to identify any environmental concerns at the property. However, these environmental site assessments may not reveal all environmental costs that might have a harmed our business, assets, results of operations or liquidity and may not identify all potential environmental liabilities.

As a result, we may become subject to material environmental liabilities of which we are unaware. We can make no assurances that (1) future laws or regulations will not impose material environmental liabilities on us, or (2) the environmental condition of our net lease properties will not be affected by the condition of the properties in the vicinity of our net lease properties (such as the presence of leaking underground storage tanks) or by third parties unrelated to us.

Insurance

We will require our tenants to maintain liability and property insurance coverage for the properties they lease from us pursuant to net leases.  Pursuant to the leases, our tenants may be required to name us (and any of our lenders that have a mortgage on the property leased by the tenant) as additional insureds on their liability policies and additional named insured and/or loss payee (or mortgagee, in the case of our lenders) on their property policies. All tenants will be required to maintain casualty coverage.  Depending on the location of the property, losses of a catastrophic nature, such as those caused by earthquakes and floods, may be covered by insurance policies that are held by our tenants with limitations such as large deductibles or co-payments that a tenant may not be able to meet. In addition, losses of a catastrophic nature, such as those caused by wind/hail, hurricanes, terrorism or acts of war, may be uninsurable or not economically insurable. In the event there is damage to any of our properties that is not covered by insurance and such properties are subject to recourse indebtedness, we will continue to be liable for any indebtedness, even if these properties are irreparably damaged. In addition to being a named insured on our tenants’ liability policies, we intend to separately maintain commercial general liability coverage with an aggregate limit of $1,000,000.  We also intend to maintain full property coverage on all untenanted properties and any other property coverage required by any of our lenders that is not required to be carried by our tenants under our leases.

THIS IS A REGULATION A+ TIER 2 OFFERING

This is a Tier 2 offering under Regulation A+ where the securities will not be listed on a registered national securities exchange upon qualification. This offering is being conducted pursuant to an exemption from registration under Regulation A of the Securities Act of 1933, as amended. After qualification, we intend to apply for these qualified securities to be eligible for quotation on the OTC through the OTCBB, OTCQX or OTCQB.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

JUMPSTART OUR BUSINESS STARTUPS ACT

In April, 2012, the Jumpstart Our Business Startups Act (“JOBS Act”) was enacted into law. The JOBS Act provides, among other things:

•	Exemptions for emerging growth companies from certain financial disclosure and governance requirements for up to five years and provides a new form of financing to small companies;

•

Amendments to certain provisions of the federal securities laws to simplify the sale of securities and increase the threshold number of record holders required to trigger the reporting requirements of the Securities Exchange Act of 1934;

•	Relaxation of the general solicitation and general advertising prohibition for Rule 506 offerings;

[38]

•	Adoption of a new exemption for public offerings of securities in amounts not exceeding $50 million; and

•

Exemption from registration by a non-reporting company of offers and sales of securities of up to $1,000,000 that comply with rules to be adopted by the SEC pursuant to Section 4(6) of the Securities Act and exemption of such sales from state law registration, documentation or offering requirements.

In general, under the JOBS Act a company is an emerging growth company if its initial public offering (“IPO”) of common equity securities was effected after December 8, 2011 and the company had less than $1 billion of total annual gross revenues during its last completed fiscal year. A company will no longer qualify as an emerging growth company after the earliest of

(i)	the completion of the fiscal year in which the company has total annual gross revenues of $1 billion or more,

(ii)	the completion of the fiscal year of the fifth anniversary of the company’s IPO;

(iii)	the company’s issuance of more than $1 billion in nonconvertible debt in the prior three-year period, or

(iv)	the company becoming a “larger accelerated filer” as defined under the Securities Exchange Act of 1934.

The JOBS Act provides additional new guidelines and exemptions for non-reporting companies and for non-public offerings. Those exemptions that impact the Company are discussed below.

Financial Disclosure. The financial disclosure in a registration statement filed by an emerging growth company pursuant to the Securities Act of 1933 will differ from registration statements filed by other companies as follows:

(i)	audited financial statements required for only two fiscal years;

(ii)	selected financial data required for only the fiscal years that were audited;

(iii)

executive compensation only needs to be presented in the limited format now required for smaller reporting companies. (A smaller reporting company is one with a public float of less than $75 million as of the last day of its most recently completed second fiscal quarter)

However, the requirements for financial disclosure provided by Regulation S-K promulgated by the Rules and Regulations of the SEC already provide certain of these exemptions for smaller reporting companies. Currently a smaller reporting company is not required to file as part of its registration statement selected financial data and only needs audited financial statements for its two most current fiscal years and no tabular disclosure of contractual obligations.

The JOBS Act also exempts  our independent registered public accounting firm from complying with any rules adopted by the Public Company Accounting Oversight Board (“PCAOB”) after the date of the JOBS Act’s enactment, except as otherwise required by SEC rule.

The JOBS Act also exempts an emerging growth company from any requirement adopted by the PCAOB for mandatory rotation of  our accounting firm or for a supplemental auditor report about the audit.

Internal Control Attestation. The JOBS Act also provides an exemption from the requirement of  our independent registered public accounting firm to file a report on  our internal control over financial reporting, although our management is still required to file its report on the adequacy of  our internal control over financial reporting.

Section 102(a) of the JOBS Act exempts emerging growth companies from the requirements in §14A(e) of the Securities Exchange Act of 1934 for companies with a class of securities registered under the 1934 Act to hold shareholder votes for executive compensation and golden parachutes.

Other Items of the JOBS Act. The JOBS Act also provides that an emerging growth company can communicate with potential investors that are qualified institutional buyers or institutions that are accredited to determine interest in a contemplated offering either prior to or after the date of filing the respective registration statement. The Act also permits research reports by a broker or dealer about an emerging growth company regardless if such report provides sufficient information for an investment decision. In addition the JOBS Act precludes the SEC and FINRA from adopting certain restrictive rules or regulations regarding brokers, dealers and potential investors, communications with management and distribution of a research reports on the emerging growth company IPO.

[39]

Section 106 of the JOBS Act permits emerging growth companies to submit 1933 Act registration statements on a confidential basis provided that the registration statement and all amendments are publicly filed at least 21 days before the issuer conducts any road show. This is intended to allow the emerging growth company to explore the IPO option without disclosing to the market the fact that it is seeking to go public or disclosing the information contained in its registration statement until the company is ready to conduct a roadshow.

Election to Opt Out of Transition Period. Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a 1933 Act registration statement declared effective or do not have a class of securities registered under the 1934 Act) are required to comply with the new or revised financial accounting standard. The decision by companies to “opt out” of the extended transition period for complying with new or revised accounting standards is irrevocable.

We are not electing to opt out of the JOBS Act extended accounting transition period. We intend to take advantage of the extended transition period provided under the JOBS Act for complying with new or revised accounting standards.

Legal Proceedings

Mr. Sobelman is currently involved in litigation with his former partner, Johnathan Hipp, at Calkain Companies and Generation Income Properties has been named in the suit.

On June 29, 2017, our president filed a law suit in Fairfax County Circuit Court in the State of Virginia against Calkain Companies LLC (“Calkain”) and his former business partner Johnathan Hipp to dissolve Calkain Companies LLC. The suit was filed after Mr. Sobelman’ s request for an accounting of Calkain’s finances and a request to inspect a copy of Calkain’s books and records was rejected by Calkain and Calkain’s president and Mr. Sobelman’s business partner, Johnathan Hipp.  The suit filed by Mr. Sobelman alleged that Mr. Hipp used company funds to pay for his private expenses including cars, private planes and vacations. In addition, Calkain has withheld earnings owned to Mr. Sobelman for 2016. The suit seeks for the judicial dissolution of Calkain Companies LLC, payment of monies owned to Mr. Sobelman unlawfully held by Calkain and Mr. Hipp, and payment to Mr. Sobelman for his 40% interest in Calkain .

On September 1, 2017, in response to Mr. Sobelman’s suit against Jonathan Hipp and Calkain Companies LLC, Calkain filed a counter-complaint and third-party complaint naming Mr. Sobelman and Generation Income Properties, Inc.  The complaint denies that Mr. Sobelman has any ownership interest in Calkain, despite the public acknowledgement in both press and Calkain’s website of the partnership by Mr. Hipp and Mr. Sobelman.  The complaint by Mr. Hipp alleges, in sum and substance, that Generation Income Properties, through Mr. Sobelman, reached out to business contacts Mr. Sobelman developed during his approximately 14 years at Calkain, for potential investment and Calkain is entitled to all monies invested by those contacts as well as any profits earned by Generation Income Properties to date. In addition, Calkain and Mr. Hipp are seeking total damages from Mr. Sobelman and Generation Income Properties in an amount of $850,000.

We believe the suit by Calkain and Mr. Hipp to be frivolous and simply retaliatory and a waste of the courts resources.  We currently believe that the likelihood of an unfavorable outcome with respect to any of the aforementioned legal proceedings against the company is remote. No provision for loss has been recorded in connection therewith; the Company does not expect to incurred any expenses in connection to this matter as of the date of this Offering Statement.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion in conjunction with the sections of this prospectus entitled “Risk Factors”, “Forward-Looking Statements”, and “Our Business.” This discussion contains forward-looking statements reflecting current expectations that involve risks and uncertainties. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the section entitled “Risk Factors” and elsewhere in this prospectus.

Overview

We are an internally managed, Maryland corporation formed in June 2015 and focused on acquiring retail, office and industrial real estate located in major U.S. markets.

[40]

The founding member of our management team is David Sobelman, our President. David Sobelman founded Generation Income Properties after serving twelve years in roles such as investor, asset manager, broker, owner, analyst and advisor; all within the single tenant, net lease commercial real estate investment market.  In 2017, Mr. Sobelman founded 3 Properties, LLC, a net lease real estate brokerage and advisory firm.  Prior to founding 3 Properties,  Mr. Sobelman co-founded and co-managed Calkain Companies, a multidisciplinary brokerage and advisory firm solely focused on net lease investments.  During his tenure, the firm grew from two employees, the founders, to over 40 personnel servicing the entire U.S.

We intend to elect to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with our taxable year ending December 31, 2018.

Results of Operations

The following represents our performance highlights:

Revenues

As of December 31, 2016, we had not commenced any active operations.  Offering proceeds will be applied to the acquisition of real estate assets. We will experience a relative increase in liquidity as we receive net offering proceeds and a relative decrease in liquidity as we spend net offering proceeds in connection with the acquisition, development and operation of our assets.

Operating Expenses

	2016	2015

Revenues	$—	$—

Expenses:
Organization costs	151,121	134,529
Total expenses	151,121	134,529

Net loss	$(151,121)	$(134,529)

Liquidity and Capital Resources

As of the date of this offering circular we raised $3,956,335 of gross proceeds from the sale of 791,267 shares of common stock in this offering.

As of December 31, 2016, we had $692,582 cash on hand. The Company acquired the 7-Eleven Quincy Washington, D.C. property on June 29, 2017 and has entered into an agreement to acquire the Starbucks Tampa, FL property.

In June 2017, we acquired the 7-Eleven Quincy at Fourteenth Condominium Washington, D.C. Property for $2,480,000 in cash plus closing costs.  We funded the acquisition of the property using the initial net proceeds from the offering.

In June 2017 we contracted to purchase a Starbucks Property in Tampa, FL. If sufficient additional funds are raised in our offering, the Company intends to acquire the Tampa, FL Starbucks Property for a purchase price of $3,475,000 to be comprised of cash and debt.  We also may joint venture in the purchase of the Starbuck Property with a cash investor seeking a tax deferred exchange under Section 1031 of the Code.

In June 2017, we received a $5,000,000 revolving line of credit from a commercial bank.  We have not utilized any of our line of credit as of the date of this offering statement.  We intend to repay amounts outstanding under any credit facilities as soon as reasonably possible. No assurance can be given that we will be able to obtain additional credit facilities. We have no other external sources of liquidity or off-balance sheet arrangements that will have or are reasonably likely to have a current or future effect on our financial condition or immediate access to capital.

In February 2018 we signed a preliminary financing arrangement with affiliates of Oak Street Real Estate Capital, LLC a $1.25 billion private equity fund.  Oak Street has agreed to provide up to $15 million of preferred equity capital through a, to be formed, joint venture with our operating partnership.

[41]

Our sole officer and director, Mr. David Sobelman, has indicated that he may be willing to provide a maximum of $100,000 required to fund the formation and offering expenses (including legal, accounting, and sales and marketing materials) if no other proceeds are obtained by us. However, there is no written agreement in place and the loan will be payable at Mr. Sobelman’s request.

The primary objective of our financing strategy is to maintain financial flexibility with a conservative capital structure using retained cash flows, long-term debt and common and perpetual preferred stock to finance our growth. We intend to have a lower-leveraged portfolio over the long-term and after we have acquired an initial substantial portfolio of diversified investments. During the period when we are acquiring our initial portfolio, we may employ greater leverage on individual assets (that will also result in greater leverage of the initial portfolio) in order to quickly build a diversified portfolio of assets.

To date, we have managed to keep our monthly cash flow requirement low for three reasons. First, our sole officer does not draw a salary at this time. Second, we have been able to keep our operating expenses to a minimum by operating in space provided by our sole officer. Third, our legal counsel has agreed to defer some of their fees.

If we are unable to raise the funds through this offering by means of the efforts of our sole officer and director, we will seek assistance from a broker-dealer. There can be no assurance that we will be able to keep costs from being more than these estimated amounts or that we will be able to raise such funds. Even if we sell all shares offered through this registration statement, we expect that we will seek additional financing in the future. If we are unsuccessful at raising sufficient funds, for whatever reason, to fund our operations, we may be forced to seek a buyer for our business or another entity with which we could create a joint venture. If all of these alternatives fail, we expect that we will be required to seek protection from creditors under applicable bankruptcy laws.

Recent Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or The NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address Board’ independence, audit committee oversight, and the adoption of a code of ethics. Our Board is comprised of one individual who is also our executive officer. Our executive officer makes decisions on all significant corporate matters such as the approval of terms of the compensation of our executive officer and the oversight of the accounting functions.

Although we have adopted a Code of Ethics and Business Conduct we have not yet adopted any of these other corporate governance measures and, since our securities are not yet listed on a national securities exchange, we are not required to do so. We have not adopted corporate governance measures such as an audit or other independent committees of our Board as we presently do not have any independent directors. If we expand our board membership in future periods to include additional independent directors, we may seek to establish an audit and other committees of our Board. It is possible that if our Board included independent directors and if we were to adopt some or all of these corporate governance measures, stockholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officer and recommendations for director nominees may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

We achieved an initial closing and acquired our first property in June 2017 and have one agreement to acquire our second net lease property. We commenced operations as soon as we were able to raise sufficient funds to acquire our first suitable property because there is no minimum amount that we must raise.

We expect to meet our short-term liquidity requirements generally through net cash provided by operations, existing cash balances and, if necessary, short-term borrowings under our anticipated credit facility. We believe that our net cash provided by operations will be adequate to fund operating requirements, pay interest on any borrowings and fund distributions in accordance with the REIT requirements of the federal income tax laws. In the near-term, we intend to fund future investments in properties with the net proceeds of this offering. We expect to meet our long-term liquidity requirements, including with respect to other investments in properties, property acquisitions and scheduled debt maturities, through the cash we will have available upon completion of this offering and borrowings under our anticipated credit facility and periodic issuances of common stock, perpetual preferred stock, and long-term secured and unsecured debt. The success of our acquisition strategy may depend, in part, on our ability to obtain and borrow under our anticipated credit facility and to access additional capital through issuances of equity and debt securities.

[42]

Plan of Operations

As of the date of this prospectus, we have commenced operations.  Our operations commenced as soon as we were able to raise sufficient funds and identified our first suitable property for investment because there is no minimum amount that we must raise. We will experience a relative increase in liquidity as additional subscriptions for shares are received and a relative decrease in liquidity as net offering proceeds are expended in connection with the acquisition of properties.

If we raise substantially less than $20,000,000 in gross offering proceeds, we will make fewer investments resulting in less diversification in terms of the type, number and size of investments we make and the value of an investment in us will fluctuate more with the performance of the specific assets we acquire. Further, we will have certain fixed operating expenses, including certain expenses as a publicly offered REIT, regardless of whether we are able to raise substantial funds in this offering. Our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, reducing our net income and limiting our ability to make distributions.

We intend to establish reserves from gross offering proceeds out of cash flow generated by operating properties. Working capital reserves are typically utilized for non-operating expenses such as, major repairs or capital expenditures.

The net proceeds of this offering will provide funds to enable us to purchase properties. We may acquire properties free and clear of permanent mortgage indebtedness by paying the entire purchase price of each property in cash or from proceeds raised in this offering, or a combination thereof, or we may selectively encumber all or certain properties, if favorable financing terms are available, in connection with or following acquisition in accordance with our financing strategy. In the event that this offering is not fully sold, our ability to diversify our investments may be diminished.

We intend to make an election under Section 856(c) of the Code to be taxed as a REIT under the Code, commencing with the taxable year ending December 31, 2018. If we qualify as a REIT for federal income tax purposes, we generally will not be subject to federal income tax on income that we distribute to our stockholders. If we fail to qualify as a REIT in any taxable year we will be subject to federal income tax on our taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year in which our qualification is denied. Such an event could materially and adversely affect our net income. However, we believe that we are organized and will operate in a manner that will enable us to qualify for treatment as a REIT for federal income tax purposes commencing with the year ending December 31, 2018, and we intend to continue to operate so as to remain qualified as a REIT for federal income tax purposes.

Upon our qualification as a REIT, we will monitor the various qualification tests that we must meet to maintain our status as a REIT, including the minimum number of 100 stockholders and limitations of ownership. Ownership of our shares will be monitored to ensure that no more than 50% in value of our outstanding shares is owned, directly or indirectly, by five or fewer individuals at any time after the first taxable year for which we make an election to be taxed as a REIT.

Our director and sole officer will conduct the research on our future property and manage all aspects of acquisition. Upon identifying a target property, our President will work with the sellers or agents to provide documentation and property disclosures. In the event the property is of further interest, our President intends to hire an independent building inspector to report on the building’s condition  estimate renovation costs. If the property is of further interest, our President intends to travel to the property prior to the Company making an offer to purchase.

Over the 36-month period starting upon the qualification date of this offering statement, we must raise capital to acquire a property and begin its operations. We see developing our business in three phases over the next 36 months. The business activities and related expenses will be affected by the proceeds from sales of shares in this offering that we receive.

Phase One, includes development of our business operations upon our founders’ investment of $10,000.  Phase One activities include: (i) setting up our corporate structure (incorporation); (ii) setting up our corporate governance; (iii) retaining counsel and an auditor to assist in preparation of documents providing for the raising of $20,000,000 to complete Phase Two of our Plan of Operation; (iv) filing of the Company’s offering statement; and (v) completion of this offering. We expect to complete the majority of this phase by the end of the first quarter of 2018.

The second phase of our planned operations will be to research and identify properties for investment. The result of this research will determine the location of the target properties and we will begin to acquire properties at an estimated total cost of between $2,000,000 and $5,000,000. We expect to commence this phase upon the initial closing of proceeds.

[43]

Phase Three includes scaling our business operations upon our receipt of additional equity in the approximate sum of at least $250,000,000 to $500,000,000. We will require additional funds to expand our operations. These funds may be raised through equity financing, or other sources, which may result in further dilution in the equity ownership of the shares being offered in this prospectus. At this time we have no earmarked source for these funds. Additionally, there is no guarantee that we will be able to locate additional funds.

If we are unsuccessful in generating the projected totals of cash set forth in this offering, our management may decide to modify our business plan on a reduced scale and quality.  Our business plan and allocation of proceeds will vary to accommodate the amount of proceeds raised by the sale of securities hereunder and through other financing efforts. The Use of Proceeds table indicates how funds will be allocated to each category of expenses under our business plan in proportion to the percentage of shares sold (whether 25%, 50%, 75% or 100%).

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect or change on the company’s financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. The term “off-balance sheet arrangement” generally means any transaction, agreement or other contractual arrangement to which an entity unconsolidated with the company is a party, under which the company has (i) any obligation arising under a guarantee contract, derivative instrument or variable interest; or (ii) a retained or contingent interest in assets transferred to such entity or similar arrangement that serves as credit, liquidity or market risk support for such assets.

Quantitative and Qualitative Disclosure About Market Risk

Market risk includes risks that arise from changes in interest rates, foreign currency exchange rates, commodity prices, equity prices and other market changes that affect market sensitive instruments. In pursuing our business strategies, the primary market risk which we expect to be exposed to in the future is interest rate risk. We may be exposed to interest rate changes primarily as a result of debt used to maintain liquidity, fund capital expenditures and expand our investment portfolio and operations. We will seek to limit the impact of interest rate changes on earnings and cash flows and to lower our overall borrowing costs. We expect that some of our outstanding debt will have variable interest rates. We may use interest rate caps to manage our interest rate risks relating to our variable rate debt. We expect to replace variable rate debt on a regular basis with fixed rate, long-term debt to finance our assets and operations.

Critical Accounting Policies

Our financial statements are affected by the accounting policies used and the estimates and assumptions made by management during their preparation.  We have identified below the critical accounting policies which are assumptions made by management about matters that are highly uncertain and that are of critical importance and have a material impact on our financial statements.  Management believes that the critical accounting policies and estimates discussed below involve the most complex management judgments due to the sensitivity of the methods and assumptions necessary in determining the related asset, liability, revenue and expense amounts. Specific risks associated with these critical accounting policies are discussed throughout this MD&A, where such policies have a material effect on reported and expected financial results.

Below is a discussion of the accounting policies that we believe will be critical once we commence operations. We consider these policies critical because they require estimates about matters that are inherently uncertain, involve various assumptions and require significant management judgment, and because they are important for understanding and evaluating our reported financial results. These judgments will affect the reported amounts of assets and liabilities and our disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Applying different estimates or assumptions may result in materially different amounts reported in our financial statements.

Property Acquisitions

Upon acquisition of a property, we will estimate the fair value of acquired tangible assets (consisting of land, buildings and improvements) and intangible assets and liabilities (consisting of the above and below market leases and the origination value of all in-place leases). We will determine fair values using estimated cash flow projections and other valuation techniques and applying appropriate discount and capitalization rates based on available market information.

[44]

The fair value of the tangible assets is based on the value of the property as if it were vacant. The fair value of the above and below market leases is based on the present value of the difference between the contractual amounts to be received pursuant to the acquired leases and our estimate of the market lease rates measured over a period equal to the remaining noncancelable term of the leases. The capitalized values of above market leases (acquired above market leases) and below market leases (acquired lease obligations) are amortized to rent revenue over the noncancelable term of the respective leases. The origination value of in-place leases (acquired in-place leases) is based on costs to execute similar leases including commissions and other related costs. The origination value of in-place leases also includes real estate taxes, insurance and an estimate of lost rent revenue at market rates during the estimated time required to lease up the property from vacant to the occupancy level at the date of acquisition.

Carrying values for financial reporting purposes will be reviewed for impairment on a property-by-property basis whenever events or changes in circumstances indicate that the carrying value of a property may not be fully recoverable. When the carrying value of a property or land parcel is greater than its estimated fair value, based on the intended use and holding period, an impairment charge to earnings will be recognized for the excess over its estimated fair value less costs to sell. The intended use of an asset, either held for sale or held for the long term, can significantly impact how impairment is measured. If an asset is intended to be held for the long term, the impairment analysis will be based on a two-step test. The first test measures estimated expected future cash flows over the holding period, including a residual value (undiscounted and without interest charges), against the carrying value of the property. If the asset fails the test, then the asset carrying value will be measured against the lower of cost or the present value of expected cash flows over the expected hold period. An impairment charge to earnings will be recognized for the excess of the asset’s carrying value over the lower of cost or the present values of expected cash flows over the expected hold period. If an asset is intended to be sold, impairment will be determined using the estimated fair value less costs to sell. The estimation of expected future net cash flows is inherently uncertain and relies on assumptions, among other things, regarding current and future economic and market conditions and the availability of capital. We will determine the estimated fair values based on our assumptions regarding rental rates, costs to complete, lease-up and holding periods, as well as sales prices or contribution values. When available, current market information will be used to determine capitalization and rental growth rates. When market information is not readily available, the inputs will be based on our understanding of market conditions and the experience of the management team. Actual results could differ significantly from our estimates. The discount rates used in the fair value estimates will represent a rate commensurate with the indicated holding period with a premium layered on for risk. In a few instances, current comparative sales values will be available and used to establish fair value.

Income Taxes

We intend to elect to be taxed as a REIT under the Code and intend to operate as such beginning with our taxable year ending December 31, 2018. We expect to have little or no taxable income prior to electing REIT status. To qualify as a REIT, we must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of our annual REIT taxable income to our stockholders, computed without regard to the dividends paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). As a REIT, we generally will not be subject to federal income tax to the extent we distribute qualifying dividends to our stockholders. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax on our taxable income at regular corporate income tax rates and generally will not be permitted to qualify for treatment as a REIT for federal income tax purposes for the four taxable years following the year during which qualification is lost unless the IRS grants us relief under certain statutory provisions. Such an event could materially adversely affect our net income and net cash available for distribution to stockholders. However, we intend to organize and operate in such a manner as to qualify for treatment as a REIT.

Recently Issued Accounting Standards

In April 2014, the Financial Accounting Standards Board (“FASB”) issued an update (“ASU 2014-08”) Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity. Under ASU 2014-08, only disposals that represent a strategic shift that has (or will have) a major effect on the entity’s results and operations would qualify as discontinued operations. In addition, the ASU expands the disclosure requirements for disposals that meet the definition of a discontinued operation and requires entities to disclose information about disposals of individually significant components that do not meet the definition of discontinued operations.

In June 2013, the FASB issued ASU No. 2013-08, Financial Services—Investment Companies—Amendments to the Scope, Measurement, and Disclosure Requirements (“ASU 2013-08”). The amendments in this update change the assessment of whether an entity is an investment company by developing a new two-tiered approach for that assessment, which requires an entity to possess certain fundamental characteristics while allowing judgment in assessing other typical characteristics. The new approach requires an entity to assess all of the characteristics of an investment company and consider its purpose and determine whether it is an investment company.

[45]

Non-GAAP Financial Measures

We intend to use the following non-GAAP financial measure that we believe is useful to investors as a key measure of our operating performance: funds from operations (“FFO”). FFO should not be considered in isolation or as a substitute for measures of performance in accordance with GAAP.

We intend to compute FFO in accordance with standards established by NAREIT, which defines FFO as net income (loss) (determined in accordance with GAAP), excluding gains (losses) from sales of property, plus depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures (which are calculated to reflect FFO on the same basis). We believe that presenting FFO provides useful information to investors regarding our operating performance because it is a measure of our operations without regard to specified non-cash items, such as real estate depreciation and amortization and gain or loss on sale of assets.

OUR MANAGEMENT

Directors and Officers

Mr. Sobelman serves as our sole executive officer and director. The Board has no nominating, auditing or compensation committees. We also have a board of independent advisors that have no voting rights and are not currently compensated. Information as to the director and executive officer is as follows:

Name	Age	Position

David Sobelman	46	Chairman of the Board of Directors, President, Secretary and Treasurer

Biographical Information

The following are biographical summaries of the experience of our director and executive officer and members of our board of advisors:

David Sobelman serves as chairman of our board of directors and our president, secretary, and treasurer.  He founded Generation Income Properties, Inc. after serving almost 13 years in different capacities within the net lease commercial real estate market.  Mr. Sobelman has held various roles within the single tenant, net lease commercial real estate investment market, including investor, asset manager, broker, owner, analyst and advisor.  In 2017, Mr. Sobelman founded 3 Properties, a net lease real estate brokerage and advisory firm.  Prior to founding 3 Properties, Mr. Sobelman co-founded and then co-managed Calkain Companies, a multidisciplinary brokerage and advisory firm solely focused on net lease investments.  During his tenure with the firm and until 2017, the firm grew from two employees to over 40 employees, and became one of the leading single tenant, net lease firms in the country.  Prior to Mr. Sobelman’s career in single tenant, net lease investments, he served as a member of The White House staff, and was subsequently appointed to work for the Secretary of the Department of Health and Human Services.  Mr. Sobelman co-wrote The Little Book of Triple Net Lease Investing, the first book ever written on the single tenant, triple-net lease investment market, which is currently in its second edition.  Mr. Sobelman is a featured speaker at conferences in the United States and abroad and has been quoted in articles in The Wall Street Journal, Forbes, Fortune and various regional real estate trade publications.  Mr. Sobelman received a bachelor’s of science degree from the University of Florida and is an alumnus of the Harvard Business School Executive Education Real Estate Management Program.

Board of Advisors

We have formed a board of advisors. The board of advisor’s purpose is solely to provide non-binding advice and counsel to our board of directors. The current members of our board of advisors are as follows:

Douglas Band was appointed to our board of advisors on April 2015. Mr. Band presently serves on: the faculty of New York University as an Adjunct Professor; the Georgetown University Board of Regents, and the New York City Football Club Board of Directors.  He is also a trustee on: the Boy’s Club of NY; the First Tee of NY; and, the Oklahoma City National Memorial Museum. He served on the Clinton Global Initiative Board of Directors from its inception in 2008 until its conclusion in 2012; the Clinton Global Initiative Advisory Board; the Clinton Foundation Sweden Board of Directors; the Humana Challenge; the Coca-Cola Company International Advisory Board; and, the America’s Cup Organizing Committee. Mr. Band was former President Clinton’s Chief Advisor from 2002 until 2012. In 2010, Mr. Band also served on the Board of Directors of the United States Bid Committee for

[46]

the World Cup. In 2009, he worked as part of Hillary Clinton’s transition team for her role as Secretary of State. Mr. Band began working in the White House in 1995, serving in the White House Counsel’s office for four years and later in the Oval Office as the President’s Aide. Mr. Band graduated from the University of Florida in 1995 and obtained a masters and a Law degree from Georgetown University.

James (Jamie) Graff was appointed to our board of advisors on April 2015.  .Jamie Graff is currently Head of Real Estate Investment Banking for Raymond James and has 15 years of investment and merchant banking experience, 13 of which have been with the Real Estate Investment Banking group covering REITs, lodging companies and home builders. He has managed more than 150 equity transactions that raised over $25 billion in various forms of capital in the public and private markets, and he has represented clients in numerous M&A transactions value in excess of $5 billion where he has been since 2001.  Prior to joining Real Estate Investment Banking, Mr. Graff worked at Raymond James Capital, a middle-market merchant banking fund, and at Robertson Stephens and Merrill Lynch investment banking. He graduated with honors from Pennsylvania State University with a Bachelor of Science in finance and a minor in economics.

Melvin Lazar was appointed to our board of advisors on April 2015. Mr. Lazar founded Lazar Levine & Felix LLP (“LL&F”) in 1968.  LL&F merged into ParenteBeard LLC in February 2009, and Mr. Lazar continued as an employee and consultant there until September 30, 2014. Since 2002, Mel has been a Board Member and Audit Committee Chairman of several public and privately-held companies including, the Arbor Realty Trust, Inc. (ABR:NYSE) and Active Media Services, Inc., an ESOP owned company. Mr. Lazar received a Bachelor of Business Administration (BBA) from the City College of New York (now Baruch College) in 1960 and became a Certified Public Accountant (CPA) in 1964.

Patrick Quilty was appointed to our board of advisors on September 2017.  Mr. Quilty is currently the Chief Credit Officer of AIG Multinational and Alternative Risk Group. He is responsible for overseeing, assessing and approving a portfolio of highly structured transactions providing global risk solutions for middle market and Fortune 50 companies across diversified industries. Prior to joining AIG, Pat was Co-Founder and Head of Credit Risk at Specialized Performance Advisory Group LLC, an independent asset management firm providing investment, advisory and risk counseling for family office and institutional clients. Prior to that, he was a Senior Portfolio Manager for Barclays Capital Loan Portfolio focused on the Specialty Finance and REIT sectors and additionally served as a credit derivatives trader in their Principal Credit and Risk Finance Group. Over his thirty year career, he has held senior portfolio, trading and risk management positions at ABN AMRO, Chase Asset Management, Lehman Brothers and JP Morgan. Pat has a Bachelor of Science in Economics from Florida State University and completed graduate coursework in Real Estate Investment and Development at the Steven L Newman Real Estate Institute at Baruch College.

Benjamin Adams was appointed to our board of advisors on April 2015.  Mr. Adams is the Chief Executive Officer and Founder of Ten Capital Management, a company he launched in 2011. Prior to Ten Capital Management, Mr. Adams was a Portfolio Manager with The Townsend Group, and served as Vice President and General Counsel of Lionstone Development LLC, a Miami-based, principal balance sheet investor.  He has also practiced law with Greenberg Traurig LLP in New York, New York, and served as the Special Assistant to the White House Counsel in the Clinton Administration.  Mr. Adams received a law degree from Georgetown University Law Center and a BA from Miami University in Oxford, Ohio.  He is the founder and a Chairman Emeritus of the Defined Contribution Real Estate Council (DCREC).

Dan Mirman was appointed to our board of advisors on April 2015. Mr. Mirman is a founding partner of the New York office of Everett & Everett, PLLC and chair of the firm’s corporate and startup group. Everett & Everett serves as our legal counsel. Prior to joining the firm, Mr. Mirman was General Counsel for Teneo Holdings, a global strategic consulting firm and investment bank. Prior to Teneo Holdings, Mr. Mirman was an Assistant District Attorney for the Brooklyn District Attorney’s office. Mr. Mirman has also served as the New York chairperson of the Global Peace Congress, a humanitarian peace organization started in response to the September 11 tragedy. Mr. Mirman holds a B.S. from the University of New Hampshire and a J.D. from New York Law School and is a member of the New York Bar.

CONFLICTS OF INTEREST

As of July 30, 2015, we have no employees. Mr. David Sobelman our founder, sole officer and director, currently devotes to 15 to 20 hours per week to our business as required from time to time without compensation. We have not entered into any formal agreement with Mr. Sobelman regarding the provision of his services to us.

Mr. Sobelman is not obligated to commit his full time and attention to our business and accordingly, he may encounter a conflict of interest in allocating his time between our operations and those of other businesses.

[47]

Although Mr. Sobelman is presently able to devote 20 to 25 hours per week to our business while maintaining his own livelihood, this may change. Also, if we require Mr. Sobelman to devote more than 20 hours per week to our business on a regular basis for an extended period, it is uncertain that he will be able to satisfy our requirements unless we have sufficient resources to compensate him for any lost income from his livelihood.

We may be subject to various conflicts of interest arising out of using 3 Properties, which is managed by our sole officer and director. We may purchase properties where 3 Properties identifies properties for the Company or represents the seller of a property we purchase. A conflict of interest may exist in a transaction involving 3 Properties since 3 Properties may be entitled to a real estate brokerage commission in connection to such a transaction. Possible conflicts of interest related to 3 Properties may include, (1) conflicts related to compensation payable by us to 3 Properties that may not be on terms that would result from arm’s-length negotiations between unaffiliated parties, (2) conflicts related to the allocation of time between providing services to us and other real estate programs in which they are involved and (3) conflicts related to compensation indirectly received by our sole-officer and director from 3 Properties.

In general, officers and directors of a corporation are required to present business opportunities to the corporation if:

•	the corporation could financially undertake the opportunity

•	the opportunity is within the corporation’s line of business; and

•	it would be unfair to the corporation and its stockholders not to bring the opportunity to the attention of the corporation.

Mr. Sobelman operates a separate real estate investment fund called GIP Fund 1, LLC. This fund is a Florida limited liability company.  GIP Fund 1, LLC was organized in 2013 and owns one real estate investment property.

COMMITTEES OF THE BOARD OF DIRECTORS

Mr. Sobelman, our sole director, has not established any committees, including an Audit Committee, a Compensation Committee or a Nominating Committee, or any committee performing a similar function. The functions of those committees are being undertaken by our sole director. Because we do not have any independent directors, our sole director believes that the establishment of committees of the Board would not provide any benefits to us and could be considered more form than substance.

We do not have a policy regarding the consideration of any director candidates that may be recommended by our stockholders, including the minimum qualifications for director candidates, nor has our sole director established a process for identifying and evaluating director nominees. We have not adopted a policy regarding the handling of any potential recommendation of director candidates by our stockholders, including the procedures to be followed. Our sole director has not considered or adopted any of these policies, as we have never received a recommendation from any stockholder for any candidate to serve on our Board.

Given our relative size and lack of directors’ and officers’ insurance coverage, we do not anticipate that any of our stockholders will make such a recommendation in the near future. While there have been no nominations of additional directors proposed, in the event such a proposal is made, our current sole director will participate in the consideration of director nominees.

Our sole director is not an “audit committee financial expert” within the meaning of Item 401(e) of Regulation S-K. In general, an “audit committee financial expert” is an individual member of the audit committee or Board who:

•	understands generally accepted accounting principles and financial statements,

•	is able to assess the general application of such principles in connection with accounting for estimates, accruals and reserves,

•	has experience preparing, auditing, analyzing or evaluating financial statements comparable to the breadth and complexity to our financial statements,

•	understands internal controls over financial reporting, and

•	understands audit committee functions.

[48]

Our Board is comprised solely of Mr. Sobelman who was integral to our formation and who is involved in our day to day operations. While we would prefer to have an audit committee financial expert on our Board, Mr. Sobelman does not have a professional background in finance or accounting. As with most small, early stage companies, until such time as we further develop our business, achieve a stronger revenue base and have sufficient working capital to purchase directors and officers insurance, we do  not have any immediate prospects to attract independent directors. When we are able to expand our Board to include one or more independent directors, we intend to establish an Audit Committee of our Board. It is our intention that one or more of these independent directors will also qualify as an audit committee financial expert.  Our securities are not quoted on an exchange that has requirements that a majority of our board members be independent and we are not currently otherwise subject to any law, rule or regulation requiring that all or any portion of our Board include “independent” directors, nor are we required to establish or maintain an Audit Committee or other committee of our Board.

Code of Ethics

We have adopted a corporate code of ethics relating to the conduct of our business by our employees, officers and directors. We intend to maintain the highest standards of ethical business practices and compliance with all laws and regulations applicable to our business, including those relating to doing business outside the U.S. Specifically, our code of ethics prohibits payments, directly or indirectly, to any foreign official seeking to influence such official or otherwise obtain an improper advantage for our business.

Indemnification Agreements

We expect to enter into customary indemnification agreements with each of our executive officers and directors. We expect the form of indemnification agreement will provide that:

•

If a director or executive officer is a party or is threatened to be made a party to any proceeding, other than a proceeding by or in the right of our company, by reason of the director’s or executive officer’s status as a director, officer or employee of our company, we must indemnify such director or executive officer for all expenses and liabilities actually and reasonably incurred by him or her, or on his or her behalf, unless it has been established that:

•	the act or omission of the director or executive officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or executive officer actually received an improper personal benefit in money, property or other services; or

•	with respect to any criminal action or proceeding, the director or executive officer had reasonable cause to believe that his or her conduct was unlawful.

•

If a director or executive officer is a party or is threatened to be made a party to any proceeding by or in the right of our company to procure a judgment in our company’s favor by reason of the director’s or executive officer’s status as a director, officer or employee of our company, we must indemnify the director or executive officer for all expenses and liabilities actually and reasonably incurred by him or her, or on his or her behalf, unless it has been established that:

•

the act or omission of the director or executive officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; or

•	the director or executive officer actually received an improper personal benefit in money, property or other services;

•

provided, however, that we will have no obligation to indemnify the director or executive officer for any expenses and liabilities actually and reasonably incurred by him or her, or on his or her behalf, if it has been adjudged that such director or executive officer is liable to us with respect to such proceeding.

Upon application of a director or executive officer of our company to a court of appropriate jurisdiction, the court may order indemnification of such director or executive officer if:

•

the court determines that the director or executive officer is entitled to indemnification under the applicable section of the MGCL, in which case the director or executive officer shall be entitled to recover from us the expenses of securing indemnification; or

[49]

•

the court determines that the director or executive officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director or executive officer has met the standards of conduct set forth in the applicable section of the MGCL or has been adjudged liable for receipt of an improper personal benefit under the applicable section of the MGCL; provided, however, that our indemnification obligations to the director or executive officer will be limited to the expenses actually and reasonably incurred by him or her, or on his or her behalf, in connection with any proceeding by or in  our right or in which the officer or director shall have been adjudged liable for receipt of an improper personal benefit under the applicable section of the MGCL.

Without limiting any other provisions of the indemnification agreements, if a director or executive officer is a party or is threatened to be made a party to any proceeding by reason of the director’s or executive officer’s status as a director, officer or employee of our company, and the director or executive officer is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such proceeding, we must indemnify the director or executive officer for all expenses actually and reasonably incurred by him or her, or on his or her behalf, in connection with each successfully resolved claim, issue or matter, including any claim, issue or matter in such a proceeding that is terminated by dismissal, with or without prejudice.

We must pay all indemnifiable expenses in advance of the final disposition of any proceeding if the director or executive officer furnishes us with a written affirmation of the director’s or executive officer’s good faith belief that the standard of conduct necessary for indemnification by us has been met and a written undertaking to reimburse us if a court of competent jurisdiction determines that the director or executive officer is not entitled to indemnification.

In addition, our bylaws obligate us, to the fullest extent permitted by the MGCL, to indemnify our directors and officers and to advance expenses to our directors and officers as discussed in “Material Provisions of Maryland Law and of Our Charter and Bylaws — Indemnification and Limitation of Directors’ and Officers’ Liability” included elsewhere in this prospectus.

These agreements and provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the indemnification agreements and the insurance are necessary to attract and retain talented and experienced directors and officers.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities.

Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers or persons controlling us  pursuant to the foregoing provisions,  we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

EXECUTIVE COMPENSATION

No salaries are being paid at the present time, no salaries or other compensation were paid in cash, or otherwise, for services performed prior to June 19, 2015 our date of inception, and no compensation will be paid until completion of this Offering.  We intend to pay our President a salary of $100,000 per year. There will be no accruals for past salary, and the commencement date of such salary would not occur until such time as the completion of this Offering.

The table below summarizes all compensation awarded to, earned by, or paid to our named executive officer for all services rendered in all capacities to us for the period from inception June 19, 2015 through December 31, 2107

Summary Compensation Table

Name						Non-Equity	Nonqualified
And				Stock	Option	Incentive Plan	Deferred	All Other
Principal		Salary	Bonus	Awards	Awards	Compensation	Compensation	Compensation	Total
Position	Year	($)	($)	($)	($)	($)	Earnings ($)	($)	($)
David Sobelman President	2015	0	0	0	0	0	0	0	0
	2016	0	0	0	0	0	0	0	0
	2017	0	0	0	0	0	0	0	0

[50]

There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officer and director other than as described herein.

Outstanding Equity Awards at Fiscal Year-End

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer as of December 31, 2017.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Option Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares or Other Rights That Have Not Vested (#)
David Sobelman	—	—	—	—	—	—	—	—	—

There were no grants of stock options since inception to the date of this Prospectus.

IPO Grants of Plan-Based Awards

Upon completion of this offering, we will cause our operating partnership to grant 200,000 LTIP units to Mr. Sobelman.  If the size of this offering changes, the aggregate number of LTIP units to be granted to Mr. Sobelman will change so as to equal 5% of the common shares issued in this offering. These LTIP units will vest ratably on each of the first three anniversaries of the date of grant. The LTIP units, whether vested or unvested, will receive the same per-unit distributions as common units of our operating partnership, which distributions generally will equal per share distributions on our common shares.

Equity-Based Incentive Compensation

An important element of our total executive compensation is our equity award program. We believe that our equity award program serves a number of important corporate objectives, most importantly the alignment of our executives’ interests with our stockholders’ interests. Our equity award program helps to ensure that each of our executives has a significant portion of his net worth tied to the performance of our stock. We plan to grant restricted stock with time-based vesting under our long-term equity incentive program.

Our sole director has not adopted any incentive plan, but intends to do so in the future. If such a plan is adopted, this may be administered by the Board or a committee appointed by the board (the “Committee”). The Committee would have the power to modify, extend or renew outstanding options and to authorize the grant of new options in substitution therefore, provided that any such action may not impair any rights under any option previously granted. We may develop an incentive based stock plan or other equity based award plan for our officer and director and other future employees, advisors and consultants.

Long-Term Incentive Plans and Awards

Upon completion of this offering we intend to issue 200,000 LTIP units in our operating partnership to our sole officer and directors. Our Board has not adopted a long-term incentive plan to provide compensation intended to serve as incentive or payment for performance. No individual grants or agreements regarding future payouts under non-stock price-based plans have been made or promised to our sole director and officer other than for the 200,000 LTIP units in our operating partnership or any employee or consultant since our inception; accordingly, no future payouts under non-stock price-based plans or agreements have been granted or entered into or exercised by our sole director and officer or employees or consultants since we were founded.

[51]

Options Grants during the Last Fiscal Year / Stock Option Plans

We do not currently have a stock option plan in favor of any director, officer, consultant or employee of our company. No individual grants of stock options, whether or not in tandem with stock appreciation rights known as SARs or freestanding SARs have been made to our sole director and officer since our inception; accordingly, no stock options have been granted or exercised by our sole director and officer since we were founded.

Aggregated Options Exercises in Last Fiscal Year

No individual grants of stock options, whether or not in tandem with stock appreciation rights known as SARs or freestanding SARs have been made to our sole director and officer since our inception; accordingly, no stock options have been granted or exercised by our sole director and officer since we were founded.

Compensation of Board of Advisors

Members of our board of advisors are not currently compensated by us for acting as such. However our advisors shall be reimbursed for reasonable out-of-pocket expenses incurred on our behalf.

We may, in our discretion, grant restricted stock or options and other equity awards to members of the board of advisors from time to time.

Employment Contracts, Termination of Employment, Change-In-Control Arrangements

There are no employment contracts or other contracts or arrangements with our officer or director other than those disclosed in this report. There are no compensation plans or arrangements, including payments to be made by us, with respect to Mr. Sobelman that would result from his resignation, retirement or any other termination. There are no arrangements for directors, officers or employees that would result from a change-in-control.

Indebtedness of Directors, Senior Officers, Executive Officers and Other Management

Neither our sole director and officer nor any of our associates or affiliates  during the last two fiscal years is or has been indebted to  us by way of guarantee, support agreement, letter of credit or other similar agreement or understanding currently outstanding.

Director Compensation

Our sole director is not compensated by us for acting as such. He is reimbursed for reasonable out-of-pocket expenses incurred. There are no arrangements pursuant to which our sole director is or will be compensated in the future for any services provided as a director.

We do not have any agreements for compensating our directors for their services in their capacity as directors, although such directors are expected in the future to receive stock options to purchase shares of our common stock as awarded by our Board.

The table below summarizes all compensation awarded to, earned by, or paid to our sole director for all services rendered in all capacities to us for the period from inception to December 31, 2017.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
David Sobelman	0	0	0	0	0	0	0

At this time, we have not entered into any employment agreements with our sole officer and director. If there is sufficient cash flow available from our future operations, we may enter into employment agreements with our sole officer and director or future key staff members.

[52]

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of common shares as of the date of this prospectus, the total number of shares owned beneficially by our sole officer and director, and key employees, individually and as a group, and the present owners of 10% or more of our total outstanding shares. The table also reflects what the ownership will be assuming completion of the sale of all shares in this offering. To our knowledge, each person that beneficially owns our common shares has sole voting and disposition power with regard to such shares.

Unless otherwise indicated below, each person or entity has an address in care of our principal executive offices at 401 East Jackson Street, Suite 3300, Tampa, FL 33602.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common Stock	David Sobelman	1,000,000	55.8%
	Steven Westphal	200,000	11.2%

	All Officers and Directors as a Group (1 person)	1,000,000	55.8%

The following table sets forth the beneficial ownership table after the anticipated 100% completion of the offering.

After completion of the offering

Title of Class	Name and Address of Shareholders	Amount and Nature of Shareholders Ownership	Percent of Class
Common Stock	David Sobelman	1,000,000	20%

	All other Shareholders	4,000,000	80%

The Company intends to do whatever necessary to qualify as a REIT and the Company and Mr. Sobelman have entered into an agreement whereby if we would otherwise fail the closely held test on June 15, 2019, and Mr. Sobelman owns greater than 9.8% of our common stock, we will automatically redeem such number of Mr. Sobelman’s shares for consideration of $.01 per share as will permit us to satisfy the closely held test.

Change in Control

We are not aware of any arrangement that might result in our change in control in the future.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On June 19, 2015 we issued 1,000,000 shares of our common stock to our sole director and officer at $0.01 per share for aggregate proceeds of $10,000.

As of the date of this offering circular, there have been no other transactions, or any currently proposed transactions in which we are, or plan to be, a participant and in which any related person had or will have a direct or indirect material interest.

We will use approximately $100,000 of the net proceeds of this Offering to reimburse Mr. Sobelman for the legal, accounting, and sales and marketing expenses he incurred in connection with our formation and this offering.

Interest of named experts and counsel

Our legal counsel, is Everett & Everett PLLC; Dan Mirman, a partner with Everett & Everett, PLLC, is a member of our advisory board.  Mr. Mirman will not receive any additional compensation for his services as a member of our advisory board at this time.

[53]

Director Independence

We intend to apply for quotation of our securities on the OTC through the OTCBB, OTCQX or OTCQB which does not have any director independence requirements. Once we engage additional directors and officers, we plan to develop a definition of independence and determine whether our Board complies with this definition.

Our Board has not yet adopted compensation policies with respect to, among other things, setting base salaries, awarding bonuses or making future grants of equity awards to our executive officers. We anticipate that such determinations will be made by our compensation committee in order to achieve the following objectives:

•	align the interests of our executives and stockholders by motivating executives to increase stockholder value and rewarding executives when stockholder value increases;

•	motivate our executives to manage our business to meet our near —, medium —, and long-term objectives, and reward them for meeting these objectives and for exceptional performance;

•	assist in attracting and retaining talented and well-qualified executives;

•	be competitive with other industrial real estate investment trusts; and

We may retain a compensation consultant to review our policies and procedures with respect to executive compensation and assist our compensation committee in implementing and maintaining compensation plans.

INVESTMENT POLICIES AND POLICIES WITH RESPECT TO CERTAIN ACTIVITIES

The following is a discussion of our investment policies and our policies with respect to certain other activities, including financing matters and conflicts of interest. These policies may be amended or revised from time to time at the discretion of our Board, without a vote of our shareholders. Any change to any of these policies by our Board, however, would be made only after a thorough review and analysis of that change, in light of then-existing business and other circumstances, and then only if, in the exercise of its business judgment, our Board believes that it is advisable to do so in our and our shareholders’ best interests. We cannot assure you that our investment objectives will be attained.

Investments in Real Estate or Interests in Real Estate

We plan to invest principally in retail, office and industrial properties. At the completion of this offering, we will not have identified any specific retail, office or industrial properties to acquire or committed the net proceeds of this offering to any specific property investment.

We intend to conduct substantially all of our investment activities through our operating partnership and its subsidiaries. Our primary investment objectives are to enhance shareholder value over time by generating strong returns on invested capital, consistently paying attractive distributions to our shareholders and achieving long-term appreciation in the value of our retail, office and industrial properties.

There are no limitations on the amount or percentage of our total assets that may be invested in any one property. Additionally, no limits have been set on the concentration of investments in any one location or facility type.

Investments in Mortgages, Structured Financings and Other Lending Policies

We have no current intention of investing in loans secured by properties or making loans to persons other than in connection with the acquisition of mortgage loans through which we expect to achieve equity ownership of the underlying property in the near-term.

Investments in Securities of or Interests in Persons Primarily Engaged in Real Estate Activities and Other Issuers

Generally speaking, we do not expect to engage in any significant investment activities with other entities, although we may consider joint venture investments with other investors. We may also invest in the securities of other issuers in connection with acquisitions of indirect interests in properties (normally general or limited partnership interests in special purpose partnerships owning properties). We may in the future acquire some, all or substantially all of the securities or assets of other REITs or similar entities where that investment would be consistent with our investment policies and the REIT qualification requirements. There are no limitations on the amount or percentage of our total assets that may be invested in any one issuer, other than those imposed by the gross income and

[54]

asset tests that we must satisfy to qualify as a REIT. However, we do not anticipate investing in other issuers of securities for the purpose of exercising control or acquiring any investments primarily for sale in the ordinary course of business or holding any investments with a view to making short-term profits from their sale. In any event, we do not intend that our investments in securities will require us to register as an “investment company” under the Investment Company Act of 1940, as amended, and we intend to divest securities before any registration would be required.

We do not intend to engage in trading, underwriting, agency distribution or sales of securities of other issuers.

Disposition Policy

Although we have no current plans to dispose of any of the commercial properties we acquire, we will consider doing so, subject to REIT qualification and prohibited transaction rules under the Code, if our management determines that a sale of a property would be in our interests based on the price being offered for the property, the operating performance of the property, the tax consequences of the sale and other factors and circumstances surrounding the proposed sale. See “Risk Factors — Risks Related to Our Business and Properties.”

Financing Policies

Our long-term goal is to maintain a lower-leverage capital structure and we intend to limit the sum of the outstanding principal amount of any consolidated indebtedness and the liquidation preference of any outstanding preferred shares once we have built a substantial portfolio of assets. Our Board will periodically review the sum of our outstanding principal amount of any consolidated indebtedness and the liquidation preference of any outstanding preferred shares and may modify or eliminate any of our restrictions without the approval of our shareholders. For our initial debt financing, we intend to obtain a revolving credit facility for general business purposes, which may include the following:

•	funding of investments (following investment of the net proceeds of this offering);

•	payment of declared distributions to shareholders;

•	working capital needs;

•	any other payments deemed necessary or desirable by senior management and approved by the lender.

In June 2017, we received a $5,000,000 revolving line of credit from a commercial bank.  We have not utilized any of our line of credit as of the date of this offering statement.  In seeking to obtain this credit facility and additional credit facilities in the future we consider factors as we deem relevant, including interest rate pricing, recurring fees, flexibility of funding, security required, maturity, restrictions on prepayment and refinancing and restrictions impacting our daily operations. There can be no assurance that we will be able to obtain future credit facilities on favorable terms or at all.

Going forward, we will consider a number of factors when evaluating our level of indebtedness and making financial decisions, including, among others, the following:

•	the interest rate of the proposed financing;

•	the extent to which the financing impacts the flexibility with which we asset manage our properties;

•	prepayment penalties and restrictions on refinancing;

•	the purchase price of properties we acquire with debt financing;

•	our long-term objectives with respect to the financing;

•	our target investment returns;

•	the ability of particular properties, and our company as a whole, to generate cash flow sufficient to cover expected debt service payments;

•	overall level of consolidated indebtedness;

[55]

•	timing of debt maturities;

•	provisions that require recourse and cross-collateralization;

•	corporate credit ratios, including debt service or fixed charge coverage, debt to EBITDA, debt to total market capitalization and debt to undepreciated assets; and

•	the overall ratio of fixed- and variable-rate debt.

Equity Capital Policies

Subject to applicable law, our Board has the authority, without further shareholder approval, to issue additional authorized common shares and preferred shares or otherwise raise capital, including through the issuance of senior securities, in any manner and on the terms and for the consideration it deems appropriate, including in exchange for property. Existing shareholders will have no preemptive right to additional shares issued in any offering, and any offering might cause a dilution of investment. We may in the future issue common shares in connection with acquisitions. We also may issue limited partnership interests in our operating partnership in connection with acquisitions of property.

Our Board may authorize the issuance of preferred shares with terms and conditions that could have the effect of delaying, deterring or preventing a transaction or a change in control of our company that might involve a premium price for holders of our common shares or otherwise might be in their best interests. Additionally, preferred shares could have distribution, voting, liquidation and other rights and preferences that are senior to those of our common shares.

We may, under certain circumstances, purchase common or preferred shares in the open market or in private transactions with our shareholders, if those purchases are approved by our Board. Our Board has no present intention of causing us to repurchase any shares, and any action would only be taken in conformity with applicable federal and state laws and the applicable requirements for qualifying as a REIT.

In the future, we may institute a dividend reinvestment plan (“DRIP”), which would allow our shareholders to acquire additional common shares by automatically reinvesting their cash dividends. Shareholders who do not participate in the plan will continue to receive cash distributions as declared.

Communications with investors

We anticipate that we will provide stockholders with periodic updates on the performance of their investment with us, including:

•	supplements to this offering circular during the offering period;

•	an annual report to shareholders;

•	annual, semi-annual, and current event reports on Forms 1-K, 1-SA, and 1-U, as required by SEC rules; and

•	an annual IRS Form 1099.

DESCRIPTION OF SHARES

Although the following summary describes the material terms of our shares, it is not a complete description of the Maryland REIT Law (the “MRL”) the MGCL provisions applicable to a Maryland real estate investment trust or our articles of incorporation and bylaws, copies of which are filed as exhibits to the offering statement of which this prospectus is a part. See “Where You Can Find More Information.”

General

Our articles of incorporation provide that we may issue up to 100,000,000 common shares, $0.01 par value per share. We issued 1,000,000 common shares in connection with our initial capitalization. Our articles of incorporation authorizes our Board to amend our articles of incorporation to increase or decrease the aggregate number of authorized shares or the number of shares of any class or series without shareholder approval. Upon completion of this offering, 5,000,000 common shares will be issued and outstanding on a fully diluted basis and no preferred shares will be issued and outstanding.

[56]

Under Maryland law, shareholders are not personally liable for the obligations of a real estate investment trust solely as a result of their status as shareholders.

Common Shares

All of the common shares offered in this offering will be duly authorized, fully paid and nonassessable. Subject to the preferential rights, if any, of holders of any other class or series of shares of  stock and to the provisions of our articles of incorporation regarding the restrictions on ownership and transfer of shares of stock , holders of our common shares are entitled to receive distributions on such shares of  stock out of assets legally available therefor if, as and when authorized by our Board and declared by us, and the holders of our common shares are entitled to share ratably in our assets legally available for distribution to our shareholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all of our known debts and liabilities.

Subject to the provisions of our articles of incorporation regarding the restrictions on ownership and transfer of common shares of  stock and except as may otherwise be specified in the terms of any class or series of common shares, each outstanding common share entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of directors, and, except as provided with respect to any other class or series of shares of stock , the holders of such common shares will possess the exclusive voting power. There is no cumulative voting in the election of our directors, which means that the shareholders entitled to cast a majority of the votes entitled to be cast in the election of directors can elect all of the directors then standing for election, and the remaining shareholders will not be able to elect any directors.

Holders of common shares have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any of our securities. Subject to the restrictions on ownership and transfer of shares contained in our articles of incorporation and the terms of any other class or series of common shares, all of our common shares will have equal dividend, liquidation and other rights.

Power to Reclassify Our Unissued Shares of Stock

Our articles of incorporation authorize our Board to classify and reclassify any unissued common or preferred shares into other classes or series of shares of stock. Prior to the issuance of shares of each class or series, our Board is required by Maryland law and by our articles of incorporation to set, subject to the provisions of our articles of incorporation regarding the restrictions on ownership and transfer of shares of stock, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Therefore, our board could authorize the issuance of common shares or preferred shares that have priority over our common shares as to voting rights, dividends or upon liquidation or with terms and conditions that could have the effect of delaying, deferring or preventing a change in control or other transaction that might involve a premium price for our common shares or otherwise be in the best interests of our shareholders. No preferred shares are presently outstanding, and we have no present plans to issue any preferred shares.

Power to Increase or Decrease Authorized Shares of Stock and Issue Additional Common Shares and Preferred Shares

We believe that the power of our Board to amend our articles of incorporation to increase or decrease the number of authorized shares of stock, to authorize us to issue additional authorized but unissued common shares or preferred shares and to classify or reclassify unissued common shares or preferred shares and thereafter to issue such classified or reclassified shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. The additional classes or series, as well as the common shares, will be available for issuance without further action by our shareholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our Board does not intend to do so, it could authorize us to issue a class or series that could, depending upon the terms of the particular class or series, delay, defer or prevent a change in control or other transaction that might involve a premium price for our common shares or otherwise be in the best interests of our shareholders.

Restrictions on Ownership and Transfer

For us to qualify as a REIT under the Code, our shares of stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of our outstanding shares of stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).

[57]

Because our Board believes it is at present essential for us to qualify as a REIT, our articles of incorporation, subject to certain exceptions, restricts the amount of our shares of stock that a person may beneficially or constructively own. Our articles of incorporation provides that, subject to certain exceptions, no person may beneficially or constructively own more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of any class or series of our shares of stock.

Our articles of incorporation also prohibits any person from (i) beneficially owning shares of stock to the extent that such beneficial ownership would result in our being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of the taxable year), (ii) transferring our shares of stock to the extent that such transfer would result in our shares of stock being beneficially owned by less than 100 persons (determined under the principles of Section 856(a)(5) of the Code), (iii) beneficially or constructively owning our shares of stock to the extent such beneficial or constructive ownership would cause us to constructively own ten percent or more of the ownership interests in a tenant (other than a taxable REIT subsidiary “TRS”) of our real property within the meaning of Section 856(d)(2)(B) of the Code or (iv) beneficially or constructively owning or transferring our shares of stock if such ownership or transfer would otherwise cause us to fail to qualify as a REIT under the Code. Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of our shares of stock that will or may violate any of the foregoing restrictions on transferability and ownership, or any person who would have owned our shares of stock that resulted in a transfer of shares to a charitable trust, is required to give written notice immediately to us, or in the case of a proposed or attempted transaction, to give at least 15 days’ prior written notice, and provide us with such other information as we may request in order to determine the effect of such transfer on our status as a REIT. The foregoing restrictions on transferability and ownership will not apply if our Board determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

Our Board, in its sole discretion, may prospectively or retroactively exempt a person from the limits described in the paragraph above and may establish or increase an excepted holder percentage limit for such person. The person seeking an exemption must provide to our Board such representations, covenants and undertakings as our Board may deem appropriate in order to conclude that granting the exemption will not cause us to lose our status as a REIT. Our Board may not grant such an exemption to any person if such exemption would result in our failing to qualify as a REIT. Our Board may require a ruling from the IRS or an opinion of counsel, in either case in form and substance satisfactory to the Board, in its sole discretion, in order to determine or ensure our status as a REIT.

Our Board has waived these limits for Mr. Sobelman who currently owns one million shares of our common stock. Given that we do not know how many shares will be purchased pursuant to this offering, or whether there will be additional shares issued outside this offering before July 2019, we do not know what percentage of our shares Mr. Sobelman will own or be treated as owning on June 15, 2019. Even if all four million shares being offered in this offering are purchased, Mr. Sobelman would own 20% of our outstanding stock. Our Board does not intend to reduce our ownership limit below 9.8% to a percentage that will ensure that four persons owning shares at such limit plus Mr. Sobelman will not own or be treated as owning more than 50%) of our shares. Instead, the Board’s waiver to Mr. Sobelman is conditioned upon his agreement that if we would otherwise fail the closely held test on June 15, 2019, and Mr. Sobelman owns greater than 9.8% of our common stock, we will automatically redeem such number of Mr. Sobelman’s shares for consideration of $.01 per share as will permit us to satisfy the closely held test.

Any attempted transfer of our shares of stock which, if effective, would violate any of the restrictions described above will result in the number of shares causing the violation (rounded up to the nearest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, except that any transfer that results in the violation of the restriction relating to our shares of stock being beneficially owned by fewer than 100 persons will be void  ab initio. In either case, the proposed transferee will not acquire any rights in such shares. The automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the purported transfer or other event that results in the transfer to the trust. Shares held in the trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares held in the trust, will have no rights to dividends or other distributions and will have no rights to vote or other rights attributable to the shares held in the trust. The director of the trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid prior to our discovery that shares have been transferred to the trust will be paid by the recipient to the director upon demand. Any distribution authorized but unpaid will be paid when due to the director. Any dividend or other distribution paid to the director will be held in trust for the charitable beneficiary. Subject to Maryland law, the director will have the authority (i) to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and (ii) to recast the vote in accordance with the desires of the director acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the director will not have the authority to rescind and recast the vote.

[58]

Within 20 days of receiving notice from us that shares of stock have been transferred to the trust, the director will sell the shares to a person designated by the director, whose ownership of the shares will not violate the above ownership and transfer limitations. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the director will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary as follows. The proposed transferee will receive the lesser of (i) the price paid by the proposed transferee for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust ( e.g. , a gift, devise or other similar transaction), the market price (as defined in our articles of incorporation) of the shares on the day of the event causing the shares to be held in the trust and (ii) the price received by the director (net of any commission and other expenses of sale) from the sale or other disposition of the shares. The director may reduce the amount payable to the proposed transferee by the amount of dividends or other distributions paid to the proposed transferee and owed by the proposed transferee to the director. Any net sale proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that our shares have been transferred to the trust, the shares are sold by the proposed transferee, then (i) the shares shall be deemed to have been sold on behalf of the trust and (ii) to the extent that the proposed transferee received an amount for the shares that exceeds the amount he or she was entitled to receive, the excess shall be paid to the director upon demand.

In addition, shares of stock held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and (ii) the market price on the date we, or our designee, accept the offer, which we may reduce by the amount of dividends and distributions paid to the proposed transferee and owed by the proposed transferee to the director. We will have the right to accept the offer until the director has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the director will distribute the net proceeds of the sale to the proposed transferee.

If a transfer to a charitable trust, as described above, would be ineffective for any reason to prevent a violation of a restriction, the transfer that would have resulted in such violation will be void  ab initio, and the proposed transferee shall acquire no rights in such shares. Every owner of more than 5% (or such lower percentage as required by the Code or the regulations promulgated thereunder) of our shares of stock, within 30 days after the end of each taxable year, is required to give us written notice, stating his or her name and address, the number of shares of each class and series of our shares of stock that he or she beneficially owns and a description of the manner in which the shares are held. Each such owner will provide us with such additional information as we may request in order to determine the effect, if any, of his or her beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits. In addition, each shareholder will upon demand be required to provide us with such information as we may request in good faith in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

These ownership limitations could delay, defer or prevent a transaction or a change in control that might involve a premium price for our common shares or otherwise be in the best interest of our shareholders.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been no public market for our common shares. We cannot predict the effect, if any, that any subsequent sales of common shares after this offering, or the availability of shares for sale in the future will have on the market price of our common shares prevailing from time to time. At any time, sales of substantial amounts of our common shares in the public market, or the perception that such sales could occur, could adversely affect the prevailing market price of our common shares.

No assurance can be given as to the likelihood that an active trading market for our common shares will develop or be maintained, that any such market will be liquid, that purchasing shareholders will be able to sell the common shares when issued or at all or the prices that shareholders may obtain for any of the common shares when subsequently sold. No prediction can be made as to the effect, if any, that future issuances of common shares or the availability of common shares for future issuances will have on the market price of our common shares prevailing from time to time, issuances of substantial amounts of common shares, or the perception that such issuances could occur, may affect adversely the prevailing market price of our common shares. See “Risk Factors — Risks Related to This Offering.”

The common shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, unless the shares are held by any of our “affiliates,” as that term is defined in Rule 144 under the Securities Act. As defined in Rule 144, an “affiliate” of an issuer is a person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the issuer.

[59]

Rule 144

In general, Rule 144 provides that if (i) one year has elapsed since the date of acquisition of common shares from us or any of our affiliates and (ii) the holder is, and has not been, an affiliate of ours at any time during the three months preceding the proposed sale, such holder may sell such common shares in the public market under Rule 144(b)(1) without regard to the volume limitations, manner of sale provisions, public information requirements or notice requirements under such rule. In general, Rule 144 also provides that if (i) six months have elapsed since the date of acquisition of common shares from us or any of our affiliates, (ii) we have been a reporting company under the Exchange Act for at least 90 days and (iii) the holder is not, and has not been, an affiliate of ours at any time during the three months preceding the proposed sale, such holder may sell such common shares in the public market under Rule 144(b)(1) subject to satisfaction of Rule 144’s public information requirements, but without regard to the volume limitations, manner of sale provisions or notice requirements under such rule.

In addition, under Rule 144, if (i) one year (or, subject to us being a reporting company under the Exchange Act for at least the preceding 90 days, six months) has elapsed since the date of acquisition of common shares from us or any of our affiliates and (ii) the holder is, or has been, an affiliate of ours at any time during the three months preceding the proposed sale, such holder may sell such common shares in the public market under Rule 144(b)(1) subject to satisfaction of Rule 144’s volume limitations, manner of sale provisions, public information requirements and notice requirements.

PRIOR PERFORMANCE SUMMARY

The information presented in this Prior Performance Summary represents the summary historical experience of real estate programs sponsored by our sole officer and director and affiliates (“our sponsor”), through December 31, 2015 with the Prior Performance Tables included in this prospectus as Appendix A through the year ended 2015. The purpose of this prior performance information is to enable you to evaluate accurately Generation Income Properties’ experience with like programs. The following discussion is intended to summarize briefly the objectives and performance of the prior real estate programs and to disclose any material adverse business developments sustained by them.

Our sole officer and director has sponsored one program, GIP Fund 1, LLC formed for the purpose of acquiring and operating commercial real estate properties, consisting of net lease properties in the United States. The program is a private program and has no public reporting requirements. We define such a program as a fund in which passive investors pool their money and rely on the efforts of our sponsor to manage the fund and to acquire real estate that was not identified at the time of the commencement of the fund’s offering. Investors in our company should not assume that they will experience returns comparable to those experienced by investors in these prior real estate programs.

GIP Fund 1, a private real estate fund, has certain investment objectives similar to ours, including the acquisition and operation of commercial properties; the provision of stable cash flow available for distribution to our investors; preservation and protection of capital; and the realization of capital appreciation in the event of an ultimate sale of any properties. GIP Fund1 focuses on acquiring single tenant properties essential to the business operations of the tenant; located in primary markets; leased to tenants with stable and/or improving credit quality; and subject to long-term leases with defined rental rate increases or with short-term leases with high-probability renewal and potential for increasing rent. GIP Fund 1 has not disposed of any properties through December 31, 2016. GIP Fund 1 engaged in a private offering, in January 2013 to accredited investors only and raised approximately $940,000 through the issuance member units.  GIP Fund 1 closed its round of financing in December of 2013 to acquire real estate property. Using a combination of approximately 44% debt and 97% offering proceeds, as of December 31, 2017, GIP Fund 1 acquired one existing property in Tampa, Florida states for a purchase price of approximately $1.6 million.

The asset in this program can be categorized as indicated in the chart below.

Tenant:	Sherwin-Williams Fit Life Foods
Location:	504-508 South Howard Avenue Tampa, Florida 33606
Square Footage:	3,500 square feet
Land Area:	1/5 acre
Asset Class:	Retail
No. of Stories:	Single-Story
Lease Type:	Net lease

[60]

The property is a 3,500 square foot, Class A single standing building, located in Tampa, Florida. The property is leased to and occupied by Sherwin-Williams who occupies approximately 2,500 square feet and Fit Life Foods who occupies approximately 1,000 square feet.  The property serves as a retail location for both Sherwin-Williams and Fit Life Foods, pursuant to a long-term, bond-type triple-net lease.  The Sherwin-Williams Company is a public company (NYSE: SHW) and the largest paint manufacturer in the United States. Sherwin-Williams makes a wide variety of paints, coatings, finishes, applicators, and varnishes for the architectural, industrial, marine, and automotive markets, selling its products under the brand names Dutch Boy, Pratt & Lambert, Sherwin-Williams, Red Devil, Krylon, Martin-Senour, Thompson’s, and Miniwax. The products are sold at wholesale branches, home centers, independent retailers, mass merchandisers, and through a network of company-operated paint stores. Sherwin-Williams operates more than 3,000 stores in the United States, Canada, the Virgin Islands, and Puerto Rico. Distribution conducted through the company’s global group extends its reach into South America, Jamaica, the United Kingdom, Europe, and China. The company employs approximately 39,000 people. Fit Life Foods is a retail restaurant chain specializing in all natural prepared meals and snacks targeted at the health conscience consumer on a busy schedule. They currently have eight locations only in Florida.

As applicable, the Prior Performance Tables set forth information as of the dates indicated regarding our sponsor in connection with: (1) experience in raising and investing funds (Table I); (2) compensation to sponsor (Table II); (3) operating results of prior programs (Table III); and (4) acquisition of properties by programs (Table VI).

OUR OPERATING PARTNERSHIP AND THE PARTNERSHIP AGREEMENT

The following summary of the terms of the agreement of limited partnership of our operating partnership does not purport to be complete and is subject to and qualified in its entirety by reference to the Agreement of Limited Partnership of Generation Income Properties, L.P., a copy of which is an exhibit to the offering statement of which this prospectus is a part. See “Where You Can Find More Information.”

Management

We will be the sole general partner of our operating partnership, which we will organize as a Delaware limited partnership. We will conduct substantially all of our operations and make substantially all of our investments through the operating partnership. Pursuant to the partnership agreement, we will have full, exclusive and complete responsibility and discretion in the management and control of the operating partnership, including the ability to cause the operating partnership to enter into certain major transactions including acquisitions, dispositions, refinancings and selection of lessees, make distributions to partners, and to cause changes in the operating partnership’s business activities.

Capital Contribution

We will contribute, directly, to our operating partnership substantially all of the net proceeds of this offering as our initial capital contribution in exchange for substantially all of the limited partnership interests in our operating partnership. The partnership agreement provides that if the operating partnership requires additional funds at any time in excess of funds available to the operating partnership from borrowing or capital contributions, we may borrow such funds from a financial institution or other lender and lend such funds to the operating partnership on the same terms and conditions as are applicable to our borrowing of such funds. Under the partnership agreement, we are obligated to contribute the net proceeds of any future offering of shares as additional capital to the operating partnership. If we contribute additional capital to the operating partnership, we will receive additional partnership units and our percentage interest will be increased on a proportionate basis based upon the amount of such additional capital contributions and the value of the operating partnership at the time of such contributions. Conversely, the percentage interests of the limited partners will be decreased on a proportionate basis in the event of additional capital contributions by us. In addition, if we contribute additional capital to the operating partnership, we will revalue the property of the operating partnership to its fair market value (as determined by us) and the capital accounts of the partners will be adjusted to reflect the manner in which the unrealized gain or loss inherent in such property (that has not been reflected in the capital accounts previously) would be allocated among the partners under the terms of the partnership agreement if there were a taxable disposition of such property for its fair market value (as determined by us) on the date of the revaluation. The operating partnership may issue preferred partnership interests, in connection with acquisitions of property or otherwise, which could have priority over common partnership interests with respect to distributions from the operating partnership, including the partnership interests we own as the general partner.

[61]

Redemption Rights

Pursuant to the partnership agreement, any future limited partners, other than us, will receive redemption rights, which will enable them to cause the operating partnership to redeem their limited partnership interests in exchange for cash or, at our option, common shares on a one-for-one basis. The cash redemption amount per unit is based on the market price of our common shares at the time of redemption. The number of common shares issuable upon redemption of limited partnership interests held by limited partners may be adjusted upon the occurrence of certain events such as share dividends, share subdivisions or combinations. We expect to fund any cash redemptions out of available cash or borrowings. Notwithstanding the foregoing, a limited partner will not be entitled to exercise its redemption rights if the delivery of common shares to the redeeming limited partner would:

•	result in any person owning, directly or indirectly, common shares in excess of the share ownership limit in our articles of incorporation;

•	result in our common shares being owned by fewer than 100 persons (determined without reference to any rules of attribution);

•	result in our being “closely held” within the meaning of Section 856(h) of the Code;

•

cause us to own, actually or constructively, 10% or more of the ownership interests in a tenant (other than a TRS) of ours, the operating partnership’s or a subsidiary partnership’s real property, within the meaning of Section 856(d)(2)(B) of the Code;

•	cause us to fail to qualify as a REIT under the Code; or

•

cause the acquisition of common shares by such redeeming limited partner to be “integrated” with any other distribution of common shares for purposes of complying with the registration provisions of the Securities Act.

We may, in our sole and absolute discretion, waive any of these restrictions.

The partnership agreement will require that the operating partnership be operated in a manner that enables us to satisfy the requirements for being classified as a REIT, to avoid any federal income or excise tax liability imposed by the Code (other than any federal income tax liability associated with our retained capital gains) and to ensure that the partnership will not be classified as a “publicly traded partnership” taxable as a corporation under Section 7704 of the Code.

Distributions

The partnership agreement will provide that the operating partnership will distribute cash from operations (including net sale or refinancing proceeds, but excluding net proceeds from the sale of the operating partnership’s property in connection with the liquidation of the operating partnership) at such time and in such amounts as determined by us in our sole discretion, to us and the limited partners in accordance with their respective percentage interests in the operating partnership.

Upon liquidation of the operating partnership, after payment of, or adequate provision for, debts and obligations of the partnership, including any partner loans, any remaining assets of the partnership will be distributed to us and the limited partners with positive capital accounts in accordance with their respective positive capital account balances.

LTIP Units

Upon completion of this offering, we will cause our operating partnership to issue an aggregate of 200,000 LTIP units to our sole officer and director. These LTIP units will vest ratably over the first two anniversaries of the date of grant. In general, LTIP units are a class of partnership units in our operating partnership and will receive the same per unit profit distributions as the other outstanding units in our operating partnership.

Amendments

In general, we may amend the partnership agreement without the consent of the limited partners. However, any amendment to the partnership agreement that would adversely affect the redemption rights or certain other rights of the limited partners requires the consent of limited partners holding a majority in interest of the limited partnership interests in our partnership.

[62]

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

This section summarizes the material federal income tax considerations that you, as a shareholder, may consider relevant. Because this section is a summary, it does not address all aspects of taxation that may be relevant to particular shareholders in light of their personal investment or tax circumstances, or to certain types of shareholders that are subject to special treatment under the federal income tax laws, such as:

•	insurance companies;

•	tax-exempt organizations (except to the limited extent discussed in “— Taxation of Tax-Exempt Shareholders” below);

•	financial institutions or broker-dealers;

•	non-U.S. individuals, corporations, estates and trusts (except to the limited extent discussed in “— Taxation of Non-U.S. Shareholders” below);

•	U.S. expatriates;

•	persons who mark-to-market our common shares;

•	subchapter S corporations;

•	U.S. shareholders (as defined below) whose functional currency is not the U.S. dollar;

•	regulated investment companies;

•	trusts and estates;

•	holders who receive our common shares through the exercise of employee share options or otherwise as compensation;

•	persons holding our common shares as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•	persons subject to the alternative minimum tax provisions of the Code;

•	persons holding our common shares through a partnership or similar pass-through entity; and

•	persons holding a 10% or more (by vote or value) beneficial interest in our shares of stock.

This summary assumes that shareholders hold shares as capital assets for federal income tax purposes, which generally means property held for investment.

The statements in this section are based on the current federal income tax laws, are for general information purposes only and are not tax advice. We cannot assure you that new laws, interpretations of law, or court decisions, any of which may take effect retroactively, will not cause any statement in this section to be inaccurate.

WE URGE YOU TO CONSULT YOUR OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE PURCHASE, OWNERSHIP AND SALE OF OUR COMMON SHARES AND OF OUR ELECTION TO BE TAXED AS A REIT. SPECIFICALLY, YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE AND ELECTION, AND REGARDING POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

[63]

Taxation of Our Company

We intend to elect to be taxed as a REIT for federal income tax purposes commencing with the taxable year after the year ending December 31, 2018. In connection with this offering, Alston & Bird LLP rendered an opinion that we are organized in conformity with the requirements for qualification and taxation as a REIT under the federal income tax laws, and our proposed method of operations will enable us to satisfy the requirements for qualification and taxation as a REIT under the federal income tax laws. Investors should be aware that Alston & Bird LLP’s opinion is based upon customary assumptions, will be conditioned upon certain representations made by us as to factual matters, including representations regarding the nature of our assets and the conduct of our business, is not binding upon the IRS, or any court, and speaks as of the date issued. In addition, Alston & Bird LLP’s opinion will be based on existing federal income tax law governing qualification as a REIT, which is subject to change either prospectively or retroactively. Alston & Bird’s opinion is also based on effective implementation of the terms of the agreement to waive ownership limits for Mr. Sobelman and effectiveness of, and our enforcement of, the ownership limits in our articles of incorporation. Moreover, our qualification and taxation as a REIT depend upon our ability to meet on a continuing basis, through actual annual operating results, certain qualification tests set forth in the federal tax laws. Those qualification tests involve the percentage of income that we earn from specified sources, the percentage of our assets that falls within specified categories, the diversity of ownership of our shares of stock, and the percentage of our earnings that we distribute. Alston & Bird LLP will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that our actual results of operations for any particular taxable year will satisfy such requirements. For a discussion of the tax consequences of our failure to qualify as a REIT, see “— Failure to Qualify.”

If we qualify as a REIT, we generally will not be subject to federal income tax on the taxable income that we distribute to our shareholders. The benefit of that tax treatment is that it avoids the “double taxation,” or taxation at both the corporate and shareholder levels, that generally results from owning stock in a corporation. However, we will be subject to federal tax in the following circumstances:

•

We will pay federal income tax on any taxable income, including undistributed net capital gain that we do not distribute to shareholders during, or within a specified time period after, the calendar year in which the income is earned.

•	We may be subject to the “alternative minimum tax” on any items of tax preference including any deductions of net operating losses.

•	We will pay income tax at the highest corporate rate on:

◦	net income from the sale or other disposition of property acquired through foreclosure (“foreclosure property”) that we hold primarily for sale to customers in the ordinary course of business, and

◦	other non-qualifying income from foreclosure property.

•	We will pay a 100% tax on net income from sales or other dispositions of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business.

•

If we fail to satisfy one or both of the 75% gross income test or the 95% gross income test, as described below under “— Gross Income Tests,” and nonetheless continue to qualify as a REIT because we meet other requirements, we will pay a 100% tax on:

◦	the gross income attributable to the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, in either case, multiplied by

◦	a fraction intended to reflect our profitability.

•

If we fail to distribute during a calendar year at least the sum of (1) 85% of our REIT ordinary income for the year, (2) 95% of our REIT capital gain net income for the year, and (3) any undistributed taxable income required to be distributed from earlier periods, we will pay a 4% nondeductible excise tax on the excess of the required distribution over the amount we actually distributed.

[64]

•

We may elect to retain and pay income tax on our net long-term capital gain. In that case, a U.S. shareholder would be taxed on its proportionate share of our undistributed long-term capital gain (to the extent that we made a timely designation of such gain to the shareholders) and would receive a credit or refund for its proportionate share of the tax we paid.

•	We will be subject to a 100% excise tax on transactions with a TRS that are not conducted on an arm’s-length basis.

•

In the event of a failure of any of the asset tests, other than a de minimis failure of the 5% asset test or the 10% vote or value test, as described below under “— Asset Tests,” as long as the failure was due to reasonable cause and not to willful neglect, we file a description of each asset that caused such failure with the IRS, and we dispose of the assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure, we will pay a tax equal to the greater of $50,000 or the highest federal income tax rate then applicable to U.S. corporations (currently 35%) on the net income from the nonqualifying assets during the period in which we failed to satisfy the asset tests.

•

In the event we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and such failure is due to reasonable cause and not to willful neglect, we will be required to pay a penalty of $50,000 for each such failure.

•

If we acquire any asset from a C corporation, or a corporation that generally is subject to full corporate-level tax, in a merger or other transaction in which we acquire a basis in the asset that is determined by reference either to the C corporation’s basis in the asset or to another asset, we will pay tax at the highest regular corporate rate applicable if we recognize gain on the sale or disposition of the asset during the 10-year period after we acquire the asset provided no election is made for the transaction to be taxable on a current basis. The amount of gain on which we will pay tax is the lesser of:

◦	the amount of gain that we recognize at the time of the sale or disposition, and

◦	the amount of gain that we would have recognized if we had sold the asset at the time we acquired it.

•

We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s shareholders, as described below in “— Recordkeeping Requirements.”

•	The earnings of our lower-tier entities that are subchapter C corporations, including TRSs, will be subject to federal corporate income tax.

In addition, notwithstanding our status as a REIT, we may also have to pay certain state and local income taxes, because not all states and localities treat REITs in the same manner that they are treated for federal income tax purposes. Moreover, as further described below, TRSs will be subject to federal, state and local corporate income tax on their taxable income.

Requirements for Qualification

A REIT is a corporation, trust, or association that meets each of the following requirements:

1.	It is managed by one or more directors or trustees.

2.	Its beneficial ownership is evidenced by transferable shares, or by transferable certificates of beneficial interest.

3.	It would be taxable as a domestic corporation, but for the REIT provisions of the federal income tax laws.

4.	It is neither a financial institution nor an insurance company subject to special provisions of the federal income tax laws.

5.	At least 100 persons are beneficial owners of its shares or ownership certificates.

6.

Not more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals, which the Code defines to include certain entities, during the last half of the taxable year.

7.

It elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status.

[65]

8.	It meets certain other qualification tests, described below, regarding the nature of its income and assets and the amount of its distributions to shareholders.

9.	It uses a calendar year for federal income tax purposes and complies with the recordkeeping requirements of the federal income tax laws.

We must meet requirements 1 through 4, 7, 8 and 9 during our entire taxable year and must meet requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months.  If we make our REIT election for our taxable year ending December 31, 2018, requirements 5 and 6 will apply to us beginning with our 2019 taxable year. If we comply with all the requirements for ascertaining the ownership of our outstanding shares in a taxable year and have no reason to know that we violated requirement 6, we will be deemed to have satisfied requirement 6 for that taxable year. For purposes of determining share ownership under requirement 6, an “individual” generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An “individual,” however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the federal income tax laws, and beneficiaries of such a trust will be treated as holding our shares in proportion to their actuarial interests in the trust for purposes of requirement 6.

Our articles of incorporation provides restrictions regarding the transfer and ownership of our shares of stock. See “Description of Shares of Stock — Restrictions on Ownership and Transfer.” We believe that we will issue sufficient shares of stock with sufficient diversity of ownership to allow us to satisfy requirements 5 and 6 above.

Our Board has waived these limits for Mr. Sobelman who currently owns one million shares of our common stock. The Board’s waiver to Mr. Sobelman is conditioned upon his agreement that if we would otherwise fail the closely held test June 15, 2019, we will automatically redeem such number of Mr. Sobelman’s shares for consideration of $.01 per share as will permit us to satisfy the closely held test. If we fail to monitor our share ownership or to implement the redemption provision in the waiver to Mr. Sobelman, or the Internal Revenue Service does not respect the effective date of any redemptions, we may fail to qualify as a REIT.

If we do not issue common shares to at least 100 shareholders by January 2018 pursuant to this or subsequent offerings, we anticipate that we would satisfy requirement 5 by issuing preferred shares with a nominal value and a low liquidation preference to a limited number of investors. The restrictions in our articles of incorporation are intended (among other things) to assist us in continuing to satisfy requirements 5 and 6 described above. These restrictions, however, may not ensure that we will, in all cases, be able to satisfy such share ownership requirements. If we fail to satisfy these share ownership requirements, our qualification as a REIT may terminate.

Subsidiary Entities

Qualified REIT Subsidiaries.  A corporation that is a “qualified REIT subsidiary” is not treated as a corporation separate from its parent REIT. All assets, liabilities, and items of income, deduction, and credit of a “qualified REIT subsidiary” are treated as assets, liabilities, and items of income, deduction, and credit of the REIT. A “qualified REIT subsidiary” is a corporation, other than a TRS, all of the stock of which is owned by the REIT. Thus, in applying the requirements described herein, any “qualified REIT subsidiary” that we own will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiary will be treated as our assets, liabilities, and items of income, deduction, and credit.

Other Disregarded Entities and Partnerships.  An unincorporated domestic entity, such as a partnership or limited liability company that has a single owner, generally is not treated as an entity separate from its parent for federal income tax purposes. An unincorporated domestic entity with two or more owners is generally treated as a partnership for federal income tax purposes. In the case of a REIT that is a partner in a partnership that has other partners, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. Our proportionate share for purposes of the 10% value test (see “— Asset Tests”) will be based on our proportionate interest in the equity interests and certain debt securities issued by the partnership. For all of the other asset and income tests, our proportionate share will be based on our proportionate interest in the capital interests in the partnership. Our proportionate share of the assets, liabilities, and items of income of any partnership, joint venture, or limited liability company that is treated as a partnership for federal income tax purposes in which we acquire an equity interest, directly or indirectly, will be treated as our assets and gross income for purposes of applying the various REIT qualification requirements.

[66]

Gross Income Tests

We must satisfy two gross income tests annually to maintain our qualification as a REIT. First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgages on real property or qualified temporary investment income. Qualifying income for purposes of that 75% gross income test generally includes:

•	rents from real property;

•	interest on debt secured by mortgages on real property, or on interests in real property;

•	dividends on, and gain from the sale of, shares in other REITs;

•	gain from the sale of real estate assets; and

•

income derived from the temporary investment of new capital that is attributable to the issuance of our shares of stock other than shares issued pursuant to our distribution reinvestment plan or a public offering of our debt with a maturity date of at least five years and that we receive during the one-year period beginning on the date on which we received such new capital.

Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends, gain from the sale or disposition of shares or securities, or any combination of these. Gross income from our sale of property that we hold primarily for sale to customers in the ordinary course of business is excluded from both the numerator and the denominator in both gross income tests. In addition, income and gain from “hedging transactions” that we enter into to hedge indebtedness incurred or to be incurred to acquire or carry real estate assets and that are clearly and timely identified as such will be excluded from both the numerator and the denominator for purposes of the 75% and 95% gross income tests. In addition, certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. See “— Foreign Currency Gain” below. The following paragraphs discuss the specific application of the gross income tests to us.

Rents from Real Property

Rent that we receive from our real property will qualify as “rents from real property,” which is qualifying income for purposes of the 75% and 95% gross income tests, only if the following conditions are met:

•	The rent must not be based, in whole or in part, on the income or profits of any person, but may be based on a fixed percentage or percentages of gross receipts or sales.

•

Neither we nor a direct or indirect owner of 10% or more of our stock may own, actually or constructively, 10% or more of a tenant from whom we receive rent, other than a TRS. Under an exception to such related-party tenant rule, rent that we receive from a TRS will qualify as “rents from real property” as long as (i) at least 90% of the leased space in the property is leased to persons other than TRSs and related-party tenants, and (ii) the amount paid by the TRS to rent space at the property is substantially comparable to rents paid by other tenants of the property for comparable space.

•

If the rent attributable to personal property leased in connection with a lease of real property is 15% or less of the total rent received under the lease, then the rent attributable to personal property will qualify as rents from real property. However, if the 15% threshold is exceeded, the rent attributable to personal property will not qualify as rents from real property.

•

We generally must not operate or manage our real property or furnish or render services to our tenants, other than through an “independent contractor” that is adequately compensated and from which we do not derive revenue. However, we need not provide services through an independent contractor, but instead may provide services directly to our tenants, if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not considered to be provided for the tenants’ convenience. In addition, we may provide a minimal amount of “noncustomary” services to the tenants of a property, other than through an independent contractor, as long as our income from the services (valued at not less than 150% of our direct cost of performing such services) does not exceed 1% of our income from the related property. Furthermore, we may own up to 100% of the stock of a TRS which may provide customary and noncustomary services to our tenants without tainting our rental income for the related properties.

[67]

Unless we determine that the resulting nonqualifying income under any of the following situations, taken together with all other nonqualifying income earned by us in the taxable year, will not jeopardize our qualification as a REIT, we do not intend to:

•

charge rent for any property that is based in whole or in part on the income or profits of any person, except by reason of being based on a fixed percentage or percentages of receipts or sales, as described above;

•

rent any property to a related party tenant, including a TRS, unless the rent from the lease to the TRS would qualify for the special exception from the related party tenant rule applicable to certain leases with a TRS;

•

derive rental income attributable to personal property other than personal property leased in connection with the lease of real property, the amount of which is less than 15% of the total rent received under the lease; or

•	directly perform services considered to be noncustomary or rendered to the occupant of the property.

In order for the rent paid under our leases to constitute “rents from real property,” the leases must be respected as true leases for federal income tax purposes and not treated as service contracts, joint ventures or some other type of arrangement. The determination of whether our leases are true leases depends on an analysis of all the surrounding facts and circumstances. In making such a determination, courts have considered a variety of factors, including the following:

•	the intent of the parties;

•	the form of the agreement; and

•

the degree of control over the property that is retained by the property owner (for example, whether the lessee has substantial control over the operation of the property or whether the lessee was required simply to use its best efforts to perform its obligations under the agreement); and the extent to which the property owner retains the risk of loss with respect to the property (for example, whether the lessee bears the risk of increases in operating expenses or the risk of damage to the property) or the potential for economic gain with respect to the property.

We currently intend to structure any leases we enter into so that they will qualify as true leases for federal income tax purposes. Our belief is based, in part, on the following facts:

•	we and the lessee intend for our relationship to be that of a lessor and lessee, and such relationship is documented by a lease agreement;

•	the lessee will have the right to exclusive possession and use and quiet enjoyment of the property covered by the lease during the term of the lease;

•

the lessee will bear the cost of, and will be responsible for, day-to-day maintenance and repair of the property other than the cost of certain capital expenditures, and dictate, either directly or through third-party operators that are eligible independent contractors who work for the lessee during the terms of the leases, how the property will be operated and maintained;

•	the lessee generally will bear the costs and expenses of operating the property, including the cost of any inventory used in their operation, during the term of the lease;

•	the lessee will benefit from any savings and bear the burdens of any increases in the costs of operating the property during the term of the lease;

•

in the event of damage or destruction to a property, the lessee will be at economic risk because it will bear the economic burden of the loss in income from operation of the property subject to the right, in certain circumstances, to terminate the lease if the lessor does not restore the property to its prior condition;

•

the lessee generally will indemnify the lessor against all liabilities imposed on the lessor during the term of the lease by reason of: (i) injury to persons or damage to property occurring at the property; (ii) the lessee’s use, management, maintenance or repair of the property; (iii) taxes and assessments in respect of the property that are obligations of the lessees; (iv) any breach of the leases by the lessees, and (v) the nonperformance of contractual obligations of the lessees with respect to the property;

[68]

•	the lessee will be obligated to pay, at a minimum, material base rent for the period of use of the property under the lease;

•	the lessee will stand to incur substantial losses or reap substantial gains depending on how successfully it, either directly or through the eligible independent contractors, operates the property;

•

we expect that each lease that we enter into, at the time we enter into it (or at any time that any such lease is subsequently renewed or extended) will enable the applicable lessee to derive a meaningful profit, after expenses and taking into account the risks associated with the lease, from the operation of the property during the term of its lease; and

•	upon termination of each lease, the applicable property will be expected to have a substantial remaining useful life and substantial remaining fair market value.

If our leases are characterized as service contracts or partnership agreements, rather than as true leases, part or all of the payments that we and our subsidiaries receive from our percentage and other leases may not be considered rent or may not otherwise satisfy the various requirements for qualification as “rents from real property.” In that case, we likely would not be able to satisfy either the 75% or 95% gross income test and, as a result, would lose our REIT status.

We expect to enter into sale-leaseback transactions. It is possible that the IRS could take the position that specific sale-leaseback transactions that we treat as true leases are financing arrangements or loans rather than true leases for federal income tax purposes. Recharacterization of a sale-leaseback transaction as a financing arrangement or loan could jeopardize our REIT status.

Interest

The term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of such amount depends in whole or in part on the income or profits of any person. However, interest generally includes the following:

•	an amount that is based on a fixed percentage or percentages of receipts or sales; and

•

an amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from the real property securing the debt from leasing substantially all of its interest in the property, and only to the extent that the amounts received by the debtor would be qualifying “rents from real property” if received directly by a REIT.

If a loan contains a provision that entitles a REIT to a percentage of the borrower’s gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property’s value as of a specific date, income attributable to that loan provision will be treated as gain from the sale of the property securing the loan, which generally is qualifying income for purposes of both gross income tests.

We may, on a select basis, purchase mortgage loans. Interest on debt secured by a mortgage on real property or on interests in real property, including, for this purpose, discount points, prepayment penalties, loan assumption fees, and late payment charges that are not compensation for services, generally is qualifying income for purposes of the 75% gross income test. However, if a loan is secured by real property and other property and the highest principal amount of a loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of the date the REIT agreed to acquire the loan, a portion of the interest income from such loan that is not allocable to real property will not be qualifying income for purposes of the 75% gross income test, but will be qualifying income for purposes of the 95% gross income test.

We may also, on a select basis, purchase mezzanine loans, which are loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. IRS Revenue Procedure 2003-65 provides a safe harbor pursuant to which a mezzanine loan, if it meets each of the requirements contained in the Revenue Procedure, will be treated by the IRS as a real estate asset for purposes of the REIT asset tests described below, and interest derived from it will be treated as qualifying mortgage interest for purposes of the 75% gross income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. Moreover, we anticipate that the mezzanine loans we will acquire typically will not meet all of the requirements for reliance on this safe harbor. We intend to invest in mezzanine loans in manner that will enable us to continue to satisfy the gross income and asset tests.

[69]

Dividends Received

Our share of any dividends received from any corporation (including any TRS, but excluding any REIT) in which we own an equity interest will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. Our share of any dividends received from any other REIT in which we own an equity interest, if any, will be qualifying income for purposes of both gross income tests.

Prohibited Transactions

A REIT will incur a 100% tax on the net income (including foreign currency gain) derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. We believe that none of our assets will be held primarily for sale to customers and that a sale of any of our assets will not be in the ordinary course of our business. Whether a REIT holds an asset “primarily for sale to customers in the ordinary course of a trade or business” depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. A safe harbor to the characterization of the sale of property by a REIT as a prohibited transaction and the 100% prohibited transaction tax is available if the following requirements are met:

•	the REIT has held the property for not less than two years;

•

the aggregate expenditures made by the REIT, or any partner of the REIT, during the two-year period preceding the date of the sale that are includable in the basis of the property do not exceed 30% of the selling prince of the property;

•

either (1) during the year in question, the REIT did not make more than seven sales of property other than foreclosure property or sales to which Section 1033 of the Code applies, (2) the aggregate adjusted bases of all such properties sold by the REIT during the year did not exceed 10% of the aggregate bases of all of the assets of the REIT at the beginning of the year or (3) the aggregate fair market value of all such properties sold by the REIT during the year did not exceed 10% of the aggregate fair market value of all of the assets of the REIT at the beginning of the year;

•	in the case of property not acquired through foreclosure or lease termination, the REIT has held the property for at least two years for the production of rental income; and

•

if the REIT has made more than seven sales of non-foreclosure property during the taxable year, substantially all of the marketing and development expenditures with respect to the property were made through an independent contractor from whom the REIT derives no income.

We generally will attempt to comply with the terms of safe-harbor provision in the federal income tax laws prescribing when an asset sale will not be characterized as a prohibited transaction. We cannot assure you, however, that we can comply with the safe-harbor provision or that we will avoid owning property that may be characterized as property that we hold “primarily for sale to customers in the ordinary course of a trade or business.” The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be taxed to the corporation at regular corporate income tax rates.

Foreclosure Property

Foreclosure property is real property (including interests in real property) and any personal property incident to such real property: (i) that is acquired by a REIT as the result of the REIT having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of the property or on a mortgage loan held by the REIT and secured by the property; (ii) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated; and (iii) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property in the hands of the selling REIT. We do not anticipate that we will receive any income from foreclosure property that is not qualifying income for purposes of the 75% gross income test, but, if we do receive any such income, we intend to make an election to treat the related property as foreclosure property.

[70]

Foreign Currency Gain

Certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. “Real estate foreign exchange gain” will be excluded from gross income for purposes of the 75% gross income test. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or on interests in real property and certain foreign currency gain attributable to certain “qualified business units” of a REIT. “Passive foreign exchange gain” will be excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations. Because passive foreign exchange gain includes real estate foreign exchange gain, real estate foreign exchange gain is excluded from gross income for purposes of both the 75% and 95% gross income tests. These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to any certain foreign currency gain derived from dealing, or engaging in substantial and regular trading, in securities. Such gain is treated as nonqualifying income for purposes of both the 75% and 95% gross income tests.

Failure to Satisfy Gross Income Tests.

If we fail to satisfy one or both of the gross income tests for any taxable year, we nevertheless may qualify as a REIT for that year if we qualify for relief under certain provisions of the federal income tax laws. Those relief provisions are available if:

•	our failure to meet those tests is due to reasonable cause and not to willful neglect; and

•	following such failure for any taxable year, we file a schedule of the sources of our income in accordance with regulations prescribed by the Secretary of the U.S. Treasury.

We cannot predict, however, whether in all circumstances we would qualify for the relief provisions. In addition, as discussed above in “— Taxation of Our Company,” even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of the amount by which we fail the 75% gross income test or the 95% gross income test multiplied, in either case, by a fraction intended to reflect our profitability.

Asset Tests

To qualify as a REIT, we also must satisfy the following asset tests at the end of each quarter of each taxable year.

First, at least 75% of the value of our total assets must consist of:

•	cash or cash items, including certain receivables and, in certain circumstances, foreign currencies;

•	government securities;

•	interests in real property, including leaseholds and options to acquire real property and leaseholds;

•	interests in mortgages loans secured by real property;

•	stock in other REITs; and

•

investments in stock or debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings (other than our distribution reinvestment plan) or public offerings of debt with at least a five-year term.

Second, of our investments not included in the 75% asset class, the value of our interest in any one issuer’s securities may not exceed 5% of the value of our total assets, or the 5% asset test.

Third, of our investments not included in the 75% asset class, we may not own more than 10% of the voting power or value of any one issuer’s outstanding securities, or the 10% vote or value test.

Fourth, no more than 25% of the value of our total assets may consist of the securities of one or more TRSs.

[71]

Fifth, no more than 25% of the value of our total assets may consist of the securities that are not qualifying assets for purposes of the 75% asset test.

For purposes of the 5% asset test and the 10% vote or value test, the term “securities” does not include shares in another REIT, equity or debt securities of a qualified REIT subsidiary or TRS, mortgage loans that constitute real estate assets, or equity interests in a partnership. The term “securities,” however, generally includes debt securities issued by a partnership or another REIT, except that for purposes of the 10% value test, the term “securities” does not include “straight debt” securities, which is defined as a written unconditional promise to pay on demand or on a specified date a sum certain in money if (i) the debt is not convertible, directly or indirectly, into shares, and (ii) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors. “Straight debt” securities do not include any securities issued by a partnership or a corporation in which we or any controlled TRS (i.e., a TRS in which we own directly or indirectly more than 50% of the voting power or value of the stock) hold non-“straight debt” securities that have an aggregate value of more than 1% of the issuer’s outstanding securities. However, “straight debt” securities include debt subject to the following contingencies:

•

a contingency relating to the time of payment of interest or principal, as long as either (i) there is no change to the effective yield of the debt obligation, other than a change to the annual yield that does not exceed the greater of 0.25% or 5% of the annual yield, or (ii) neither the aggregate issue price nor the aggregate face amount of the issuer’s debt obligations held by us exceeds $1 million and no more than 12 months of unaccrued interest on the debt obligations can be required to be prepaid; and

•	a contingency relating to the time or amount of payment upon a default or prepayment of a debt obligation, as long as the contingency is consistent with customary commercial practice.

In addition, the following are not trusted as securities for purposes of the 10% value test:

•	Any loan to an individual or an estate;

•	Any “section 467 rental agreement,” other than an agreement with a related party tenant;

•	Any obligation to pay “rents from real property”;

•	Certain securities issued by governmental entities;

•	Any security issued by a REIT;

•

Any debt instrument issued by an entity treated as a partnership for federal income tax purposes in which we are a partner to the extent of our proportionate interest in the equity and debt securities of the partnership; and

•

Any debt instrument issued by an entity treated as a partnership for federal income tax purposes not described in the preceding bullet points if at least 75% of the partnership’s gross income, excluding income from prohibited transactions, is qualifying income for purposes of the 75% gross income test described above.

For purposes of the 10% value test, our proportionate share of the assets of a partnership is our proportionate interest in any securities issued by the partnership, without regard to the securities described in the last two bullet points above.

As described above, we may, on a select basis, invest in mezzanine loans. Although we expect that our investments in mezzanine loans will generally be treated as real estate assets, we anticipate that the mezzanine loans in which we invest will not meet all the requirements of the safe harbor in IRS Revenue Procedure 2003-65. Thus no assurance can be provided that the IRS will not challenge our treatment of mezzanine loans as real estate assets. We intend to invest in mezzanine loans in a manner that will enable us to continue to satisfy the asset and gross income test requirements.

We will monitor the status of our assets for purposes of the various asset tests and will manage our portfolio in order to comply at all times with such tests. If we fail to satisfy the asset tests at the end of a calendar quarter, we will not lose our REIT qualification if:

•	we satisfied the asset tests at the end of the preceding calendar quarter; and

•

the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets.

[72]

If we did not satisfy the condition described in the second item, above, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

In the event that we violate the 5% asset test or the 10% vote or value test described above, we will not lose our REIT qualification if (1) the failure is de minimis (up to the lesser of 1% of our assets or $10 million) and (2) we dispose of assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure. In the event of a failure of any of the asset tests (other than  de minimis  failures described in the preceding sentence), as long as the failure was due to reasonable cause and not to willful neglect, we will not lose our REIT status if we (1) dispose of assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify the failure, (2) we file a description of each asset causing the failure with the IRS and (3) pay a tax equal to the greater of $50,000 or 35% of the net income from the nonqualifying assets during the period in which we failed to satisfy the asset tests.

We believe that the assets that we will hold will satisfy the foregoing asset test requirements. However, we will not obtain independent appraisals to support our conclusions as to the value of our assets and securities, or the real estate collateral for the mortgage or mezzanine loans that support our investments. Moreover, the values of some assets may not be susceptible to a precise determination. As a result, there can be no assurance that the IRS will not contend that our ownership of securities and other assets violates one or more of the asset tests applicable to REITs.

Distribution Requirements

Each taxable year, we must distribute dividends, other than capital gain dividends and deemed distributions of retained capital gain, to our shareholders in an aggregate amount at least equal to the sum of:

•	90% of our “REIT taxable income,” computed without regard to the dividends paid deduction and our net capital gain or loss, and

•	90% of our after-tax net income, if any, from foreclosure property, minus

•	the sum of certain items of non-cash income.

We must distribute such dividends in the taxable year to which they relate, or in the following taxable year if either (a) we declare the distribution before we timely file our federal income tax return for the year and pay the distribution on or before the first regular dividend payment date after such declaration or (b) we declare the distribution in October, November or December of the taxable year, payable to shareholders of record on a specified day in any such month, and we actually pay the dividend before the end of January of the following year. The distributions under clause (a) are taxable to the shareholders in the year in which paid, and the distributions in clause (b) are treated as paid on December 31st of the prior taxable year. In both instances, these distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

In order for distributions to satisfy this requirement and give rise to a deduction, such dividends may not be “preferential.” A dividend will not be deemed to be preferential if it is pro rata among all outstanding shares of stock within a given class and any preferences between classes of stock are made pursuant to the terms contained in our organizational documents.

We will pay federal income tax on taxable income, including net capital gain, that we do not distribute to shareholders. Furthermore, if we fail to distribute during a calendar year, or by the end of January following the calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:

•	85% of our REIT ordinary income for such year,

•	95% of our REIT capital gain income for such year, and

•	any undistributed taxable income from prior periods, we will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distribute.

We may elect to retain and pay income tax on the net long-term capital gain we receive in a taxable year. If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% nondeductible excise tax described above. We intend to make timely distributions sufficient to satisfy the annual distribution requirements and to avoid corporate income tax and the 4% nondeductible excise tax.

[73]

It is possible that, from time to time, we may experience timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. For example, we may not deduct recognized capital losses from our “REIT taxable income.” Further, it is possible that, from time to time, we may be allocated a share of net capital gain attributable to the sale of depreciated property that exceeds our allocable share of cash attributable to that sale. As a result of the foregoing, we may have less cash than is necessary to distribute taxable income sufficient to avoid corporate income tax and the excise tax imposed on certain undistributed income or even to meet the 90% distribution requirement. In such a situation, we may need to borrow funds or, if possible, pay taxable dividends of our shares of stock or debt securities.

Under certain circumstances, we may be able to correct a failure to meet the distribution requirement for a year by paying “deficiency dividends” to our shareholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest to the IRS based upon the amount of any deduction we take for deficiency dividends.

Recordkeeping Requirements

To avoid a monetary penalty, we must request on an annual basis information from our shareholders designed to disclose the actual ownership of our outstanding shares of stock. We intend to comply with these requirements.

Failure to Qualify

If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure.

If we fail to qualify as a REIT in any taxable year, and no relief provision applies, we would be subject to federal income tax and any applicable alternative minimum tax on our taxable income at regular corporate rates. In calculating our taxable income in a year in which we fail to qualify as a REIT, we would not be able to deduct amounts paid out to shareholders. In fact, we would not be required to distribute any amounts to shareholders in that year. In such event, to the extent of our current and accumulated earnings and profits, all distributions to shareholders would be taxable as ordinary income. Subject to certain limitations of the federal income tax laws, corporate shareholders might be eligible for the dividends received deduction and shareholders taxed at individual rates may be eligible for the reduced federal income tax rate on such “qualified dividends.” Unless we qualified for relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we failed to qualify as a REIT. We cannot predict whether in all circumstances we would qualify for such statutory relief.

Taxation of Taxable U.S. Shareholders

As used herein, the term “U.S. shareholder” means a holder of our common shares that for U.S. federal income tax purposes is:

•	a citizen or resident of the United States;

•

a corporation (including an entity treated as a corporation for federal income tax purposes) created or organized in or under the laws of the United States, any of its states or the District of Columbia;

•	an estate whose income is subject to federal income taxation regardless of its source; or

•

any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

If a partnership, entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our common shares, the federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding our common shares, you are urged to consult your tax advisor regarding the consequences of the ownership and disposition of our common shares by the partnership.

[74]

Taxation of Distributions

As long as we qualify as a REIT, a taxable U.S. shareholder must generally take into account as ordinary income distributions made out of our current or accumulated earnings and profits that we do not designate as capital gain dividends or retained long-term capital gain. A U.S. shareholder will not qualify for the dividends-received deduction generally available to corporations. In addition, dividends paid to a non-corporate U.S. shareholder generally will not qualify for the 20% maximum tax rate for “qualified dividend income.”  The maximum tax rate qualified dividend income is lower than the maximum tax rate on ordinary income, which is currently 39.6%.  However, the 20% tax rate for qualified dividend income will apply to our ordinary REIT dividends (i) attributable to dividends received by us from non-REIT corporations, such as our TRS, and (ii) to the extent attributable to income upon which we have paid corporate income tax (e.g. , to the extent that we distribute less than 100% of our taxable income). In general, to qualify for the reduced tax rate on qualified dividend income, a shareholder must hold our common shares for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our common shares becomes ex-dividend.

A U.S. shareholder generally will take into account as long-term capital gain any distributions that we designate as capital gain dividends without regard to the period for which the U.S. shareholder has held our common shares. We generally will designate our capital gain dividends as either 20% or 25% rate dividends. See “— Capital Gains and Losses.” A corporate U.S. shareholder, however, may be required to treat up to 20% of certain capital gain dividends as ordinary income.

We may elect to retain and pay income tax on the net long-term capital gain that we receive in a taxable year. In that case, to the extent that we designate such amount in a timely notice to such shareholder, a U.S. shareholder would be taxed on its proportionate share of our undistributed long-term capital gain. The U.S. shareholder would receive a credit for its proportionate share of the tax we paid. The U.S. shareholder would increase the basis in its shares of stock by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid.

A U.S. shareholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the distribution does not exceed the adjusted basis of the U.S. shareholder’s common shares. Instead, the distribution will reduce the adjusted basis of such shares of stock. A U.S. shareholder will recognize a gain on a distribution in excess of both our current and accumulated earnings and profits and the U.S. shareholder’s adjusted basis in his or her shares of stock as long-term capital gain, or short-term capital gain if the shares of stock have been held for one year or less, assuming the shares of stock are a capital asset in the hands of the U.S. shareholder. In addition, if we declare a dividend in October, November, or December of any year that is payable to a U.S. shareholder of record on a specified date in any such month, such dividend shall be treated as both paid by us and received by the U.S. shareholder on December 31 of such year, provided that we actually distribute such dividend during January of the following calendar year.

Shareholders may not include in their individual income tax returns any of our net operating losses or capital losses. Instead, these losses are generally carried over by us for potential offset against our future income. Taxable distributions from us and gain from the disposition of our common shares will not be treated as passive activity income, and, therefore, shareholders generally will not be able to apply any “passive activity losses,” such as losses from certain types of limited partnerships in which the shareholder is a limited partner, against such income. In addition, taxable distributions from us and gain from the disposition of our common shares generally will be treated as investment income for purposes of the investment interest limitations. We will notify shareholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital and capital gain.

Taxation of U.S. Shareholders on the Disposition of Common Shares

A U.S. shareholder who is not a dealer in securities must generally treat any gain or loss realized upon a taxable disposition of our common shares as long-term capital gain or loss if the U.S. shareholder has held our common shares for more than one year and otherwise as short-term capital gain or loss. In general, a U.S. shareholder will realize gain or loss in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. shareholder’s adjusted tax basis. A shareholder’s adjusted tax basis generally will equal the U.S. shareholder’s acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. shareholder (discussed above) less tax deemed paid on such gains and reduced by any returns of capital. However, a U.S. shareholder must treat any loss upon a sale or exchange of common shares held by such shareholder for six months or less as a long-term capital loss to the extent of capital gain dividends and any other actual or deemed distributions from us that such U.S. shareholder treats as long-term capital gain. All or a portion of any loss that a U.S. shareholder realizes upon a taxable disposition of our common shares may be disallowed if the U.S. shareholder purchases other common shares within 30 days before or after the disposition.

[75]

Capital Gains and Losses

A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual income tax rate currently is 39.6%.  The maximum tax rate on long-term capital gain applicable to taxpayers taxed at individual rates is 20% for sales and exchanges of assets held for more than one year. The maximum tax rate on long-term capital gain from the sale or exchange of “Section 1250 property,” or depreciable real property, is 25%, which applies to the lesser of the total amount of the gain or the accumulated depreciation on the Section 1250 property.

With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we generally will designate whether such a distribution is taxable to our shareholders taxed at individual rates at a 20% or 25% rate. Thus, the tax rate differential between capital gain and ordinary income for those taxpayers may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

Medicare Tax on Unearned Income

High-income individuals, estates and trusts, will be subject to an additional 3.8% tax, which, for individuals, applies to the lesser of (i) “net investment income” or (ii) the excess of “modified adjusted gross income” over $200,000 ($250,000 if married and filing jointly or $125,000 if married and filing separately). “Net investment income” generally equals the taxpayer’s gross investment income reduced by the deductions that are allocable to such income. Investment income generally includes passive income such as dividends and gains from sales of stock.

Taxation of Tax-Exempt Shareholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income (“UBTI”)., The IRS has issued a ruling that dividends from a REIT to an exempt employee pension trust do not constitute UBTI so long as the exempt employee pension trust does not otherwise use the shares of beneficial interest in the REIT in an unrelated trade or business of the pension trust. Based on that ruling, amounts that we distribute to tax-exempt shareholders generally should not constitute UBTI. However, if a tax-exempt shareholder were to finance its acquisition of common shares with debt, a portion of the income that it receives from us would constitute UBTI pursuant to the “debt-financed property” rules. Moreover, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans that are exempt from taxation under special provisions of the federal income tax laws are subject to different UBTI rules, which generally will require them to characterize distributions that they receive from us as UBTI. Finally, in certain circumstances, a qualified employee pension or profit sharing trust that owns more than 10% of our shares of stock must treat a percentage of the dividends that it receives from us as UBTI. Such percentage is equal to the gross income we derive from an unrelated trade or business, determined as if we were a pension trust, divided by our total gross income for the year in which we pay the dividends. That rule applies to a pension trust holding more than 10% of our shares of stock only if:

•	the percentage of our dividends that the tax-exempt trust must treat as UBTI is at least 5%;

•

we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of our shares of stock be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our shares of stock in proportion to their actuarial interests in the pension trust; and

either:

•	one pension trust owns more than 25% of the value of our shares of stock; or

•	a group of pension trusts individually holding more than 10% of the value of our shares of stock collectively owns more than 50% of the value of our shares of stock.

[76]

Taxation of Non-U.S. Shareholders

The term “non-U.S. shareholder” means a holder of our common shares that is not a U.S. shareholder or a partnership (or entity treated as a partnership for federal income tax purposes). The rules governing federal income taxation of nonresident alien individuals, foreign corporations, and other foreign shareholders are complex. This section is only a summary of such rules. We urge non-U.S. shareholders to consult their own tax advisors to determine the impact of federal, state, and local income tax laws on the purchase, ownership and sale of our common shares, including any reporting requirements.

Taxation of REIT Distributions

A distribution to a non-U.S. shareholder that is not attributable to gain from our sale or exchange of a “United States real property interest,” or USRPI, as defined below, that we do not designate as a capital gain dividend or retained capital gain and that we pay out of our current or accumulated earnings and profits will be subject to a 30% withholding tax on the gross amount of the dividend unless an applicable tax treaty reduces or eliminates the tax.  If a dividend is “effectively connected income,” or such dividend is treated as effectively connected with the non-U.S. shareholder’s conduct of a U.S. trade or business, the non-U.S. shareholder generally will be subject to federal income tax on the dividend at graduated rates, in the same manner as U.S. shareholders are taxed with respect to such dividend, and a non-U.S. shareholder that is a corporation also may be subject to the 30% branch profits tax with respect to that dividend. We plan to withhold U.S. income tax at the rate of 30% on the gross amount of any such distribution paid to a non-U.S. shareholder unless either:

•	a lower treaty rate applies and the non-U.S. shareholder files an IRS Form W-8 evidencing eligibility for that reduced rate with us; or

•	the non-U.S. shareholder files an IRS Form W-8ECI with us claiming that the distribution is effectively connected income.

A non-U.S. shareholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of such distribution does not exceed the adjusted basis of its common shares. Instead, the excess portion of such distribution will reduce the adjusted basis of such shares of stock. A non-U.S. shareholder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its common shares, if the non-U.S. shareholder otherwise would be subject to tax on gain from the sale or disposition of its common shares, as described below. Because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend. However, a non-U.S. shareholder may claim a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.

For any year in which we qualify as a REIT, a non-U.S. shareholder will incur tax on distributions that are attributable to gain from our sale or exchange of a USRPI under the Foreign Investment in Real Property Act of 1980 (“FIRPTA”). A USRPI includes certain interests in real property and stock in corporations at least 50% of whose assets consist of interests in real property. Under FIRPTA, a non-U.S. shareholder is taxed on distributions attributable to gain from sales of USRPIs as if such gain were effectively connected with a U.S. business of the non-U.S. shareholder. A non-U.S. shareholder thus will be required to file U.S. federal income tax returns and will be taxed on such a distribution at the normal capital gains rates applicable to U.S. shareholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A non-U.S. corporate shareholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution. We will be required to withhold 35% of any distribution that we could designate as a capital gain dividend. A non-U.S. shareholder will receive a credit against its tax liability for the amount we withhold.

However, if our common shares are regularly traded on an established securities market in the United States, capital gain distributions on our common shares that are attributable to our sale of real property will be treated as ordinary dividends rather than as gain from the sale of a USRPI, as long as the non-U.S. shareholder did not own more than 5% of our common shares at any time during the one-year period preceding the distribution. As a result, non-U.S. shareholders generally will be subject to withholding tax on such capital gain distributions in the same manner as they are subject to withholding tax on ordinary dividends. If our common shares are not regularly traded on an established securities market in the United States or the non-U.S. shareholder owned more than 5% of our common shares at anytime during the one-year period preceding the distribution, capital gain distributions that are attributable to our sale of real property would be subject to tax under FIRPTA, as described in the preceding paragraph. Moreover, if a non-U.S. shareholder disposes of our common shares during the 30-day period preceding a dividend payment, and such non-U.S. shareholder (or a person related to such non-U.S. shareholder) acquires or enters into a contract or option to acquire our common shares within 61 days of the first day of the 30-day period described above, and any portion of such dividend payment would, but for the disposition, be treated as a USRPI capital gain to such non-U.S. shareholder, then such non-U.S. shareholder shall be treated as having USRPI capital gain in an amount that, but for the disposition, would have been treated as USRPI capital gain.

[77]

Taxation of Dispositions of REIT Shares

Non-U.S. shareholders could incur tax under FIRPTA with respect to gain realized upon a disposition of our common shares if we are a United States real property holding corporation during a specified testing period. If at least 50% of a REIT’s assets are United States real property interests, then the REIT will be a United States real property holding corporation. We anticipate that we will be a United States real property holding corporation based on our investment strategy. However, if we are a United States real property holding corporation, a non-U.S. shareholder generally would not incur tax under FIRPTA on gain from the sale of our common shares if we are a “domestically controlled qualified investment entity.” A domestically controlled qualified investment entity includes a REIT in which, at all times during a specified testing period, less than 50% in value of its shares are held directly or indirectly by non-U.S. shareholders. We cannot assure you that this test will be met. If our common shares are regularly traded on an established securities market, an additional exception to the tax under FIRPTA will be available with respect to our common shares, even if we do not qualify as a domestically controlled qualified investment entity at the time the non-U.S. shareholder sells our common shares. Under that exception, the gain from such a sale by such a non-U.S. shareholder will not be subject to tax under FIRPTA if:

•	our common shares are treated as being regularly traded under applicable U.S. Treasury regulations on an established securities market; and

•	the non-U.S. shareholder owned, actually or constructively, 5% or less of our common shares at all times during a specified testing period.

If the gain on the sale of our common shares were taxed under FIRPTA, a non-U.S. shareholder would be taxed on that gain in the same manner as U.S. shareholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. Furthermore, a non-U.S. shareholder generally will incur tax on gain not subject to FIRPTA if:

•

the gain is effectively connected with the non-U.S. shareholder’s U.S. trade or business, in which case the non-U.S. shareholder will be subject to the same treatment as U.S. shareholders with respect to such gain; or

•

the non-U.S. shareholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the non-U.S. shareholder will incur a 30% tax on his or her capital gains.

FATCA Withholding

After June 30, 2014, withholding at a rate of 30% will be required on dividends in respect of, and after December 31, 2018, withholding at a rate of 30% will be required on gross proceeds from the sale of shares of our common stock held by or through certain foreign financial institutions (including investment funds), unless such institution enters into an agreement with the Secretary of the Treasury (unless alternative procedures apply pursuant to an applicable intergovernmental agreement between the United States and the relevant foreign government) to report, on an annual basis, information with respect to shares in, and accounts maintained by, the institution to the extent such shares or accounts are held by certain U.S. persons or by certain non-U.S. entities that are wholly or partially owned by U.S. persons. Accordingly, the entity through which our shares are held will affect the determination of whether such withholding is required. Similarly, after June 30, 2014, dividends in respect of, and after December 31, 2018, gross proceeds from the sale of, our shares held by an investor that is a passive non-financial non-U.S. entity will be subject to withholding at a rate of 30%, unless such entity either (i) certifies to us that such entity does not have any “substantial U.S. owners” or (ii) provides certain information regarding the entity’s “substantial U.S. owners,” which we will in turn provide to the Secretary of the Treasury. Non-U.S. stockholders are encouraged to consult with their tax advisers regarding the possible implications of these rules on their investment in our common stock.

Information Reporting Requirements and Backup Withholding

We will report to our shareholders and to the IRS the amount of distributions we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a shareholder may be subject to backup withholding at a rate of 28% with respect to distributions unless the holder:

•	is a corporation or qualifies for certain other exempt categories and, when required, demonstrates this fact; or

•	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

[78]

A shareholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the shareholder’s income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any shareholders who fail to certify their non-foreign status to us.

Backup withholding will generally not apply to payments of dividends made by us or our paying agents, in their capacities as such, to a non-U.S. shareholder provided that the non-U.S. shareholder furnishes to us or our paying agent the required certification as to its non-U.S. status, such as providing a valid IRS Form W-8, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a U.S. person that is not an exempt recipient. Payments of the net proceeds from a disposition or a redemption effected outside the U.S. by a non-U.S. shareholder made by or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting (but not backup withholding) generally will apply to such a payment if the broker has certain connections with the U.S. unless the broker has documentary evidence in its records that the beneficial owner is a non-U.S. shareholder and specified conditions are met or an exemption is otherwise established. Payment of the net proceeds from a disposition by a non-U.S. shareholder of common shares made by or through the U.S. office of a broker is generally subject to information reporting and backup withholding unless the non-U.S. shareholder certifies under penalties of perjury that it is not a U.S. person and satisfies certain other requirements, or otherwise establishes an exemption from information reporting and backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the shareholder’s federal income tax liability if certain required information is furnished to the IRS. Shareholders are urged to consult their own tax advisors regarding application of backup withholding to them and the availability of, and procedure for obtaining an exemption from, backup withholding.

Other Tax Consequences

Tax Aspects of Our Investments in Our Operating Partnership and Subsidiary Partnerships

The following discussion summarizes certain federal income tax considerations applicable to our direct or indirect investments in our operating partnership and any subsidiary partnerships or limited liability companies that we form or acquire (each individually a “Partnership” and, collectively, the “Partnerships”). The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

Classification as Partnerships.  We will include in our income our distributive share of each Partnership’s income and to deduct our distributive share of each Partnership’s losses only if such Partnership is classified for federal income tax purposes as a partnership (or an entity that is disregarded for federal income tax purposes if the entity has only one owner or member) rather than as a corporation or an association taxable as a corporation. An unincorporated entity with at least two owners or members will be classified as a partnership, rather than as a corporation, for federal income tax purposes if it:

•	is treated as a partnership under the Treasury regulations relating to entity classification (the “check-the-box regulations”); and

•	is not a “publicly traded” partnership.

Under the check-the-box regulations, an unincorporated entity with at least two owners or members may elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity fails to make an election, it generally will be treated as a partnership (or an entity that is disregarded for federal income tax purposes if the entity has only one owner or member) for federal income tax purposes. Each Partnership intends to be classified as a partnership for federal income tax purposes, and no Partnership will elect to be treated as an association taxable as a corporation under the check-the-box regulations.

A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. A publicly traded partnership will not, however, be treated as a corporation for any taxable year if, for each taxable year, 90% or more of the partnership’s gross income for such year consists of certain passive-type income, including real property rents, gains from the sale or other disposition of real property, interest, and dividends, or (the “90% passive income exception”). Treasury regulations (the “PTP regulations”) provide limited safe harbors from the definition of a publicly traded partnership. Pursuant to one of those safe harbors (the “private placement exclusion”), interests in a partnership will

[79]

not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (1) all interests in the partnership were issued in a transaction or transactions that were not required to be registered under the Securities Act, and (2) the partnership does not have more than 100 partners at any time during the partnership’s taxable year. In determining the number of partners in a partnership, a person owning an interest in a partnership, grantor trust, or S corporation that owns an interest in the partnership is treated as a partner in such partnership only if (1) substantially all of the value of the owner’s interest in the entity is attributable to the entity’s direct or indirect interest in the partnership and (2) a principal purpose of the use of the entity is to permit the partnership to satisfy the 100-partner limitation. Each Partnership is expected to qualify for the private placement exclusion in the foreseeable future.

We have not requested, and do not intend to request, a ruling from the IRS that the Partnerships will be classified as partnerships for federal income tax purposes. If for any reason a Partnership were taxable as a corporation, rather than as a partnership, for federal income tax purposes, we likely would not be able to qualify as a REIT unless we qualified for certain relief provisions. See “— Gross Income Tests” and “— Asset Tests.” In addition, any change in a Partnership’s status for tax purposes might be treated as a taxable event, in which case we might incur tax liability without any related cash distribution. See “— Distribution Requirements.” Further, items of income and deduction of such Partnership would not pass through to its partners, and its partners would be treated as shareholders for tax purposes. Consequently, such Partnership would be required to pay income tax at corporate rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing such Partnership’s taxable income.

Income Taxation of the Partnerships and their Partners

Partners, Not the Partnerships, Subject to Tax.  A partnership is not a taxable entity for federal income tax purposes. Rather, we are required to take into account our allocable share of each Partnership’s income, gains, losses, deductions, and credits for any taxable year of such Partnership ending within or with our taxable year, without regard to whether we have received or will receive any distribution from such Partnership.

Partnership Allocations.  Although a partnership agreement generally will determine the allocation of income and losses among partners, such allocations will be disregarded for tax purposes if they do not comply with the provisions of the federal income tax laws governing partnership allocations. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Each Partnership’s allocations of taxable income, gain, and loss are intended to comply with the requirements of the federal income tax laws governing partnership allocations.

Tax Allocations With Respect to Our Properties.  Income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss (“built-in gain” or “built-in loss”) is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution (a “book-tax difference”). Any property purchased by our operating partnership for cash initially will have an adjusted tax basis equal to its fair market value, resulting in no book-tax difference. In the future, however, our operating partnership may admit partners in exchange for a contribution of appreciated or depreciated property, resulting in book-tax differences. Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. The U.S. Treasury Department has issued regulations requiring partnerships to use a “reasonable method” for allocating items with respect to which there is a book-tax difference and outlining several reasonable allocation methods. Under certain available methods, the carryover basis of contributed properties in the hands of our operating partnership (i) would cause us to be allocated lower amounts of depreciation deductions for tax purposes than would be allocated to us if all contributed properties were to have a tax basis equal to their fair market value at the time of the contribution and (ii) in the event of a sale of such properties, could cause us to be allocated taxable gain in excess of the economic or book gain allocated to us as a result of such sale, with a corresponding benefit to the contributing partners. An allocation described in (ii) above might cause us to recognize taxable income in excess of cash proceeds in the event of a sale or other disposition of property, which might adversely affect our ability to comply with the REIT distribution requirements and may result in a greater portion of our distributions being taxed as dividends. We have not yet decided what method will be used to account for book-tax differences for properties that may be acquired by our operating partnership in the future.

Any property acquired by our operating partnership in a taxable transaction will initially have a tax basis equal to its fair market value, and Section 704(c) of the Code generally will not apply.

[80]

Basis in Partnership Interest.  Our adjusted tax basis in our partnership interest in our operating partnership generally is equal to:

•	the amount of cash and the basis of any other property contributed by us to our operating partnership;

•	increased by our allocable share of our operating partnership’s income and our allocable share of indebtedness of our operating partnership; and

•

reduced, but not below zero, by our allocable share of our operating partnership’s loss and the amount of cash distributed to us, and by constructive distributions resulting from a reduction in our share of indebtedness of our operating partnership.

If the allocation of our distributive share of our operating partnership’s loss would reduce the adjusted tax basis of our partnership interest below zero, the recognition of such loss will be deferred until such time as the recognition of such loss would not reduce our adjusted tax basis below zero. To the extent that our operating partnership’s distributions, or any decrease in our share of the indebtedness of our operating partnership, which is considered a constructive cash distribution to the partners, reduce our adjusted tax basis below zero, such distributions will constitute taxable income to us. Such distributions and constructive distributions normally will be characterized as long-term capital gain.

Sale of a Partnership’s Property

Generally, any gain realized by a Partnership on the sale of property held by the Partnership for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Any gain or loss recognized by a Partnership on the disposition of contributed properties will be allocated first to the partners of the Partnership who contributed such properties to the extent of their built-in gain or loss on those properties for federal income tax purposes. The partners’ built-in gain or loss on such contributed properties will equal the difference between the partners’ proportionate share of the book value of those properties and the partners’ tax basis allocable to those properties at the time of the contribution. Any remaining gain or loss recognized by the Partnership on the disposition of the contributed properties, and any gain or loss recognized by the Partnership on the disposition of the other properties, will be allocated among the partners in accordance with their respective percentage interests in the Partnership.

Our share of any gain realized by a Partnership on the sale of any property held by the Partnership as inventory or other property held primarily for sale to customers in the ordinary course of the Partnership’s trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Such prohibited transaction income also may have an adverse effect upon our ability to satisfy the income tests for REIT status. See “— Gross Income Tests.” We do not presently intend to acquire or hold or to allow any Partnership to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of our or such Partnership’s trade or business.

State, Local and Foreign Taxes

We and/or you may be subject to taxation by various states, localities and foreign jurisdictions, including those in which we or a shareholder transacts business, owns property or resides. The state, local and foreign tax treatment may differ from the federal income tax treatment described above. Consequently, you are urged to consult your own tax advisors regarding the effect of state, local and foreign tax laws upon an investment in our common shares.

ERISA CONSIDERATIONS

A fiduciary of a pension, profit sharing, retirement or other employee benefit plan, or plan, subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), should consider the fiduciary standards under ERISA in the context of the plan’s particular circumstances before authorizing an investment of a portion of such plan’s assets in the common shares. Accordingly, such fiduciary should consider (i) whether the investment satisfies the diversification requirements of Section 404(a)(1)(C) of ERISA, (ii) whether the investment is in accordance with the documents and instruments governing the plan as required by Section 404(a)(1)(D) of ERISA, and (iii) whether the investment is prudent under ERISA. In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA, and the corresponding provisions of the Code, prohibit a wide range of transactions involving the assets of the plan and persons who have certain specified relationships to the plan (“parties in interest” within the meaning of ERISA, “disqualified persons” within the meaning of the Code). Thus, a plan fiduciary considering an investment in our common shares also should consider whether the acquisition or the continued holding of the shares might constitute or give rise to a direct or indirect prohibited transaction that is not subject to an exemption issued by the Department of Labor (the “DOL”). Similar restrictions apply to many governmental and foreign plans which are not subject to ERISA. Thus, those considering investing in the shares on behalf of such a plan should consider whether the acquisition or the continued holding of the shares might violate any such similar restrictions.

[81]

The DOL has issued final regulations (the “DOL Regulations”), as to what constitutes assets of an employee benefit plan under ERISA. Under the DOL Regulations, if a plan acquires an equity interest in an entity, which interest is neither a “publicly offered security” nor a security issued by an investment company registered under the Investment Company Act of 1940, as amended, the plan’s assets would include, for purposes of the fiduciary responsibility provision of ERISA, both the equity interest and an undivided interest in each of the entity’s underlying assets unless certain specified exceptions apply. The DOL Regulations define a publicly offered security as a security that is “widely held,” “freely transferable,” and either part of a class of securities registered under the Exchange Act, or sold pursuant to an effective registration statement under the Securities Act (provided the securities are registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the public offering occurred). The shares are being sold in an offering registered under the Securities Act and will be registered under the Exchange Act.

The DOL Regulations provide that a security is “widely held” only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be “widely held” because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer’s control. We expect our common shares to be “widely held” upon completion of this offering.

The DOL Regulations provide that whether a security is “freely transferable” is a factual question to be determined on the basis of all relevant facts and circumstances. The DOL Regulations further provide that when a security is part of an offering in which the minimum investment is $10,000 or less, as is the case with this offering, certain restrictions ordinarily will not, alone or in combination, affect the finding that such securities are “freely transferable.” We believe that the restrictions imposed under our articles of incorporation on the transfer of our shares are limited to the restrictions on transfer generally permitted under the DOL Regulations and are not likely to result in the failure of the common shares to be “freely transferable.” The DOL Regulations only establish a presumption in favor of the finding of free transferability, and, therefore, no assurance can be given that the DOL will not reach a contrary conclusion.

Assuming that the common shares will be “widely held” and “freely transferable,” we believe that our common shares will be publicly offered securities for purposes of the DOL Regulations and that our assets will not be deemed to be “plan assets” of any plan that invests in our common shares.

Each holder of our common shares will be deemed to have represented and agreed that its purchase and holding of such common shares (or any interest therein) will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code.

Notice to Prospective Investors in the EEA

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any shares which are the subject of this offering contemplated by this prospectus may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any shares may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

(a)  to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)  to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c)  by the underwriters to fewer than 100 natural or legal persons (other than “qualified investors” as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives for any such offer; or

(d)  in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer of shares shall result in a requirement for the publication by us or any representative of a prospectus pursuant to Article 3 of the Prospectus Directive.

Any person making or intending to make any offer of shares within the EEA should only do so in circumstances in which no obligation arises for us or any of the underwriters to produce a prospectus for such offer. Neither we nor the underwriters have authorized, nor do they authorize, the making of any offer of shares through any financial intermediary, other than offers made by the underwriters which constitute the final offering of shares contemplated in this prospectus.

[82]

For the purposes of this provision, and your representation below, the expression an “offer to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase any shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Each person in a Relevant Member State who receives any communication in respect of, or who acquires any shares under, the offer of shares contemplated by this prospectus will be deemed to have represented, warranted and agreed to and with us and each underwriter that:

(a)  it is a “qualified investor” within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive; and

(b)  in the case of any shares acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, (i) the shares acquired by it in this offering have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than “qualified investors” (as defined in the Prospectus Directive), or in circumstances in which the prior consent of the representatives has been given to the offer or resale; or (ii) where shares have been acquired by it on behalf of persons in any Relevant Member State other than qualified investors, the offer of those shares to it is not treated under the Prospectus Directive as having been made to such persons.

Recent U.S. Federal Income Tax Legislation

On December 18, 2015, President Obama signed into law the Consolidated Appropriations Act, 2016, an omnibus spending bill, with a division referred to as the Protecting Americans From Tax Hikes Act of 2015 (the “Act”), which includes a number of important provisions affecting taxation of REITs and REIT shareholders.

Reduction in Permissible Holdings of TRS Securities.  For taxable years beginning after 2019, the percentage of a REIT’s total assets that may be represented by securities of one or more TRSs is reduced from 25% to 20%.

Prohibited Transaction Safe Harbors.  REITs are subject to a 100% tax on net income from “prohibited transactions,” i.e., sales of dealer property (other than “foreclosure property”).  These rules also contain safe harbors under which certain sales of real estate assets will not be treated as prohibited transactions.  One of the requirements for the current safe harbors is that (I) the REIT does not make more than seven sales of property (subject to specified exceptions) during the taxable year at issue, or (II) the aggregate adjusted bases (as determined for purposes of computing earnings and profits) of property (other than excepted property) sold during the taxable year does not exceed 10% of the aggregate bases in the REIT’s assets as of the beginning of the taxable year, or (III) the fair market value of property (other than excepted property) sold during the taxable year does not exceed 10% of the fair market value of the REIT’s total assets as of the beginning of the taxable year.  If a REIT relies on clause (II) or (III), substantially all of the marketing and certain development expenditures with respect to the properties sold must be made through an independent contractor.  A number of changes are made to the safe harbors:

•

For taxable years beginning after December 18, 2015, clauses (II) and (III) are liberalized to permit the REIT to sell properties with an aggregate adjusted basis (or fair market value) of up to 20% of the aggregate bases in (or fair market value of) the REIT’s assets as long as the 10% standard is satisfied on average over the three-year period comprised of the taxable year at issue and the two immediately preceding taxable years.

•

For taxable years beginning after 2015, for REITs that rely on clauses (II) or (III), a TRS may make the marketing and development expenditures that previously had to be made by independent contractors.

Amendments To Preferential Dividend Rules.  For distributions in taxable years beginning after 2014, the preferential dividend rules do not apply to “publicly offered REITs,” i.e., REITs that are required to file annual and periodic reports with the SEC under the Securities Exchange Act of 1934.

Limitations on Designations of Dividends by REITs.  The aggregate amount of dividends that may be designated by a REIT as qualified dividends or capital gain dividends will not exceed the dividends actually paid by the REIT.  In addition, the Secretary of the Treasury is authorized to prescribe regulations or other guidance requiring proportionality of the designation of particular types of dividends.  These provisions are effective for distributions in taxable years beginning after 2015.

[83]

Debt Instruments of Publicly Offered REITs and Mortgages Treated as Real Estate Assets.  Debt instruments issued by publicly offered REITs (as defined above) will be treated as real estate assets for purposes of the 75% asset test.  The application of the gross income tests to REIT debt instruments, however, will not change.  For example, gain from the sale of debt of a publicly offered REIT will not be qualifying income under the 75% gross income test unless the debt is secured by real property.  Under a new asset test, not more than 25% of the value of a REIT’s assets may consist of debt instruments of publicly offered REITs.  These provisions are effective for taxable years beginning after 2015.

Asset and Income Test Clarification Regarding Ancillary Personal Property.  Under current law, rent attributable to personal property which is leased under, or in connection with, a lease of real property, is treated as rents from real property if the rent attributable to the personal property for the taxable year does not exceed 15% of the total rent for the taxable year for such real and personal property.  Under new Section 856(c)(9)(A), to the extent rent attributable to personal property is treated as rents from real property, the personal property will be treated as a real estate asset for purposes of the 75% asset test.  In the case of loans secured by both real and personal property, if the fair market value of the real property does not equal or exceed the “loan amount” at the time the REIT commits to make or acquire the loan, the loan is treated as a real estate asset only in part and interest income is treated as qualifying income for purposes of the 75% gross income test only in part.  New Section 856(c)(9)(B) provides that debt obligation secured by a mortgage on both real and personal property will be treated as a real estate asset for purposes of the 75% asset test, and interest thereon will be treated as interest on an obligation secured by real property, if the fair market value of the personal property does not exceed 15% of the fair market value of all property securing the debt.  Thus, there would be no apportionment for purposes of the asset tests or the gross income tests if the fair market value of personal property securing the loan does not exceed 15% of the fair market value of all property securing the loan.  These provisions are effective for taxable years beginning after 2015.

Hedging Provisions.  Under current law, income from hedging transactions that hedge certain REIT liabilities and currency risks are disregarded in applying the gross income tests.  Section 856(c)(5)(G) is amended to add a new category of disregarded hedging income for taxable years beginning after 2015: income from hedging transactions entered into to hedge existing hedging positions after a portion of the hedged indebtedness or property is disposed of.

Modification of REIT Earnings and Profits Calculation To Avoid Duplicate Taxation.  For taxable years beginning after 2015, the special earnings and profits rules in Section 857(d) are amended to ensure that shareholders will not be treated as receiving dividends from a REIT that exceed the earnings and profits of the REIT.

Treatment of Certain Services Provided by Taxable REIT Subsidiaries.  There are several new rules relating to services provided by TRSs, all of which are effective for taxable years beginning after 2015:

•

As noted above, the prohibited transaction tax safe harbors are amended to permit a TRS to provide certain services regarding development and marketing of properties that only independent contractors have been permitted to provide.

•	TRSs will be permit to operate foreclosure property without terminating the property’s status as foreclosure property.

•

The 100% excise tax on non-arm’s length transactions between a REIT and its TRS is sometimes summarized as applying to all such non-arm’s length transactions but in fact only applies to “redetermined rents,” “redetermined deductions” and “excess interest.”  The 100% tax will also apply to “redetermined services income,” i.e., non-arm’s-length income of a REIT’s TRS attributable to services provided to, or on behalf of, the REIT (other than services provided to REIT tenants, which are potentially taxed as redetermined rents).

FIRPTA Changes.  A number of changes applicable to REITs are made to the FIRPTA rules for taxing non-US persons on gains from sales of US real property interests (“USRPIs”).

Exceptions from FIRPTA for Certain REIT Stock Gains and Distributions.  There are a number new exceptions to taxation under FIRPTA:

•

Sales of Publicly Traded REIT Stock - While stock of equity REITs that are not domestically controlled REITs generally are USRPIs subject to tax under FIRPTA, under current law, stock of a publicly traded corporation (including a REIT) is not treated as a USRPI in the hands of a person who has not held more that 5% of the stock of corporation at any time during the applicable testing period.  For dispositions on or after December 18, 2015, the more than 5% threshold is increased to more than 10%.

•

REIT Capital Gain Dividends - Similarly, for distributions on or after December 18, 2015, the current stock ownership threshold for the rule in Section 897(h)(1) recharacterizing publicly traded REIT dividends attributable to gains from dispositions of USRPIs as ordinary dividends is increased from more than 5% to more than 10%.

[84]

•

Qualified Shareholders - Stock of a REIT held (directly or through partnerships) by a “qualified shareholder” will not be a USRPI, and capital gain dividends from such a REIT will not be treated as gain from sale of a USRPI, unless a person (other than a qualified shareholder) that holds an interest (other than an interest solely as a creditor) in such qualified shareholder owns, taking into account applicable constructive ownership rules, more than 10% of the stock of the REIT.  If the qualified shareholder has such an “applicable investor,” the portion of REIT stock held by the qualified shareholder indirectly owned through the qualified shareholder by the applicable investor will be treated as a USRPI, and the portion of capital gain dividends allocable to the applicable shareholder through the qualified investor will be treated as gains from sales of USRPIs.  For these purposes, a “qualified shareholder” is foreign person which is in a treaty jurisdiction and satisfies certain publicly traded requirements, is a “qualified collective investment vehicle,” and maintains records on the identity of certain 5% owners.  A “qualified collective investment vehicle” is a foreign person that is eligible for a reduced withholding rate with respect to ordinary REIT dividends even if such person holds more than 10% of the REIT’s stock, a publicly traded partnership that is a withholding foreign partnership that would be a US real property holding corporation if it were a US corporation, or is designated as a qualified collective investment vehicle by the Secretary of the Treasury and is either fiscally transparent within the meaning of Section 894 or required to include dividends in its gross income but entitled to a deduction for distributions to its investors.  Finally, capital gain dividends and non-dividend redemption and liquidating distributions to a qualified shareholder that are not allocable to an applicable investor will be treated as ordinary dividends.  These changes apply to dispositions and distributions on or after December 18, 2015.

Determination of Domestically Controlled REIT Status.  Gain from sale of the stock of a domestically controlled qualified investment entity is not taxable under FIRPTA.  A REIT is a domestically controlled qualified investment entity if throughout the applicable testing period less than 50% of its stock was held directly or indirectly by non-US persons.  There has been uncertainty regarding how domestically controlled status is determined, particularly what indirect ownership is taken into account.  Effective December 18, 2015, the following new rules will simplify such determination

•

In the case of a publicly traded REIT, a person holding less than 5% of a publicly traded class of stock at all times during the testing period is treated as a US person unless the REIT has actual knowledge that such person is not a US person.

•

In the case of REIT stock held by a publicly traded REIT or certain publicly traded or open-ended RICs, the REIT or RIC will be treated as a US person if the REIT or RIC is domestically controlled and will be treated as a non-US person otherwise.

•	In the case of REIT stock held by a REIT or RIC not described in the previous rule, the REIT or RIC is treated as a US person or a non-US person on a look-through basis.

FIRPTA Exception for USRPIs Held by Foreign Retirement or Pension Funds.  “Qualified foreign pension funds” and entities that are wholly owned by a qualified foreign pension fund are exempted from FIRPTA and FIRPTA withholding.  For these purposes, a “qualified foreign pension fund” is any trust, corporation, or other organization or arrangement if (i) it was created or organized under foreign law, (ii) it was established to provide retirement or pension benefits to participants or beneficiaries that are current or former employees (or persons designated by such employees) of one or more employers in consideration for services rendered, (iii) it does not have a single participant or beneficiary with a right to more than 5% of its assets or income, (iv) it is subject to government regulation and provides annual information reporting about its beneficiaries to the relevant tax authorities in the country in which it is established or operates, and (v) under the laws of the country in which it is established or operates, either contributions to such fund which would otherwise be subject to tax under such laws are deductible or excluded from the gross income of such fund or taxed at a reduced rate, or taxation of any investment income of such fund is deferred or such income is taxed at a reduced rate.  This provision applies to dispositions and distributions after December 18, 2015.

Increase in Rate of FIRPTA Withholding.  For sales of USRPIs occurring 60 days after December 18, 2015, the FIRPTA withholding rate for sales of USRPIs and certain distributions increases from on 10% to 15%, except with respect to a sale of a personal residence (that is otherwise subject to FIRPTA) where the amount realized is $1 million or less.

No “Cleansed” REITs.  The so-called FIRPTA “cleansing rule” (which applies to corporations that no longer have any USRPIs and have recognized all gain on their USRPIs) will not apply to a REIT or a RIC or a corporation if the corporation or any predecessor was a REIT or a RIC during the applicable testing period.  This provision applies to dispositions on or after December 18, 2015.

[85]

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by Everett & Everett PLLC. The statements relating to certain federal income tax matters under the caption “Material Federal Income Tax Considerations” have been reviewed by and our qualification as a REIT for federal income tax purposes has been passed upon by Alston & Bird LLP.

EXPERTS

The financial statements of Generation Income Properties, Inc as of December 31, 2016, has been included herein and in the offering statement have been audited by MaloneBailey LLP, independent registered public accounting firm, as stated in their report appearing herein.  Such financial statements are included in reliance upon the report of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC an offering statement on Form 1-A, including exhibits and schedules filed with this offering statement, under the Securities Act of 1933, as amended, with respect to our common shares to be sold in this offering. This prospectus does not contain all of the information set forth in the offering statement and exhibits and schedules to the registration statement. For further information with respect to our company and our common shares to be sold in this offering, reference is made to the offering statement, including the exhibits and schedules to the offering statement. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete and, where that contract is an exhibit to the offering statement, each statement is qualified in all respects by reference to the exhibit to which the reference relates. Copies of the offering statement, including the exhibits and schedules to the offering statement, may be examined without charge at the public reference room of the Securities and Exchange Commission, 100 F Street, N.E., Room 1580, Washington, DC 20549. Information about the operation of the public reference room may be obtained by calling the SEC at 1-800-SEC-0300. Copies of all or a portion of the offering statement can be obtained from the public reference room of the SEC upon payment of prescribed fees. Our SEC filings, including our offering statement, are also available to you on the SEC’s website www.sec.gov.

As a result of this offering, we will become subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and will file periodic reports and proxy statements and will make available to our shareholders all reports as required under Tier 2 of Regulation A+.

STOCK TRANSFER AGENT

The transfer agent and registrar for our shares is Island Stock Transfer.  The transfer agent’s address is 15500 Roosevelt Blvd, #301, Clearwater, FL 33760.

REPORTS TO SHAREHOLDERS

We will furnish our shareholders with annual reports containing consolidated financial statements audited by our independent certified public accountants.

We will also provide stockholders with periodic updates on the performance of their investment with us, including:

•	supplements to the offering circular during the offering period;

•	annual, semi-annual, and current event reports on Forms 1-K, 1-SA, and 1-U, as required by SEC rules; and

•	an annual IRS Form 1099.

[86]

Generation Income Properties, Inc.

Index to Consolidated Financial Statements

December 31, 2016 and 2015 (Audited)

[F-1]

Report of Independent Registered Public Accounting Firm

To the Board of Director of

Generation Income Properties, Inc

Tampa, Florida

We have audited the accompanying consolidated balance sheets of Generation Income Properties, Inc. (the “Company”) as of December 31, 2016 and 2015, and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for the year ended December 31, 2016 and period from June 19, 2015 (inception) to December 31, 2015. These consolidated financial statements are the responsibility of the entity’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States) and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Generation Income Properties, Inc. as of December 31, 2016 and 2015, and the consolidated results of its operations and cash flows for the year ended December 31, 2016 and period from June 19, 2015 (inception) to December 31, 2015, in conformity with accounting principles generally accepted in the United States of America.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

May 1, 2017

[F-2]

Generation Income Properties, Inc.

Consolidated Balance Sheets

ASSETS
	December 31,	December 31,
	2016	2015

CURRENT ASSETS

Cash	$692,582	$448
Total Assets	$692,582	$448

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES

Accounts payable	$440	$50,685
Due to stockholder	84,292	74,292
Total Liabilities	84,732	124,977

STOCKHOLDERS’ EQUITY (DEFICIT)

Common stock, $0.01 par value, 100,000,000 shares authorized; 1,176,700 shares issued and outstanding at 12/31/2016 and 1,000,000 at 12/31/2015	11,767	10,000
Preferred stock, $0.01 par value, 10,000,000 shares authorized; 0 shares issued and outstanding	—	—
Additional paid-in capital	881,733	—
Accumulated deficit	(285,650)	(134,529)
Total Stockholders’ Equity (Deficit)	607,850	(124,529)

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY (DEFICIT)	$692,582	$448

The accompanying notes are an integral part of these financial statements

[F-3]

Generation Income Properties, Inc.

Consolidated Statements of Operations

	For the	June 19, 2015
	year ended	(inception) to
	December 31,	December 31,
	2016	2015

EXPENSES

Organizational costs	151,121	134,529

Total Expenses	151,121	134,529

NET LOSS	$(151,121)	$(134,529)

TOTAL WEIGHTED AVERAGE SHARES OF COMMON SHARES OUTSTANDING	1,100,636	1,000,000

BASIC AND DILUTED LOSS PER SHARE ATTRIBUTABLE TO COMMON STOCKHOLDER	$(0.14)	$(0.13)

The accompanying notes are an integral part of these financial statements

[F-4]

Generation Income Properties, Inc.

Consolidated Statements of Stockholders’ Equity (Deficit)

					Total
			Additional		Stockholders’
	Common Stock		Paid-In	Accumulated	Equity
	Shares	Amount	Capital	Deficit	(Deficit)

Common Shares issued to founder	1,000,000	$10,000	$—	$—	$10,000

Net loss for the Period June 19, 2015 (inception) to December 31, 2015	—	—	—	(134,529)	(134,529)

Balance, December 31, 2015	1,000,000	10,000	—	(134,529)	(124,529)

Common stock issued for cash	176,700	1,767	881,733	—	883,500

Net loss for the Year ended December 31, 2016	—	—	—	(151,121)	(151,121)

Balance, December 31, 2016	1,176,700	$11,767	$881,733	$(285,650)	$607,850

The accompanying notes are an integral part of these financial statements

[F-5]

Generation Income Properties, Inc.

Consolidated Statements of Cash Flows

	For the	June 19, 2015,
	year ended	(inception) to
	December 31,	December 31,
	2016	2015

OPERATING ACTIVITIES

Net loss	$(151,121)	$(134,529)
Changes in operating assets and liabilities:
Increase (decrease) in accounts payable	(50,245)	50,685

Net Cash Used by Operating Activities	(201,366)	(83,844)

FINANCING ACTIVITIES

Common stock issued for cash	883,500	10,000
Due to stockholder	10,000	74,292

Net Cash Provided by Financing Activities	893,500	84,292

NET INCREASE IN CASH	692,134	448

CASH AT BEGINNING OF PERIOD	448	—

CASH AT END OF YEAR	$692,582	$448

The accompanying notes are an integral part of these financial statements

[F-6]

Generation Income Properties, Inc.

Notes to Consolidated Financial Statements

Note 1 - Organization

Generation Income Properties, Inc. (the “Company”) was formed as a Maryland corporation on June 19, 2015 to opportunistically acquire and invest in freestanding, single-tenant commercial properties located primarily in major cities in the United States. The Company is internally managed and intends on net leasing properties to investment grade tenants.

As of December 31, 2016, the Company has not yet commenced operations and has not entered into any contracts to acquire properties. The Company formed Generation Income Properties L.P. (the “Operating Partnership”) in October 2015; however the Operating Partnership had no operations as of December 31, 2016. Substantially all of the Company’s assets will be held by, and operations will be conducted through the Operating Partnership. The Company will be the sole general partner of the Operating Partnership.

Note 2 - Summary of Significant Accounting Policies

Basis of Presentation

The accompanying balance sheet, statement of operations and statement of cash flows and related notes to the financial statements of the Company are prepared on the accrual basis of accounting and have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

The Company adopted the calendar year as its basis of reporting.

Consolidation

The accompanying consolidated financial statements include the accounts of Generation Income Properties, Inc. and the Operating Partnership.  All significant inter-company balances and transactions have been eliminated in the consolidated financial statements.

Cash

Cash consists of amounts that the Company has on deposit with a major commercial financial institution.

Use of Estimates

The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Actual events and results could differ from those assumptions and estimates.

Income Taxes

The Company intends to operate and be taxed as a real estate investment trust (“REIT”) under U.S. federal income tax laws, commencing with our taxable year ended December 31, 2017, or the first year in which we commence material operations, in the event that this is later than 2017. To qualify as a REIT, the Company must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of its taxable income to its stockholders. As a REIT, the Company generally is not subject to federal corporate income tax on that portion of its taxable income that is currently distributed to stockholders.

Earnings per Share

In accordance with ASC 260, basic earnings/loss per share (“EPS”) is computed by dividing net loss attributable to the Company that is available to common stockholders by the weighted average number of common shares outstanding during the period, excluding the effects of any potentially dilutive securities. Diluted EPS gives effect to all dilutive potential of shares of common stock outstanding during the period including stock warrants, using the treasury stock method (by using the average stock price for the period to determine the number of shares assumed to be purchased from the exercise of warrants), and convertible debt, using the if-converted method. Diluted EPS excludes all dilutive potential of shares of common stock if their effect is anti-dilutive.  As of December 31, 2016 and 2015, there were no common stock dilutive instruments.

[F-7]

Recently Issued Accounting Pronouncements

In May 2014, the FASB issued ASU No. 2014-09, “Revenue from Contracts with Customers”. This new standard will replace all current U.S. GAAP guidance related to revenue recognition and eliminate all industry- specific guidance. The new revenue recognition standard provides a unified model to determine when and how revenue is recognized. The core principle is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. This guidance will be effective beginning in 2018 and can be applied either retrospectively to each period presented or as a cumulative-effect adjustment as of the date of adoption. Management is evaluating the impact of adopting this new accounting standard on the financial statements.

During February 2016, the FASB issued ASU No. 2016-02 “Leases.”  This new standard will require lessees to recognize a lease liability and a right-to-use asset for all leases (with the exception of short-term leases).  ASU 2016-02 is affective for annual periods, and interim periods therein, beginning after December 15, 2018.  Management is evaluating the impact of adopting this new accounting standard.

Note 3 - Equity

The Company is authorized to issue up to 100,000,000 shares of common stock and 10,000,000 of undesignated preferred stock. No preferred shares have been issued as of the date of this report. Holders of the Company’s common stock are entitled to receive dividends when authorized by the Company’s Board of Directors.

As of December 31, 2016, the Company received equity subscriptions for which $883,500.00 of funds have been received from investors and 176,700 shares of common stock have been issued.

The Company, at a Special Meeting of the Board of Directors, approved an extension of the offering period of the Company’s Offering on August 15, 2016. The offering of 4,000,000 shares of the Company’s common stock was extended to the earlier period of: (i) the date when the sale of all 4,000,000 shares is completed, or (ii) 12 months from the date the Offering Statement filed on form 1-A of Regulation A of the Securities Act of 1933 was qualified. The Offering Statement was qualified by the Securities and Exchange Commission on February 29, 2016. In addition, the Board approved a resolution to extend the offering period until the two year anniversary of the Offering Statement at its discretion.

On June 19, 2015, the Company issued 1,000,000 shares of common stock to its then sole stockholder for an aggregate purchase price of $10,000.

Note 4 - Related-Party Transactions

During the years ended December 31, 2016 and 2015, the Company’s President, David Sobelman paid $10,000 and $74,292, respectively, for expenses incurred on behalf of the Company; amounts to be reimbursed to Mr. Sobelman, totaled $84,292 and $74,292 as of December 31, 2016 and 2015, respectively. These expenses will be reimbursed as per a verbal agreement between the Company and our President, due on demand, unsecured, without interest with the proceeds received upon the sale of the Company’s common stock as part of its initial public offering.

Note 5 - Subsequent Events

Subsequent to the year ended December 31, 2016, the Company received equity subscriptions for which $1,359,335 of funds have been received and 271,867 shares of common stock have been issued.

As of April 25, 2017, we had raised total gross offering proceeds of approximately $2,242,835 and had issued an aggregate of 448,567 common shares of stock. Under the terms of the Offering Circular for our common shares, subscriptions may be accepted or rejected by the Company; only after a subscription agreement is accepted, settlement of the shares shall occur.

On February 15, 2017, the Company, at a Special Meeting of the Board of Directors, approved an extension of the offering period for the Company’s Offering qualified by the Securities and Exchange Commission on February 29, 2016. The offering period shall be extended until the earlier of: (i) the date when the sale of all 4,000,000 shares is completed, or (ii) the two year anniversary of the date the Offering Statement filed on form 1-A of Regulation A of the Securities Act of 1933 was qualified.

[F-8]

Generation Income Properties, Inc.

[F-9]

Generation Income Properties, Inc.

Consolidated Balance Sheets

As of June 30, 2017 (unaudited) and December 31, 2016 (audited)

ASSETS
	Unaudited	Audited
	June 30,	December 31,
	2017	2016

ASSETS

Operating real estate, net	$2,347,004	$—
Cash	476,042	692,582
Real estate deposit	10,000	—
Intangible assets, net	456,253	—
Total Assets	$3,289,299	$692,582

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES

Accounts payable	$3,589	$440
Due to stockholder	84,292	84,292
Below market lease, net	212,259	—
Total Liabilities	300,140	84,732

STOCKHOLDERS’ EQUITY

Common stock, $0.01 par value, 100,000,000 shares authorized; 1,670,800 and 1,176,700 shares issued and outstanding at 6/30/2017 and 12/31/2016, respectively	16,708	11,767
Preferred stock, $0.01 par value, 10,000,000 shares authorized; 0 shares issued and outstanding	—	—
Additional paid-in capital	3,347,327	881,733
Accumulated deficit	(374,876)	(285,650)
Total Stockholders’ Equity	2,989,159	607,850

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	$3,289,299	$692,582

The accompanying notes are an integral part of these financial statements.

[F-10]

Generation Income Properties, Inc.

Consolidated Statements of Operations

For the Six-Month Periods Ended June 30, 2017 (unaudited) and June 30, 2016 (unaudited)

	Unaudited	Unaudited
	June 30,	June 30,
	2017	2016

EXPENSES

Organizational costs	$88,523	$75,818
Amortization	703	—

Total Expenses	89,226	75,818

NET LOSS	$(89,226)	$(75,818)

TOTAL WEIGHTED AVERAGE SHARES OF COMMON SHARES OUTSTANDING	1,479,961	1,000,000

BASIC AND DILUTED LOSS PER SHARE ATTRIBUTABLE TO COMMON STOCKHOLDER	$(0.060)	$(0.075)

The accompanying notes are an integral part of these financial statements.

[F-11]

Generation Income Properties, Inc.

Consolidated Statements of Stockholders’ Equity

For the Six-Months Ended June 30, 2017 (unaudited)

			Additional		Total
	Common Stock		Paid-In	Accumulated	Stockholders’
	Shares	Amount	Capital	Deficit	Equity

Balance, December 31, 2016 (audited)	1,176,700	$11,767	$881,733	$(285,650)	$607,850

Common stock issued for cash	494,100	4,941	2,465,594	—	2,470,535

Net loss	—	—	—	(89,226)	(89,226)

Balance, June 30, 2017 (unaudited)	1,670,800	$16,708	$3,347,327	$(374,876)	$2,989,159

The accompanying notes are an integral part of these financial statements.

[F-12]

Generation Income Properties, Inc.

Consolidated Statements of Cash Flows

For the Six-Months Ended June 30, 2017 (unaudited) and June 30, 2016 (unaudited)

	Unaudited	Unaudited
	June 30,	June 30,
	2017	2016

OPERATING ACTIVITIES

Net loss	$(89,226)	$(75,818)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization	703	—
Changes in operating assets and liabilities:
Increase (decrease) in accounts payable	3,149	4,231

Net Cash Used in Operating Activities	(85,374)	(71,587)

INVESTING ACTIVITIES

Real estate deposit paid	(10,000)	—
Purchase of real estate	(2,574,833)	—

Net Cash Used in Investing Activities	(2,584,833)	—

FINANCING ACTIVITIES

Common stock issued for cash	2,470,535	543,500
Payment of line of credit fees	(16,868)	—
Due to stockholder	—	10,000

Net Cash Provided by Financing Activities	2,453,667	553,500

NET INCREASE (DECREASE) IN CASH	(216,540)	481,913

CASH AT BEGINNING OF PERIOD	692,582	448

CASH AT END OF PERIOD	$476,042	$482,361

The accompanying notes are an integral part of these financial statements.

[F-13]

Generation Income Properties, Inc.

Notes to Consolidated Financial Statements

Note 1 - Organization

Generation Income Properties, Inc. (the “Company”) was formed as a Maryland corporation on June 19, 2015 to opportunistically acquire and invest in freestanding, single-tenant commercial properties located primarily in major cities in the United States. The Company is internally managed and intends on net leasing properties to investment grade tenants.

The Company formed Generation Income Properties L.P. (the “Operating Partnership”) in October 2015. Substantially all of the Company’s assets will be held by, and operations will be conducted through the Operating Partnership. The Company will be the sole general partner of the Operating Partnership.

On March 8, 2017, the Company formed GIPDC 3707 14th ST, LLC, a wholly owned subsidiary of the Operating Partnership. On June 29, 2017, GIPDC 3707 14th ST, LLC purchased its first net lease asset occupied by a corporate owned 7-Eleven (S&P: AA-) tenant for $2,480,000 in cash plus closing costs.  The property is located in the center of Washington D.C.; approximately 3 miles north of the White House. It is on the ground floor of a new construction residential condominium building completed in 2016.

Note 2 - Summary of Significant Accounting Policies

Basis of Presentation

The accompanying balance sheet, statement of operations and statement of cash flows and related notes to the financial statements of the Company are prepared on the accrual basis of accounting and have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

The Company adopted the calendar year as its basis of reporting.

Consolidation

The accompanying consolidated financial statements include the accounts of Generation Income Properties, Inc. and the Operating Partnership.  All significant inter-company balances and transactions have been eliminated in the consolidated financial statements.

Use of Estimates

The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Actual events and results could differ from those assumptions and estimates.

Income Taxes

The Company intends to operate and be taxed as a real estate investment trust (“REIT”) under U.S. federal income tax laws, commencing with our taxable year ended December 31, 2017, or the first year in which we commence material operations, in the event that this is later than 2017. To qualify as a REIT, the Company must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of its taxable income to its stockholders. As a REIT, the Company generally is not subject to federal corporate income tax on that portion of its taxable income that is currently distributed to stockholders.

Cash

Cash consists of amounts that the Company has on deposit with a major commercial financial institution.

Real Estate

Acquisitions of real estate are recorded at cost.  Depreciation is provided over the estimated useful life (39 years) using the straight-line method.  There was no depreciation expense for the six-months ended June 30, 2017 as the real estate purchase occurred at the end of the reporting period.

[F-14]

Purchase Price Assignment

The Company assigns the purchase price of real estate to tangible and intangible assets and liabilities based on fair value.  Tangible assets consist of land and buildings.  Intangible assets and liabilities consist of the value of in-place leases and below market leases assumed with the acquisition.

The Company engages independent third-party appraisers to perform the valuations used to determine the fair value of these identifiable tangible and intangible assets.  These valuations and appraisals use commonly employed valuation techniques, such as discounted cash flow analyses.  As of the date of this report, the appraisal for the purchase of the 7-Eleven was not completed. Therefore, the purchase price was assigned based on management’s best estimate.  These estimates may be adjusted once the formal appraisal is completed.

The fair value of the below market lease is the present value of the difference between the contractual amount to be paid pursuant to the in-place lease and the estimated current market lease rate expected over the remaining non-cancelable life of the lease.  The capitalized below market lease values are amortized as an increase to rental income over the remaining term of the lease.

Intangible Assets

Line of Credit Fees

Costs incurred related to line of credit fees have been capitalized and are amortized over the term of the respective agreement using the straight-line method.  Amortization expense related to line of credit fees was $703 for the six-months ended June 30, 2017.

In-Place Leases

The fair value of in-place leases is the estimated present value associated with re-leasing the in-place lease as if the property was vacant.  The fair value represents the estimated tenant improvement allowances, loss of rent, and estimated commissions and legal fees paid in similar leases.  This estimate may be adjusted once the formal appraisal is completed.  Lease costs are amortized over the non-cancelable term of the respective lease.

Earnings per Share

In accordance with ASC 260, basic earnings/loss per share (“EPS”) is computed by dividing net loss attributable to the Company that is available to common stockholders by the weighted average number of common shares outstanding during the period, excluding the effects of any potentially dilutive securities. Diluted EPS gives effect to all dilutive potential of shares of common stock outstanding during the period including stock warrants, using the treasury stock method (by using the average stock price for the period to determine the number of shares assumed to be purchased from the exercise of warrants), and convertible debt, using the if-converted method. Diluted EPS excludes all dilutive potential of shares of common stock if their effect is anti-dilutive.  As of June 30, 2017 and December 31, 2016, there were no common stock dilutive instruments.

Recently Issued Accounting Pronouncements

In May 2014, the FASB issued ASU No. 2014-09, “Revenue from Contracts with Customers”. This new standard will replace all current U.S. GAAP guidance related to revenue recognition and eliminate all industry- specific guidance. The new revenue recognition standard provides a unified model to determine when and how revenue is recognized. The core principle is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. This guidance will be effective beginning in 2018 and can be applied either retrospectively to each period presented or as a cumulative-effect adjustment as of the date of adoption. While the Company is still completing the assessment of the impact of this standard to its consolidated financial statements, management believes the majority of the Company’s revenue falls outside of the scope of this guidance.

During February 2016, the FASB issued ASU No. 2016-02 “Leases.”  This new standard will require lessees to recognize a lease liability and a right-to-use asset for all leases (with the exception of short-term leases).  ASU 2016-02 is affective for annual periods, and interim periods therein, beginning after December 15, 2018.  Management is evaluating the impact of the adopting this new accounting standard.

[F-15]

In January 2017, the FASB issued ASU No. 2017-01, Business Combinations – Clarifying the Definition of a Business. ASU 2017-01 clarifies that to be considered a business, the elements must include, at a minimum, an input and a substantive process that together significantly contribute to the ability to create output. The new standard illustrates the circumstances under which real estate with in-place leases would be considered a business and provides guidance for the identification of assets and liabilities in purchase accounting. ASU 2017-01 is effective for periods beginning after December 15, 2017 and early adoption is permitted. The Company early adopted the new standard and expects that the new standard will reduce the number of future real estate acquisitions that will be accounted for as business combinations and, therefore, reduce the amount of acquisition costs that will be expensed.

Note 3 - Real Estate

The Company’s real estate is comprised of the following:

	June 30, 2017	December 31, 2016
Land	$704,101	$—
Building	1,642,903	—
Total real estate	2,347,004	—
Less: Accumulated depreciation	—	—
Total real estate, net	$2,347,004	$—

The purchase price of the asset acquisition was allocated between land and building based on management’s estimate.  This estimate may be adjusted once the formal appraisal is completed.

Acquisitions:

During the six months ended June 30, 2017, the Company acquired the following retail properties:

Property and Location	Percent Acquired	Date of Acquisition	Purchase Price	Debt Assumed
7-Eleven - Washington, DC	100%	6/29/2017	$ 2,480,000	$ 0

This acquisition was accounted for as an asset acquisition as the underlying property did not meet the definition of a business as the Company early adopted ASU No. 2017-01, Business Combinations – Clarifying the Definition of a Business.

The following table summarizes the aggregate purchase price assignment:

Land	$704,101
Building	1,642,903
In-place lease	440,088
Below market lease	(212,259)
Total purchase price, including loan costs	$2,574,833

Note 4 - Intangible Assets, net

Intangible assets, net is comprised of the following:

	June 30, 2017	December 31, 2016
Line of credit fees	$16,868	$—
Less: Accumulated amortization	(703)	—
In-place leases	440,088	—
Less: Accumulated amortization	—	—
Total intangible assets, net	$456,256	$—

[F-16]

Note 5 - Below Market Lease, net

Below market lease, net is comprised of the following:

	June 30, 2017	December 31, 2016
Below market lease	$212,259	$—
Less: Accumulated amortization	—	—
Total below market lease, net	$212,259	$—

Note 6 - Equity

The Company is authorized to issue up to 100,000,000 shares of common stock and 10,000,000 of undesignated preferred stock. No preferred shares have been issued as of the date of this report. Holders of the Company’s common stock are entitled to receive dividends when authorized by the Company’s Board of Directors.

As of June 30, 2017, the Company received equity subscriptions for which $3,354,035 of funds have been received from investors and 670,800 shares of common stock have been issued.

On February 15, 2017, the Company, at a Special Meeting of the Board of Directors, approved an extension of the offering period of the Company’s offering qualified by the Securities and Exchange Commission on February 29, 2016. The offering of 4,000,000 shares of the Company’s common stock was extended to the earlier period of: (i) the date when the sale of all 4,000,000 shares is completed, or (ii) the two year anniversary of the date the Offering Statement filed on form 1-A of Regulation A of the Securities Act of 1933 was qualified. In addition, the Board approved a resolution to extend the offering period until the two year anniversary of the Offering Statement at its discretion.

On June 19, 2015, the Company issued 1,000,000 shares of common stock to its then sole stockholder for an aggregate purchase price of $10,000.

Note 7 - Related-Party Transactions

For the six-month period ended June 30, 2017 and 2016, the Company’s President, David Sobelman paid $0 and $10,000, respectively, for expenses incurred on behalf of the Company; amounts to be reimbursed to Mr. Sobelman, totaled $84,292 as of June 30, 2017 and December 31, 2016. These expenses will be reimbursed as per a verbal agreement between the Company and our President, due on demand, unsecured, without interest with the proceeds received upon the sale of the Company’s common stock as part of its initial public offering.

Note 8 - Leases

On June 29, 2017, the Company assumed the lease for the property it acquired through a wholly owned subsidiary of the Operating Partnership. The initial lease term runs from January 1, 2016 to March 31, 2026 (10 years) with an option to renew every 5 years for a total of 20 years. The lease includes a 10% rental increase every five years in the primary term, and during the renewal periods. As of the date of purchase, the lease had eight years and nine months on the initial term of the lease.

Future Minimum Rents

The following table presents future minimum base rental cash payments due to the Company over the next six calendar years and thereafter as of June 30, 2017.

Future Minimum Base Rent Payments
Remaining six months ending December 31, 2017	$59,327.76
December 31, 2018	117,999.96
December 31, 2019	117,999.96
December 31, 2020	117,999.96
December 31, 2021	117,999.96
December 31, 2022	129,799.96
Thereafter	389,399.88
$1,050,527.43

[F-17]

Note 9 - Line of Credit

In June 2017, the Company received a $5,000,000 revolving line of credit from a commercial bank, of which no amount was outstanding as of June 30, 2017. The line is personally guaranteed by our president David Sobelman and matures in June 2019. The line is secured by the real property being purchased, and advances are limited to the lesser of 40% of the cost or 40% of the appraised value of any real property being purchased. The line bears interest at the 30-day LIBOR Rate plus 3.75%, and includes various financial and non-financial covenants. As of June 30, 2017, the Company was in compliance with all covenants.

Note 10 - Commitments and Contingencies

On June 6, 2017, through our Operating Partnership, we entered into a contract to purchase a net lease property currently under construction in Tampa, FL. The free-standing, single tenant building is being constructed as a build to suit building for Starbucks Corporation. The estimated completion date for construction of this property is by the first quarter of 2018. The property is located in the center of the area of Tampa, FL called “South Tampa” and is located on a redeveloped property which replaces a strip center which stood for approximately 50 years prior to the construction of the new Starbucks building. Starbucks will operate and guarantee the 10-year lease (commencing upon the date that Starbucks is able to move into the location and begin operations). Starbucks has an A- credit rating from Standard & Poor’s. The purchase price is approximately $3,475,000 in cash plus closing costs and the Company expects to close on the property by the first quarter of 2018. The Company paid a $10,000 deposit on the date of contract.

Note 11 - Subsequent Events

On August 1, 2017, following the Company’s completion of its preliminary due diligence on the Tampa, Florida Starbucks property, the Company paid an additional $90,000 deposit pursuant to the terms of the contract with the developer. The Company expects to close on this property by or around the first quarter of 2018.

On September 5, 2017, through our Operating Partnership, we entered into a contract to purchase a net lease property in the ground floor of a condominium building located in the center of downtown Atlanta, GA.  The tenant is SunTrust Bank and the 10-year lease (starting 2017) is guaranteed by SunTrust Bank., which has a BBB+ credit rating from Standard & Poor’s.  The purchase price is approximately $2,560,000 in cash plus closing costs.  The Company decided to terminate the contract to purchase this property during the fourth quarter of 2017.

On December 31, 2017, the board of directors approved an extension of the offering until the earlier of: (i) the date when the sale of all 4,000,000 shares is completed, or (ii) May 1, 2018; provided, however that the Company may terminate the offering at any time.

On February 13, 2018, our Board authorized a $0.10 per share cash dividend for shareholders of record of the Company’s common stock as of January 2, 2018. The Company expects to pay this dividend on or about March 31, 2018. David Sobelman, our president and founder and owner of approximately 58% of the Company’s common stock outstanding, waived his dividend for this period.

As of the date of this Offering Circular from the period ending June 30, 2017 we have raised offering proceeds of approximately $602,300 from settled subscriptions and have issued an 120,460 common shares of stock from the offering.

[F-18]

PART III — EXHIBITS

Exhibits.  The following exhibits are filed as part of, this offering statement on Form 1-A:

Exhibit Number	Exhibit Description
2.1	Articles of Amendment and Restatement of Generation Income Properties, Inc., incorporated by reference to Exhibit 2.1 of our Form 1-A/A filed on January 28, 2016
2.2	Bylaws of Generation Income Properties, Inc., incorporated by reference to Exhibit 2.2 of our Form 1-A filed on September 16, 2015
3.1	Founder Stock Purchase Agreement, incorporated by reference to Exhibit 3.1 of our Form 1-A filed on September 16, 2015
3.2	Ownership Limit Waiver Agreement, incorporated by reference to Exhibit 3.2 of our Form 1-A filed on September 16, 2015
3.3	Form of Stock Certificate, incorporated by reference to Exhibit 3.3 of our Form 1-A filed on September 16, 2015
3.4	Second Amended and Restated Founder Stock Purchase Agreement
3.5	Second Amended and Restated Ownership Limit Waiver Agreement
4.1	Form of Subscription agreement, incorporated by reference to Exhibit 4.1 of our Form 1-A filed on September 16, 2015
6.1	Form of Real Estate Purchase and Sale Agreement of Washington, DC property by GIPDC 3707 14th ST, LLC, incorporated by reference to Exhibit 6.1 of our Form 1-SA filed on September 29, 2017
6.2	Amended and Restatement Agreement of Limited Partnership of Generation Income Properties, L.P.
11.1	Consent of MaloneBailey, LLP
11.2	Consent of Everett & Everett PLLC (included in Exhibit 12.1)
11.3	Consent of Alston & Bird LLP (included in Exhibit 12.2)
12.1	Legal Opinion of Everett & Everett PLLC, incorporated by reference to Exhibit 12.1 of our Form 1-A filed on September 16, 2015
12.2	Legal Opinion of Alston & Bird LLP as to Tax Matters, incorporated by reference to Exhibit 12.2 of our Form 1-A filed on September 16, 2015
15.1	Appendix A Prior Performance Tables, incorporated by reference to Exhibit 15.1 of our Form 1-A/A filed on January 28, 2016

________________________

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Post-qualification Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, on March 28, 2018.

Generation Income Properties, Inc.

By:	/s/ David Sobelman
David Sobelman
President, Chief Financial Officer, Principal Accounting Officer Secretary, Treasurer

This Post-qualification Amendment has been signed by the following person in the capacities and on the date indicated.

By:	/s/ David Sobelman
David Sobelman
Chairman of the Board
March 28, 2018